SCHEDULE 14C INFORMATION
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WENTWORTH II, INC.
(Name of Registrant as Specified in Its Charter)

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SCHEDULE 14C PRELIMINARY INFORMATION STATEMENT
(Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended)

WENTWORTH II, INC.
Room 101, Building E6, Huaqiaocheng
East Industrial Park,
Nanshan District, Shenzhen, 518053
The People’s Republic of China
+86 (755) 8245-1808

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about October 29, 2007, to the holders of record (the “Stockholders”) of the outstanding common stock, $.01 par value per share (the “Common Stock”) of Wentworth II, Inc., a Delaware corporation (the “Company”), as of the close of business on October 8, 2007 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This Information Statement relates to a written consent in lieu of a meeting, dated October 8, 2007, (the “Written Consent”) of Stockholders of the Company owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the “Majority Stockholders”).

The Written Consent authorized an amendment and restatement of our Articles of Incorporation (the “Restated Articles”), which integrate into a single instrument our current Articles of Incorporation and amend our current Articles of Incorporation to:

(i) authorize the issuance of up to 10,000,000 shares of preferred stock, which may be issued from time to time in one or more series as determined by the Company’s board of directors, which is authorized to designate all rights, preferences, privileges and restrictions attendant to each series as well as the number of shares authorized for issuance in each series, which matters shall be expressed in resolutions adopted by the board of directors and filed with the Secretary of State of the State of Delaware; and

(ii) change our name to “OmniaLuo, Inc.”

A copy of the Restated Articles is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under Section 228 of the Delaware General Corporation Law and the Company’s Bylaws to approve the Restated Articles. Accordingly, the Restated Articles are not presently being submitted to the Company’s other Stockholders for a vote. The action by Written Consent will become effective when the Company files the Restated Articles with the Secretary of State of the State of Delaware (the “Effective Date”).

  This is not a notice of a meeting of Stockholders and no Stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing Stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C. Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to Wentworth II, Inc.

By Order of the Board of Directors,

/s/ Zheng Luo
Zheng Luo
Chairwoman and Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about October 29, 2007, to Stockholders of the Company by the board of directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholders.

Only one Information Statement is being delivered to two or more Stockholders who share an address unless we have received contrary instruction from one or more of such Stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Delaware General Corporation Law and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.  The approval of the Restated Articles requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 1,120,000 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On October 8, 2007, our board of directors (the “Board of Directors”) unanimously adopted resolutions approving the Restated Articles and recommended that the Stockholders approve the Restated Articles as set forth in Appendix A. In connection with the adoption of these resolutions, the board of directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

The amendments have been effected for the primary purpose of facilitating a share exchange transaction (the “Share Exchange Transaction”) and an equity financing transaction (the “2007 Private Placement”), which are described in the section entitled “Amendment and Restatement of Our Articles of Incorporation” below. In addition to facilitating these transactions, the ability to issue preferred stock will also provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions.

Our Board of Directors has determined that the change of our name to “OmniaLuo, Inc.” is in the best interest of Stockholders and will more accurately reflect, and allow us to engage in, our anticipated future business operations as described in our Current Report on Form 8-K filed on October 15, 2007, attached hereto as Appendix B.

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CONSENTING STOCKHOLDERS

On October 8, 2007, Timothy Keating, Luca Toscani, Margie Blackwell and Kyle Rogers, being the record holders of an aggregate of 613,000 shares of Common Stock, constituting 54.7% of the 1,120,000 issued and outstanding shares of Common Stock, consented in writing to the Restated Articles.

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Restated Articles. The Company is not seeking written consent from any other Stockholders, and the other Stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising Stockholders of the action taken by written consent and giving Stockholders notice of such actions taken as required by the Exchange Act.

The Company will, when permissible following the expiration of the 20 day period mandated by Rule 14c, file the Restated Articles with the Secretary of State of the State of Delaware. The Restated Articles will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to Stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Common stock

We are authorized to issue up to 40,000,000 shares of common stock, $0.01 par value. As of October 10, 2007, 22,840,000 shares of our common stock were outstanding.

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment to our creditors, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. We have never declared or paid cash dividends. Our board of directors does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our primary operating subsidiary, Oriental Fashion, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Special Rights of Certain Holders of Common Stock. The purchasers of common stock in the 2007 Private Placement have certain additional rights by contractual agreement with the Company, as follows:

Anti-Dilution Provisions

The initial purchasers of Common Stock acquired in the 2007 Private Placement have “full ratchet” anti-dilution protection for three years after the closing of the 2007 Private Placement with respect to the common shares, for issuances of shares of the Company’s common stock, or securities exercisable for or convertible into shares of the Company’s common stock, at an issuance price, exercise price or conversion price of less than $1.25 per share (which per share price shall be deemed to be adjusted for purposes of anti-dilution adjustments for any release of Escrow Shares as described below under “Make Good Provisions”, and for stock splits, stock dividends, stock combinations, or any distribution by us of our assets, and recapitalizations), except with respect to the issuance of shares of the Company’s common stock to employees and independent directors pursuant to an equity incentive plan approved by the Company’s stockholders, provided such issuances are approved by the Company’s board, including approval of least 50% of the independent directors.

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Make-Good Provisions

In connection with the 2007 Private Placement, Zheng Luo (the principal stockholder and chief executive officer of the Company), and another stockholder agreed to place 41.11% of the shares of Common Stock they collectively own (including 40% of the shares owned by Ms. Luo) in escrow (the “Escrow Shares”). The Escrow Shares represented approximately 19.79% of the Company’s total post-reverse acquisition and pre-2007 Private Placement issued and outstanding shares. If the Company fails to report net income of at least $2.0 million under U.S. GAAP (before adjustments for non-cash and cash charges related to the reverse acquisition and the 2007 Private Placement, including any liquidated damages payments under the Registration Rights Agreement (as defined below under “Changes to Our Business and Change of Control”)) and any expense relating to any issuance of shares by us prior to the reverse acquisition and 2007 Private Placement, and for any charges related to the release of the Escrow Shares, and before accounting for the impact on net income of any equity incentive options or shares granted) for the fiscal year 2007, the escrow agent shall transfer to the initial purchasers of Common Stock in the 2007 Private Placement the number of Escrow Shares based on the following formula: (($2.0 million - 2007 adjusted reported net income)/$2.0 million) multiplied by the Escrow Shares, subject to a maximum number of 50% of the Escrow Shares.

If the Company fails to report net income of at least $4.3 million under U.S. GAAP (before adjustments for non-cash and cash charges related to the reverse acquisition and the 2007 Private Placement, including any liquidated damages payments under the Registration Rights Agreement and any expense relating to any issuance of shares by us prior to the reverse acquisition and 2007 Private Placement, and for any charges related to the release of Escrow Shares, and before accounting for the impact on net income of any equity incentive options or shares granted) for the fiscal year 2008, the escrow agent shall transfer to the initial purchasers of Common Stock in the 2007 Private Placement the lesser of: (1) the number of Escrow Shares based on the following formula: ($4.3 million - 2008 adjusted reported net income/$4.3 million) multiplied by the Escrow Shares; or (2) the number of Escrow Shares still in escrow.

Participation Rights

From the closing of the 2007 Private Placement until one hundred and eighty (180) trading days following the date of the effectiveness of the registration statement relating to the resale of shares of Commn Stock issued in the 2007 Private Placement (the “Trigger Date”), the Company has agreed to refrain from publicly selling or publicly offering to sell any of its equity or convertible securities. Until the first anniversary of the Closing Date, if the Company intends to undertake a privately placed offering of its equity or convertible securities, the purchasers of Common Stock in the 2007 Private Placement shall have the right to participate in such private offering based on the purchaser’s pro rata portion of the number of Common Shares purchased in the Offering compared with all shares of Common Stock then outstanding.

Warrants

We currently have issued and outstanding warrants to purchase up to 5,704,752 shares of our common stock, of which (i) warrants for up to 5,412,000 shares (the “Investor Warrants”) issued in the 2007 Private Placement may be exercised at $1.5625 per share at any time or from time to time until and including October 8, 2012, including warrants for 492,000 shares which may be exercised on a cashless exercise basis, and (ii) warrants for up to 292,752 shares (the “Bridge Warrants”) may be exercised at $1.25 per share at any time or from time to time for a two-year period commencing when the Company’s common stock is first actively quoted on the OTCBB, NASDAQ or a national securities exchange.

Subject to 30 business days notice to the holders of the Investor Warrants, and provided an effective registration statement is in effect covering the common stock underlying the Investor Warrants, the Investor Warrants will be callable by us; provided, however, that the closing bid price of the common stock has exceeded 200% of the offering price per share of common stock sold in the 2007 Private Placement, as adjusted, for at least 20 consecutive trading days and that the average daily trading volume of our common stock exceeds a value of US$250,000 per day during the same period. 30 business days after Investor Warrant holders have been notified of the call demand subject to the provisions above, any Investor Warrants that have not been exercised will expire and become void.

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Holders of the Investor Warrants have “weighted-average” anti-dilution protection for the term of the Warrants, for issuances of shares of the Company’s Common Stock, or securities exercisable for or convertible into shares of the Company’s Common Stock, at an issuance price, exercise price or conversion price of less than $1.25 per share (which per share price shall be deemed to be adjusted for purposes of anti-dilution adjustments for any release of Escrow Shares as described above under “Make Good Provisions”, and for stock splits, stock dividends, stock combinations, or any distribution by us of our assets, and recapitalizations), except with respect to the issuance of shares of the Company’s Common Stock to employees and independent directors pursuant to an equity incentive plan approved by the Company’s stockholders, provided such issuances are approved by the Company’s Board, including approval of least 50% of the independent directors.

The exercise price of both the Investor Warrants and the Bridge Warrants is subject to adjustment for share subdivisions, share combinations or mergers or consolidations.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, $0.01 par value. No shares of preferred stock are currently outstanding.

Our charter when amended (anticipated to be in early November 2007) will authorize our board to issue shares of preferred stock in one or more classes or series within a class upon authority of the board without further stockholder approval. Any preferred stock issued in the future may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. In addition, any such shares of preferred stock may have class or series voting rights. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Transfer Agent and Registrar

Our independent stock transfer agent is Corporate Stock Transfer, Inc., located in 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209. Their phone number is (303) 282-4800 and facsimile number is (303) 282-5800.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of October 10, 2007 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our current officers and current and proposed directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Oriental Fashion, Room 101, Building E6, Huaqiaocheng, East Industrial Park, Nanshan District, Shenzhen, 518053, The People’s Republic of China.

Name and Address of Beneficial Owner	Director or Officer	Amount and Nature of Beneficial Ownership (1)	Percentage (2)
Zheng Luo (3) (4)	Director and Officer	7,525,420(5)(6)	32.95%
Xiaoyin Luo (3)(4)	Director Candidate	5,411,514	23.69%
Wenbin Fang (3)(4)	Director	1,141,791(5)	5.00%
Qing Huang (4)	Director Candidate	-0-	-0-
Fei Lou (4)	Director Candidate	-0-	-0-
Tianhong Yu (4)	Director Candidate	-0-	-0-
Junneng Yang (4)	Officer	-0-	-0-
Xiaomei Liu (4)	Officer	-0-	-0-
JAIC Crosby Greater China Investment Fund (8) P.O. Box 2081 GT, Century Yard, Cricket Square, Hutchins Drive, George Town, Grand Cayman, Cayman Islands		942,278 (6)(7)	4.09%

All directors and officers as a group (eight in the group)		14,078,725 shares	61.64%
______________________
* Less than 1%.
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[1]
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

[2]
A total of 22,840,000 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

[3]
Ms. Xiaoyin Luo is the elder sister of Ms. Zheng Luo and sister-in-law of Mr. Wenbin Fang. Mr. Wenbin Fang is the husband of Ms. Zheng Luo. Each disclaims beneficial ownership of the shares held by the other.

[4]	The address for each of the individuals shown is c/o Oriental Fashion.

[5]	Share amounts shown do not include shares held by the individual’s spouse, as to which the individual disclaims beneficial ownership.

[6]	Reflects the transfer by Ms. Zheng Luo, as part of the reverse acquisition, of 140,891 shares of common stock to JAIC Crosby Greater China Investment Fund.

[7]
Includes warrants to purchase 200,000 shares of our common stock, which may by their terms become exercisable within 60 days of the date of the Current Report on Form 8-K that was filed on October 15, 2007.

[8]
JAIC Crosby Greater China Investment Fund was a “control person” and affiliate of Omnia prior to the reverse acquisition and 2007 Private Placement by reason of the existence and its exercise of its contractual rights under its preferred investment documentation, and may now be deemed to be a “control person” and affiliate of the Company.

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Make-Good Provision

In connection with the 2007 Private Placement, Zheng Luo (the principal stockholder and chief executive officer of the Company), and another stockholder agreed to place 41.11% of the shares of Common Stock they collectively own (including 40% of the shares owned by Ms. Luo) in escrow (the “Escrow Shares”). The Escrow Shares represented approximately 19.79% of the Company’s total post-reverse acquisition and pre-2007 Private Placement issued and outstanding shares. If the Company fails to report net income of at least $2.0 million under U.S. GAAP (before adjustments for non-cash and cash charges related to the reverse acquisition and 2007 Private Placement, including any liquidated damages payments under the Registration Rights Agreement and any expense relating to any issuance of shares by us prior to the reverse acquisition and 2007 Private Placement, and for any charges related to the release of the Escrow Shares, and before accounting for the impact on net income of any equity incentive options or shares granted) for the fiscal year 2007, the escrow agent shall transfer to the investors in the 2007 Private Placement the number of Escrow Shares based on the following formula: (($2.0 million - 2007 adjusted reported net income)/$2.0 million) multiplied by the Escrow Shares, subject to a maximum number of 50% of the Escrow Shares.

If the Company fails to report net income of at least $4.3 million under U.S. GAAP (before adjustments for non-cash and cash charges related to the reverse acquisition and 2007 Private Placement, including any liquidated damages payments under the Registration Rights Agreement and any expense relating to any issuance of shares by us prior to the reverse acquisition and 2007 Private Placement, and for any charges related to the release of Escrow Shares, and before accounting for the impact on net income of any equity incentive options or shares granted) for the fiscal year 2008, the escrow agent shall transfer to the investors in the 2007 Private Placement the lesser of: (1) the number of Escrow Shares based on the following formula: ($4.3 million - 2008 adjusted reported net income/$4.3 million) multiplied by the Escrow Shares; or (2) the number of Escrow Shares still in escrow.

AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION

On October 8, 2007, our Board of Directors approved, subject to receiving the approval of the holders of a majority of the Company’s outstanding capital stock, an amendment and restatement of our Articles of Incorporation, which integrates into a single instrument our current Articles of Incorporation and amends our current Articles of Incorporation to (i) authorize the issuance of up to 10,000,000 shares of preferred stock, which may be issued from time to time in one or more series as determined by the Company’s board of directors, which is authorized to designate all rights, preferences, privileges and restrictions attendant to each series as well as the number of shares authorized for issuance in each series, which matters shall be expressed in resolutions adopted by the board of directors and filed with the Secretary of State of the State of Delaware; and (ii) change our name to “OmniaLuo, Inc.” The proposed Restated Articles are attached hereto as Appendix A.

The Restated Articles have been adopted to facilitate and effectuate the Share Exchange Transaction and the 2007 Private Placement which are generally described in the following paragraphs.

The Company entered into a Share Exchange Agreement, which is attached to the Company’s October 15, 2007 Current Report on Form 8-K under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), as amended (the “Exchange Agreement”), with Omnia Luo Group Limited, a British Virgin Islands company (“Omnia”), pursuant to which the Company has, subject to the terms and conditions thereof, acquired all of the equity interest of Omnia and, indirectly, all of Omnia’s subsidiaries, in exchange for 93.75% of the Common Stock on a fully diluted basis as of the time of the closing of the exchange under the Exchange Agreement and as of the closing under the Exchange Agreement (the “Share Exchange Transaction”). Additional information regarding the Share Exchange Transaction is contained in our Current Report on Form 8-K filed with the SEC on October 15, 2007 and included herewith.

The 2007 Private Placement was consummated in conjunction with the Share Exchange Transaction. In the 2007 Private Placement, subject to the terms and conditions set forth in the Securities Purchase Agreement and the other transaction documents and pursuant to exemptions from registration under the Exchange Act, the Company issued and sold to the investors thereto an aggregate of 246 units (each, a “Unit”), each Unit in the principal amount of $25,000 and consisting of 20,000 shares of the Company’s Common Stock, and a warrant to purchase 20,000 shares of the Company’s Common Stock, as more fully described in this Securities Purchase Agreement and the other transaction documents. Additional information regarding the 2007 Private Placement is contained in our Current Report on Form 8-K filed with the SEC on October 15, 2007 and included herewith.

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1. Authorization of Preferred Stock of the Company

We are authorized to issue up to 10,000,000 shares of preferred stock, $0.01 par value, which may be issued from time to time in one or more series as determined by the Company’s board of directors, which is authorized to designate all rights, preferences, privileges and restrictions attendant to each series as well as the number of shares authorized for issuance in each series, which matters shall be expressed in resolutions adopted by the board of directors and filed with the Secretary of State of the State of Delaware. No shares of preferred stock are currently outstanding.

Our charter currently authorizes our board to issue shares of preferred stock in one or more classes or series within a class upon authority of the board without further stockholder approval. Any preferred stock issued in the future may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. In addition, any such shares of preferred stock may have class or series voting rights. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

2. Name Change of the Company

Our current Articles of Incorporation recite that the name of the Company is “Wentworth II, Inc.”

Our Board of Directors unanimously approved, subject to Stockholder approval, the Restated Articles to change the name of our company from “Wentworth II, Inc.” to “OmniaLuo, Inc.”

Stockholder approval for the Restated Articles changing the Company’s name was obtained by Written Consent of Stockholders holding at least a majority of our issued and outstanding Common Stock as of the Record Date. The Restated Articles effecting the name change will become effective following filing with the Secretary of State of the State of Delaware, which will occur promptly following the 20th day after the mailing of this Information Statement to our Stockholders as of the Record Date.

Purposes for Name Change

In connection with the Share Exchange Transaction and the 2007 Private Placement, the Board of Directors has determined that the change of our name to “OmniaLuo, Inc.” is in the best interest of Stockholders and will more accurately reflect, and allow us to engage in, our anticipated future business operations as described in our Current Report on Form 8-K filed on October 15, 2007, attached hereto as Appendix B.

CHANGES TO OUR BUSINESS AND CHANGE OF CONTROL

On October 9, 2007, we entered into a share exchange agreement with Omnia BVI, the stockholders of Omnia BVI and certain of our principal stockholders. Pursuant to the share exchange agreement, we agreed, among other things, to issue to the stockholders of Omnia BVI 16,800,000 shares of our common stock in exchange for all of the issued and outstanding ordinary and preferred shares of Omnia BVI, which became our wholly owned subsidiary.

On October 9, 2007, we completed the reverse acquisition transaction with Omnia BVI by issuing to the stockholders of Omnia BVI 16,800,000 shares of our common stock in exchange for all of the issued and outstanding shares of Omnia BVI. As a result, Omnia BVI became our wholly owned subsidiary and the former stockholders of Omnia BVI became our Company’s controlling stockholders. We expect to amend our Articles of Incorporation in early November 2007 to change our name from Wentworth II, Inc. to OmniaLuo, Inc.

For accounting purposes, the share exchange transaction was treated as a reverse acquisition with Omnia BVI as the acquirer and the Company as the acquired party. When we refer in this Information Statement to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Omnia BVI on a consolidated basis unless the context suggests otherwise.

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On October 9, 2007, we entered into a securities purchase agreement with 38 investors. Concurrently with the consummation of the reverse acquisition, and pursuant to the securities purchase agreement, we issued 4,920,000 shares of the Company’s common stock and warrants to purchase an aggregate of 4,920,000 shares of the Company’s common stock for an aggregate purchase price of $6.15 million, to a total of 38 investors (of whom 29 were accredited investors and 9 were non-US residents who purchased shares and warrants in offshore transactions) in a private placement pursuant to Regulation D and a simultaneous off-shore offering pursuant to Regulation S (collectively, the “2007 Private Placement”). In connection with the 2007 Private Placement, we (a) paid commissions and a non-accountable expense allowance totaling $568,875, and (b) issued warrants to purchase 492,000 shares of the Company’s common stock, to Keating Securities, LLC (“Keating Securities”), as a financial advisory fee in consideration of their services in connection with the 2007 Private Placement, pursuant to a previously reported placement agreement entered into with Keating Securities on September 14, 2007. Prior to consummation of the reverse acquisition and 2007 Private Placement, we may be deemed to have been an affiliate of Keating Securities by reason of the ownership of shares of our common stock by principals and executives of Keating Securities.

Upon the closing of the reverse acquisition, Kevin R. Keating, a director of the Company, submitted his resignation letter pursuant to which he resigned from his position as director effective on the tenth day following the mailing by us of an information statement to our stockholders that complies with the requirements of Section 14f-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which information statement is expected to be mailed on or about October 18, 2007. Ms. Zheng Luo was appointed as a director upon the closing of the reverse acquisition, and the other director candidates listed under “Directors and Executive Officers” are expected to be appointed as our directors at the effective time of the resignation of Mr. Keating. In addition, our executive officers were replaced by the Omnia BVI executive officers upon the closing of the reverse acquisition.

We conduct all of our business operations through our wholly owned operating subsidiary Shenzhen Oriental Fashion Co., Ltd., a company organized under the laws of Shenzhen, China (“Oriental Fashion”). We hold our interest in Oriental Fashion through Omnia BVI.

As a result of the closing of the reverse acquisition with Omnia BVI, the former stockholders of Omnia BVI (prior to the 2007 Private Placement transactions as described under Item 2.01) own 93.75% of the total outstanding shares of our capital stock and 93.75% total voting power of all our outstanding voting securities.

It should be noted that JAIC Crosby Greater China Investment Fund, which was a “control person” and affiliate of Omnia prior to the reverse acquisition and 2007 Private Placement by reason of the existence and its use of its contractual rights under its preferred investment documentation, may now be deemed to be a “control person” and affiliate of the Company.

A copy of the share exchange agreement is filed as Exhibit 2.1 to our Current Report on Form 8-K filed October 15, 2007. A form of the registration rights agreement with the investors in the 2007 Private Placement, certain former stockholders of Omnia BVI, and certain of our other stockholders (the “Registration Rights Agreement”) is filed as Exhibit 4.1 to our Current Report on Form 8-K filed October 15, 2007. A form of the common stock purchase warrant is filed as Exhibit 4.3 to our current report on Form 8-K filed October 15, 2007. A form of the securities purchase agreement is filed as Exhibit 10.1 to our Current Report on Form 8-K filed October 15, 2007. A form of the make good escrow agreement is filed as Exhibit 10.2 to our Current Report on Form 8-K filed October 15, 2007.

DISSENTER’S RIGHTS

Under Delaware law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to our proposed amendment and restatement of our Articles of Incorporation and the adoption of the Restated Articles.

FINANCIAL INFORMATION

Certain financial information required under Rule 14c of the Exchange Act can be found in our Current Report on Form 8-K filed on October 15, 2007, a copy of which is attached hereto as Appendix B and delivered to Stockholders herewith. Such financial information is incorporated herein by reference.

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OTHER INFORMATION

For more detailed information on the Company, the Share Exchange Transaction, the 2007 Private Placement and other information about the business and operations of the Company, including financial statements and other information, you may refer to our Current Report on Form 8-K filed on October 15, 2007 attached hereto as Appendix B, and other periodic filings made with the SEC from time to time. Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov and a copies of which may be obtained by writing our secretary at the address specified above.

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APPENDIX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
of
WENTWORTH II, INC.

(Duly Adopted Pursuant to Sections 242 and 245
of the General Corporation Law of Delaware)

Wentworth II, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

First:	The name of this Corporation is OmniaLuo, Inc.

Second:
Its registered office in the State of Delaware is to be located at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, Country of New Castle. The Registered Agent in charge thereof is The Corporation Trust Company.

Third:	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth:	(a) The total number of shares of stock which the Corporation shall have authority to issue is 50,000,000 shares of which:

(i) 40,000,000 shares shall be designated as Common Stock, par value $0.01 per share; and

(ii)  10,000,000 shares shall be designated as Preferred Stock, par value $0.01 per share.

(b) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock of one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation of the Corporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

(i) the number of shares constituting such series and the distinctive designation of such series;

(ii) the dividend rate, if any, of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

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(iii)  whether the shares or such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(v) whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(vi) whether such series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(vii)  the restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

(viii)  the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series.

Fifth:	The name and mailing address of the incorporator are as follows:

Margie L. Blackwell
Keating Investments, LLC
8450 East Crescent Parkway, Suite 100
Greenwood Village, CO 80111

Sixth:	The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

Seventh:
No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omission of such director prior to such amendment.

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IN WITNESS WHEREOF, the Board of Directors of Wentworth II, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Zheng Luo, its Chief Executive Officer, as of _________ __, 2007. The undersigned acknowledges pursuant to Section 103 of the General Corporation Law of the State of Delaware that she executes this Certificate as the free act and deed of Wentworth II, Inc. and that all facts stated herein are true.

WENTWORTH II, INC.

By:
Zheng Luo
Its Chief Executive Officer

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APPENDIX B

13

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 15, 2007 (October 9, 2007)

WENTWORTH II, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52040	84-1581779
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 101, Building E6, Huaqiaocheng East Industrial Park, Nanshan District, Shenzhen, 518053 The People’s Republic of China (Address of Principal Executive Offices)
+86 (755) 8245-1808 Registrant’s Telephone Number, Including Area Code:
936A Beachland Blvd., Suite 13 Vero Beach, Florida 32963
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Except as otherwise indicated by the context, references in this document to “Wentworth II,” the “Company,”“we,” “us,” or “our” are references to the combined business of Wentworth II, Inc., or OmniaLuo, Inc., and its direct or indirect subsidiaries. Unless the context otherwise requires, the term “Omnia BVI” means Omnia Luo Group Limited, a British Virgin Islands company, and its operating subsidiary, Shenzhen Oriental Fashion Co., Ltd., a company organized under the laws of Shenzhen, China (“Oriental Fashion”), the term “Securities Act” means the Securities Act of 1933, as amended, the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, the term “RMB” means Renminbi, the legal currency of China and the terms “U.S. dollar,” and the term “$” and “US$” mean the legal currency of the United States. References to “China” and “PRC” are references to “People’s Republic of China.” References to “BVI” are references to “British Virgin Islands.”

On October 9, 2007, we entered into a share exchange agreement with Omnia BVI, the shareholders of Omnia BVI and certain of our principal shareholders. Pursuant to the share exchange agreement, we agreed, among other things, to issue to the shareholders of Omnia BVI 16,800,000 shares of our common stock in exchange for all of the issued and outstanding ordinary and preferred shares of Omnia BVI, which became our wholly owned subsidiary.

On October 9, 2007, we completed the reverse acquisition transaction with Omnia BVI by issuing to the shareholders of Omnia BVI 16,800,000 shares of our common stock in exchange for all of the issued and outstanding shares of Omnia BVI. As a result, Omnia BVI became our wholly owned subsidiary and the former shareholders of Omnia BVI became our Company’s controlling stockholders. We expect to amend our Articles of Incorporation in late October 2007 to change our name from Wentworth II, Inc. to OmniaLuo, Inc.

For accounting purposes, the share exchange transaction was treated as a reverse acquisition with Omnia BVI as the acquirer and the Company as the acquired party. When we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Omnia BVI on a consolidated basis unless the context suggests otherwise.

On October 9, 2007, we entered into a securities purchase agreement with 38 investors. Concurrently with the consummation of the reverse acquisition, and pursuant to the securities purchase agreement, we issued 4,920,000 shares of the Company’s common stock and warrants to purchase an aggregate of 4,920,000 shares of the Company’s common stock for an aggregate purchase price of $6.15 million, to a total of 38 investors (of whom 29 were accredited investors and 9 were non-US residents who purchased shares and warrants in offshore transactions) in a private placement pursuant to Regulation D and a simultaneous off-shore offering pursuant to Regulation S (collectively, the “2007 Private Placement”). In connection with the 2007 Private Placement, we (a) paid commissions and a non-accountable expense allowance totaling $568,875, and (b) issued warrants to purchase 492,000 shares of the Company’s common stock, to Keating Securities, LLC (“Keating Securities”), as a financial advisory fee in partial consideration of their services in connection with the 2007 Private Placement, pursuant to a previously reported placement agreement entered into with Keating Securities on September 14, 2007. Prior to consummation of the reverse acquisition and 2007 Private Placement, we may be deemed to have been an affiliate of Keating Securities by reason of the ownership of shares of our common stock by principals and executives of Keating Securities.

On October 9, 2007, pursuant to the securities purchase agreement, we entered into a registration rights agreement with the investors in the 2007 Private Placement, certain former shareholders of Omnia BVI, and certain of our other stockholders (the “Registration Rights Agreement”).

On October 9, 2007, we entered into a make good escrow agreement with Zheng Luo, Kong Amy Wai Man Ng, Keating Securities, LLC, as agent, and Corporate Stock Transfer, Inc. as escrow agent as an inducement to the investors in the 2007 Private Placement, in the event that the Company fails to satisfy certain financial thresholds.

Upon the closing of the reverse acquisition, Kevin R. Keating, a director of the Company, submitted his resignation letter pursuant to which he resigned from his position as director effective on the tenth day following the mailing by us of an information statement to our stockholders that complies with the requirements of Section 14f-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which information statement is expected to be mailed on or about October 17, 2007. Ms. Zheng Luo was appointed as a director upon the closing of the reverse acquisition, and the other director candidates listed under “Directors and Executive Officers” are expected to be appointed as our directors at the effective time of the resignation of Mr. Keating. In addition, our executive officers were replaced by the Omnia BVI executive officers upon the closing of the reverse acquisition.

We conduct all of our business operations through our wholly owned operating subsidiary Shenzhen Oriental Fashion Co., Ltd., a company organized under the laws of Shenzhen, China (“Oriental Fashion”). We hold our interest in Oriental Fashion through Omnia BVI.

A copy of the share exchange agreement has been filed as Exhibit 2.1 to this current report on Form 8-K. A form of the Registration Rights Agreement is filed as Exhibit 4.1 to this report. A form of the common stock purchase warrant is filed as Exhibit 4.3 to this report. A form of the securities purchase agreement is filed as Exhibit 10.1 to this report. A form of the make good escrow agreement is filed as Exhibit 10.2 to this report.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 9, 2007, we completed a reverse acquisition of Omnia BVI pursuant to the Share Exchange Agreement, pursuant to which, we agreed, among other things, to issue to the shareholders of Omnia BVI 16,800,000 shares of our common stock in exchange for all of the issued and outstanding shares of Omnia BVI, which became our wholly owned subsidiary. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Omnia BVI is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10-SB DISCLOSURE

As disclosed elsewhere in this report, on October 9, 2007, we acquired Omnia BVI in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10-SB.

Accordingly, we are providing below the information that would be included in a Form 10-SB if we were to file a Form 10-SB. Please note that the information provided below relates to the combined enterprises after the acquisition of Omnia BVI, except that information relating to periods prior to the date of the reverse acquisition only relates to Omnia BVI unless otherwise specifically indicated.

In this report, we rely on and refer to information and statistics regarding our industry that we have obtained from a variety of sources. This information is publicly available for free and has not been specifically prepared for us for use in this report or otherwise. Although we believe that this information is generally reliable, we cannot guarantee, nor have we independently verified, the accuracy and completeness of this information.

DESCRIPTION OF BUSINESS

History

Our corporate name is Wentworth II, Inc. We were originally incorporated in the State of Delaware on March 7, 2001. We were formed as a vehicle to pursue a business combination. Our wholly owned subsidiary, Omnia Luo Group Limited, a British Virgin Islands company, was incorporated on August 21, 2006.

General

We design, market, distribute and sell women’s clothing, with an emphasis on fashionable business casual wear. All our apparel is marketed under the brand names of OMNIALO and OMNIALUO (collectively referred to herein as the “OMNIALUO Brands” or “OMNIALUO brand names”) through a network of over 130 retail stores across the People’s Republic of China (“China”). We offer a complete line of business casual women’s wear, including bottoms, tops, and outerwear, as well as accessories, under the OMNIALUO brand names.

Our network of retail stores across China consisted of 84 stores as of December 31, 2006, 103 stores as of March 31, 2007, and 135 stores as of June 30, 2007, including 21 owned Company-owned stores, 99 independent distributor stores, and 15 co-owned stores, located throughout China. There are three different types of retail stores that carry the OMNIALUO brands: (i) Company-owned stores, which stores are owned exclusively by the Company and carry only the OMNIALUO brands, (ii) independent distributor stores, which stores are owned exclusively by third parties and carry the OMNIALUO brands exclusively, and (iii) co-owned stores, which stores are owned jointly by the Company and a third party, and carry the OMNIALUO brands exclusively. All three types of stores are located throughout China. OMNIALO and OMNIALUO are both registered trademarks or subject to a pending application for registration.

Our current target customers are “white-collar” and “pink-collar” urban females between the ages of 25 to 35. In China, “white-collar” individuals are described as working professionals with after-tax annual income ranging from $2,500 to $7,500 and “pink-collar” individuals as working professionals with after-tax annual income ranging from $7,500 to $22,500.

Ms. Zheng Luo, a prominent designer in China, is our chief executive officer and chief designer and the originator of the OMNIALUO brands. Ms. Zheng Luo was also the founder and principal shareholder of Omnia BVI prior to our reverse acquisition with Omnia BVI described above. Ms. Zheng Luo is currently our largest individual shareholder. The OMNIALUO brands benefit significantly from Ms. Zheng Luo’s professional reputation.

The OMNIALUO brand apparel has been awarded “China’s Best Women’s Wear Design” by China Fashion Designers Association (“CFDA”) every year since 2002.

Development of the OMNIALUO Brands and Formation of Omnia BVI and Oriental Fashion

In 1996, Ms. Zheng Luo created the OMNIALO brand and founded Shenzhen Green’s Apparel Co., Ltd. (“Green’s Apparel”) in Shenzhen, China, in which she owned a 95% equity interest. Green’s Apparel manufactured women’s clothing.

In 1997 the OMNIALO trademark was registered with the Chinese National Trademark Bureau in both Chinese and English. The registrant and initial owner of such trademark was Green’s Apparel.

In March 2003, Shenzhen Oumeng Industrial Co., Ltd. (“Oumeng”) was established. Ms. Zheng Luo was the CEO and 50% equity and controlling owner of Oumeng. Also in March 2003, Oumeng purchased inventory from Green’s Apparel, consisting of women’s apparel. Green’s Apparel has not conducted any business after the transfer of inventory to Oumeng in March 2003, and upon such transfer, Oumeng entered into all contracts with Green’s Apparel’s existing suppliers, manufacturers and distributors, and acquired the OMNIALO trademark in August 2003. In addition to marketing and selling products under the OMNIALUO name, Oumeng also engaged in various other businesses such as other apparel, electronics, kitchenware and other hardware. Oumeng also managed C-Luo Intuition, a luxury made to order evening dress brand, which brand was previous owned by Ms. Zheng Luo prior to the sale of such brand to an independent third party. By the end of August 2006, OMNIALUO brand apparel, under the management of Oumeng, was being distributed through 100 retail stores in China.

Ms. Zheng Luo personally applied for the registration of the trademark OMNIALUO in March 2005 and the registration is expected to be effective by the end of 2007.

In early 2006 Ms. Zheng Luo determined that the growth and development of the OMNIALUO brands and its associated women’s apparel products could best be achieved by the formation of a new company which would focus on the design, marketing, distribution and sale of women’s business casual wear, without the potential distraction and costs of operating other businesses. Therefore: (i) in August 2006, Ms. Zheng Luo, together with several other individual shareholders, formed Omnia BVI; and (ii) in September 2006, Oriental Fashion was incorporated in Shenzhen, China, with ownership held 100% by Omnia BVI, all rights in the OMNIALO trademark were transferred from Oumeng to Ms. Zheng Luo, and Ms. Zheng Luo resigned from her CEO position at Oumeng to devote her full-time effort to Oriental Fashion and Omnia BVI. Subsequently, in April 2007, Ms. Zheng Luo and her sister Ms. Xiaoyin Luo transferred their ownership of Oumeng to their mother, Ms. Yuhua Sun, and to Ms. Yujuan Sun, an unrelated party.

In October 2006: (i) Ms. Zheng Luo licensed the trademark OMNIALO to Oriental Fashion at nominal cost and executed an agreement assigning the registered OMNIALO trademark to Oriental Fashion, and Ms. Zheng Luo and Oriental Fashion commenced procedures to have the OMNIALO trademark assignments accepted and officially recorded in the Trademark Office; and (ii) Ms. Zheng Luo licensed the trademark OMNIALUO to Oriental Fashion at nominal cost and executed an agreement assigning the pending application to register the OMNIALUO trademark to Oriental Fashion, and Ms. Zheng Luo and Oriental Fashion commenced procedures to have the OMNIALUO trademark assignments accepted and officially recorded in the Chinese National Trademark Bureau once registration of the OMNIALUO trademarks is approved by the Trademark Office.

Principal Products and Pricing Strategy

Principal Products

We offer a complete line of business casual women’s wear including bottoms, tops and outerwear as well as accessories. All apparel is marketed under the OMNIA brands through a network of retail stores across China. Our main product line is “fashionable business casual,” which is suitable for both business and casual environments. Fashionable business casual is clothing that can be worn to work as well as outside the office environment. In recent years, fashionable business casual has gained significant market share in the fashion industry. We also have a smaller “business casual” product line.

Apparel under the OMNIALUO brands is made of high quality materials, and many pieces contain intricate and delicate craftwork. The designs are made to accentuate a woman’s figure while providing a unique cut and stitching to the material which provide a slimming look. The majority of materials used are composed of tatting and knitwear. Tatting and knitwear are soft fabrics and allows women’s skin to “breathe” thus providing comfort in addition to style.

OMNIALUO brand apparel and our chief designer have consistently won top fashion design awards in China since 2002.

With respect to accessories, we have released our accessories products in the third quarter of 2007 and plan to release expanded new accessories products in the next several fiscal quarters. Accessories have been identified as an important product line for us and we have dedicated research and development efforts to the creation of accessories. We believe that customers in China are interested in purchasing a complete outfit, which includes in addition to clothing, accessories, and shoes. As such, the availability of accessories coordinated with the clothing line, can effectively increase a customer’s total spending.

We also plan to introduce, in the fourth quarter of 2007, “Omnialuo Collections”, a line of evening dresses that will be priced from US$250 to US$400. We plan to produce only 100 to 200 pieces per style, so as to create a sense of exclusivity.

Pricing
Our design, marketing, and sales divisions are responsible for pricing our products. The design, marketing, and sales division make internal evaluations of apparel based on predicted market acceptance and then price the items accordingly. The final price also takes into consideration competitive apparel price levels.

Current Pricing Strategy

The retail price range of our products is between the $40 to $312 per item, with the majority of items priced between $62 and $150. In China, this price range is considered the middle to upper middle price range. The CGIR released by CFDA in 2006 forecasts that this middle to upper middle price range price range will be the fastest growing segment in the next five years, with an annual growth rate over 25%.

Our full retail price of apparel is typically five to six times of our actual production cost. For example, if a shirt costs $15 in raw materials and manufacturing, full retail price will be $83, or 5.5 times of production cost. However, only “new arrival” apparel sells at full retail price. The “new arrival” period, usually lasts for two months. After such time, various discounts and promotions reduce the actual selling price from between 70% to 80% of the full retail price, which is equivalent to 3 to 4 times of production cost.

In China, the average selling price for similar apparel after the new arrival period is 60% to 70% of the full retail price. Our average is better than this average, as we do not discount our products as much as other manufacturers, in part to support our image as a premium brand. Our independent distributors do have some latitude to deviate from our discount policies, but our experience to date is that we provide greater discounts that our independent distributors.

New Pricing Strategy

Over the course of the next three years we will be implementing our new pricing strategy to increase full retail price to eight to ten times our production cost, and increase our average selling price to six to eight times our production cost. We do not expect the price increase to result in a net reduction in sales as we believe that (i) the price increase is in line with industry trends, and (ii) our enhanced advertisement campaign will raise brand recognition, thereby increasing sales. The current average gross profit margin across all ranges of our products is 50% and we expect to improve this gross profit margin to 55% within the next three years.

Customers

In China, professional women are generally divided into three categories, “white-collar”, “pink-collar” and “golden-collar” (when accounting for purchasing-power parity, lifestyle with a household annual income of $12,500 in China is similar to a lifestyle of a household earning $40,000 annually in the United States). (Source: National Bureau of Statistics of China; McKinsey Global Institute Analysis 2006. Both the individual income and household income referred here are after-tax figures.)

Our current target customers are “white-collar” and “pink-collar” urban females between the ages of 25 to 35. In the China, “pink-collar” refers to women who typically earn $7,500 to $22,500 annually. “White-collar” refers to a group of women who typically earn $2,500 to $ 7,500 annually.

Pink-collar workers usually work in high-pay industries such as finance, consulting, legal service, or assume senior positions in government agencies. Our business casual collections as well as our fashionable business casual collection appeal to pink-collar women.

White collar workers usually work in junior or middle positions in an office environment. This includes positions such as secretaries, administrators, operators, IT staff, accounting staff, and junior salespeople. Usually, there is no strict dress code for “white-collar” in office. “White-collar” can wear “relaxed” business style apparel instead of business suits or business casual in an office environment. In this sense, our fashionable business casual can be worn by “white-collar” females both in and off work environment.

“Golden-collar” refers to the class with annual income over $22,500. They typically hold executive positions in corporations or operate their own businesses. “Golden-collar” females usually like to wear luxury brands. Our brands will eventually target “golden-collar” females as well.

We plan to extend our target demographics to 35 to 45 year old females by offering premium and mature style apparel. Our designs in the 2007 spring/summer wear reflect these new styles. Tapping into the 35 to 45 year old female market is also intended to develop a large group of loyal customers as well as increase revenues and profits. In China, the wealthiest consumers are the 25 to 45 year old group, much younger than the highest earning group (45-54 year old) in the United States (McKinsey & Company’s proprietary 2004 personal-financial-services surveys in China). A study by Women’s Wear Daily (In the Crosshairs, an article written by Lisa Movius, published in Women’s Wear Daily on March 22, 2005) indicated that urban females aged between 25 to 35 in China demonstrate the highest consumption needs in apparel, spending over 20% of their disposable income on clothing compared to the national average of 8% to 10%. Our strategy of focusing on the 25 to 45 year old urban female segment is intended to capitalize on this consumption pattern.

Distribution Network and Methods

Retail Stores

Our products are sold in the following types of retail stores: (i) Company Owned stores, (ii) independent distributor stores, and (iii) Co-owned stores, as shown in the chart below. We also run special limited-time outlet sales in major malls to sell excessive inventories at the end of each season. We currently do not have franchisees or franchised stores.

The table below summarizes the characteristics of our major distribution channels:

Sales Channel	Sub Channel	Location	Objective	Characteristics	*Store Level Net Profit Margin
Company-owned Stores (21)	Flagship Stores	Major shopping malls in Tier 1 cities	Showcase brand and attract customers and distributors	Capital outlay: High Inventory risk: High Operating expenses: medium	20%
	Standard Stores	Key shopping malls in highly competitive Tier 1 & Tier 2 cities	Test market to gauge customer interest and increase sales	Capital outlay: Medium Inventory risk: High Operating expenses: Medium	35-40%

Independent Distributor Stores (99)	Independent Distributor Stores	Tier 1, Tier 2 & Tier 3 cities	Maximize sales and profit	Capital outlay: Low Inventory risk: Low Operating expenses: Low	50%-55%

Co-owned Stores (15)	Co-owned Stores	Tier 1 & Tier 2 cities	Maximize sales and profit	Capital outlay: Medium Inventory risk: High Operating expenses: Medium	40%-50%

* In calculating the store level net profit margin, we take into consideration related store expenses billed to us, including decoration, rent, payroll, mall management fees, and utilities.

(i) Company Owned Stores

Company owned stores are retail stores owned 100% by us that sell the OMNIA Brand exclusively. We manage the daily operations of these stores, and pay all operating expenses, including decoration, rent, payroll and utilities. All Company stores are located either within shopping malls or in independent stores located on the street. We are obligated to share revenues with the shopping malls in which our stores are located. In some instances there are minimum revenue payments to the landlord, or a threshold before revenue is split, or both. On average we must turn over 20% of the profits from each store to the shopping mall in which such store is located. Company owned stores are expected to account for 25% of our total sales in 2007.

Due to the revenue split and high operating cost, our Company owned stores have the lowest profitability among all of our distribution channels. Nonetheless, we believe that shopping malls are the best location for our stores as according to the CGIR, in 2005, shopping malls and department stores represented over 55% of apparel sales in urban cities in China.

As of June 30, 2007, we operated 21 Company-owned stores in key shopping malls in the first tier and second tier cities (see below under “Markets”). These stores are fashionably decorated and offer the most complete product lines. These stores serve to showcase and promote the OMNIALUO brands. In addition, the Company-owned stores are used to monitor market trends and our products’ performance.

There are two types of Company-owned stores, (1) flagship stores, and (2) standard stores. Flagship stores are high-profile stores, located in key shopping malls of the first tier cities, such as Shanghai, Beijing, and Shenzhen, extravagantly decorated, displaying a number of luxurious items and offering the complete OMNIALUO Brand product line. The cost of opening and operating flagship stores is high, thus making them the least profitable among all store types. Standard stores, which are well decorated, however, less extravagantly than the flagship stores, are operated in major shopping malls of the first tier and second tier cities. They are also an important channel to promote the OMNIALUO brands and increase visibility among the target customers. We expect net profit margin to be around 20% for flagship stores and 35%-40% for standard stores in 2007.

(ii) Independent Distributor Stores.

Independent distributor stores are owned 100% by a third party and sell the OMNIALUO Brand exclusively. Our products are sold to independent distributor stores at 35-40% of the full retail price. We average approximately a 50-55% net profit margin on sales to the independent distributors. No items are sold on consignment. The independent distributor stores make a 30% down payment upon ordering and pay the balance before any shipment is sent. Hence, the independent distributor store model generates a high profit margin for us, with no upfront investment, minimal inventory risk, and minimal cash flow shortage. Independent stores are expected to account for 60% of our total sales in 2007.

Independent distributor stores are the most important distribution channel for our sales. As of June 30, 2007, we had 99 independent distributor stores across China. The independent distributor stores are expected to represent 60% of our revenues in 2007. Our future success is to a large extent dependant on increasing the number of the independent distributor stores. We intend to increase the number of our independent distributor stores from a total of 92 as of March 31, 2007, and 99 as of June 30, 2007, to approximately 200 by the end of 2008.

For the year ended December 31, 2006 and the six months ended June 30, 2007, no single independent distributor represented more than 8.75% of our total sales for the period.

(iii) Co-owned Stores

Co-owned stores are owned jointly by us and a third party and sell the OMNIALUO Brand exclusively. All co-owned stores are located in key shopping malls in first tier and second tier cities. The co-ownership partner receives 30% of the revenue from co-owned stores, after deducting the 20% due to the shopping mall. Operating expenses are split evenly between us and the co-ownership partner, however 70% of the upfront investment is made by us. We retain full ownership of the inventory delivered to the co-owned stores. We average approximately a 40% to 50% net profit margin on sales from co-owned stores. Co-owned stores are expected to account for 15% of our total sales in 2007.

Co-owned stores serve as good complements to Company-owned stores and independent distributor stores with a relatively high net profit margin of 40%-50%. We expect to increase our co-owned stores from one as of March 31, 2007 and 15 as of June 30, 2007, to over 20 by the end of 2008.

(iv) Outlets & Special Sales Promotions

Periodically, we run outlet sales in major malls to dispose of excessive inventory at the end of each season. We are also in discussion with a nationwide outlet store chain to possibly move excessive inventory through 20 of that chain’s stores in outlying areas. We earn a small profit from the outlet channel.

Dedicated Support for Independent Distributors and Co-ownership Partners

We provides assistance to our independent distributors and co-ownership partners. By helping the independent distributors and co-ownership partners operate efficiently and profitably, and rewarding independent distributors and co-ownership partners that meet or exceed sales targets, we are able to encourage successful distributors and co-ownership partners to open more stores. Many of our top ten distributors have multiple independent or co-ownership stores.

We provide assistance to our independent distributors and co-ownership partners in the following areas of operations.

(i) Setting up: retail site selection, construction, provision of our retail infrastructure, image conformity, and organization of the operational systems;

(ii) Training: continuing support on visual display, customer service, and store administration.

(iii) Advertisement and promotion: coordinating system-wide advertising and promotional activities to increase independent distributors’ and co-partners sales and profits. Beyond discounts, promotional activities consist of loyalty clubs and members’ only events, store and Company anniversary promotions, limited editions, gift items, and sales promotions coordinated with other suppliers of accessories.

(iv) Inventory liquidation: helping independent distributors to move excess inventory by exchanging of inventories among stores and selling through outlets.

(v) Financial analysis and support: Our finance department can analyze each store’s financial situation and recommend specific performance adjustments. It also administers incentive systems to reward successful independent distributors and maintain the highest standards of quality control.

Growth Plan for Distribution Channels

We plan to increase our total store numbers from 103 as of March 31, 2007 and 135 as of June 30, 2007, to over 260 by the end of 2008, including approximately 44 Company-owned stores, 200 independent distributor stores and 20 co-owned stores. We plan to establish one high-profile flagship store in each of the five geographic regions of China (included in the 44 planned Company-owned stores). Our business growth will be critically dependent on brand enhancement, new product development, and network expansion. We believe that network expansion can be achieved quickly and in the most cost efficient manner by adding independent distributor stores and co-owned stores rather than Company-owned stores.

We believe our expansion plan for independent distributor stores and co-owned stores is feasible as (i) we have structured our independent distributor stores and co-owned stores to require low start up costs, and (ii) we plan to launch an advertising campaign in October 2007 and continuing into 2008 to promote the OMNIALUO brands. We plan to invest at least $600,000 in 2007 and 2008 in advertising. The advertising will feature Ms. Zheng Luo and the OMNIALUO brands in major fashion magazines in China such as Vogue, Harper’s Bazaar, Cosmopolitan, and in leading TV media in China. We believe that the increased publicity will enhance our brand image and result in increased numbers of interest from independent distributors and co-partners.

Franchising

We will be eligible to enter into franchise arrangements one year after our application for a retail license is approved. However, we have no existing plans to enter into such arrangements.

Location of Retail Stores - Markets

Market Regions

There is significant regional disparity in China with respect to per capita GDP. China is divided into five regions, the Eastern, Southern, Western, Northern, and Central regions. Eastern and Southern China are the richest regions and represent 36% of China’s population and 56% of China’s GDP.

In the Eastern and Southern regions, the population had an average per capita GDP of $2,400, above the national average of $1,000 in 2005 (National Bureau of Statistics of China, 2006). In the Northern region, the per capita GDP averaged $2,100, in the Central region, the per capita GDP averaged $1,100 and the Western region the per capita GDP averaged $680.

Our OMNIALUO Brand apparel has been recognized quite well in the Southern region, and also has a certain level of market penetration in the Eastern and Central regions. We are currently making efforts to strengthen our foothold in existing markets, increase our sales in the Eastern and Southern regions, and develop a market in the Northern region.

Cities in China where Retail Stores are Located

Our products are marketed and sold in cities in China that have the highest levels of average disposable income. For marketing purposes, we classify cities into five groups as follows:

(i)
First tier cities are cosmopolitan cities located in the center of each of the five geographic regions. Shanghai and Hangzhou (Eastern China), Shenzhen and Guangzhou (Southern China), Xi’an, Cheng Du, and Chongqing (Western China), Beijing and Shenyang (Northern China), and Wuhan and Changsha (Central China) are first tier cities.

(ii)	Second tier cities are typically provincial capitals excluding the cities in tier one. In China, there are approximately 25 second tier cities.

(iii)	Third tier cities are major towns outside the provincial capitals. In China, there are over 265 third tier cities, of which 50 have populations of over 1 million.

(iv)	Fourth tier cities are small cities distributed in hundreds of small counties.

(v)	Fifth tier cities are small cities in rural and remote areas.

The cities in the first three tiers account for less than 40% of the population in China but over 70% of the national disposable income.

Our products are currently sold in first, second, and third tier cities. The tables below provide geographical distribution of our sales channels as of June 30, 2007.

Company-Owned Stores and Co-Owned Stores
Region	City	Number of Stores
Eastern China	Shanghai	4
Southern China	Shenzhen	12
	Guangzhou	8
Central China	Wuhan	5
Northern China	Shenyang, Harbin, Beijing, Jinzhou	7
Total		36

Independent Distributor Stores
Region	Number of Stores	Number of Distributors
Eastern China	12	11
Southern China	34	26
Central China	22	19
Western China	3	3
Northern China	28	27
Total	99	86

Product Design, Research and Development

Designers

One of our main strengths is our artistic design team, led by renowned chief designer Ms. Zheng Luo. Our design team consists of 10 designers, many of whom have been working with Ms. Zheng Luo for several years. Ms. Zheng Luo’s ability to retain her design team provides for consistent designs and greater brand loyalty.

Our chief designer, founder and chief executive officer, Ms. Zheng Luo, is a prominent designer in China’s fashion industry. Ms. Zheng Luo and the OMNIALUO brands have been featured frequently in various popular fashion magazines such as Harper’s Bazaar, L’Official, Marie Claire, Vogue, Jessica and Cosmopolitan. Ms. Zheng Luo has also been interviewed by many leading domestic and international media, including China Central Television (“CCTV”), the largest TV network in China, Hong Kong Phoenix TV, French Fashion TV, Italian Orbit TV, Vogue UK and Washington Daily.

Ms. Zheng Luo’s designs have been worn by several Chinese media celebrities. In 2006, the well-known Chinese movie star Ms. Ziyi Zhang, who starred in films such as the Memoirs of a Geisha, House of Flying Daggers, and Hero, wore one of her evening dresses while attending a celebrity charity banquet. Ms. Luo’s fashion show held in Beijing in November 2006 was attended by, among other notable attendees, Ms. Bingbing Fan, and ranked by Forbes as the 7th most famous person in China. Ms Bingbing Fan wore Ms. Zheng Luo’s design to that Beijing show.

We conduct an active training program for our designers. Each of our designers attends on average over 10 training sessions ever year and visits the Hong Kong SAR and other major cities in China regularly to see the latest fashion trends and understand the local tastes. Training sessions take various forms. For example, in August 2006, all designers were invited and attended the Fashion Master Salon in the Hong Kong SAR hosted by Mr. Weiming Ma, the Vice Chair of the Hong Kong SAR Fashion Design Association. Also in 2006, Mr. Dazhi Deng, a well-known Hong Kong SAR fashion designer and Mr. Yutao Wang, a well-known Chinese designer, visited us and held a seminar for our designers. In November 2006, all of our designers were invited and attended China Fashion Week in Beijing, the largest event of its kind in the Chinese fashion community.

The table below lists some of the awards Ms. Zheng Luo, her team members and the OMNIALUO brand have received.

Awards to Ms. Zheng Luo

2006
Golden Peak Award in Beijing’s Fashion Show, awarded by China Fashion Designers Association (CFDA, the highest authority in China’s fashion industry)

Golden Peak is viewed as the most prestigious award in the Chinese fashion industry. Each year this award is given by the CFDA to one single designer in recognition of his/her overall outstanding achievements in the fashion design industry. Only “The Best Women’s Wear Designer” recipients in the preceding years are qualified to be nominated for the Golden Peak Award.

2005	Lycra in Style Designer Award, awarded by Happer’s Bazzar

2005
The Best Women’s Wear Designer awarded by CFDA

This award, granted by CFDA, is regarded as second only to the Golden Peak Award. Ms. Zheng Luo winning the “Best Women’s Wear Designer” award in China is comparable to Calvin Klein’s chief designer, Francisco Costa’s winning the Women’s Wear Designer of the Year in 2006 in the United States.

2005	One of the Top 10 Young Designers in China, awarded by CFDA

2004	The Best Women’ Wear Designer awarded by CFDA

2004	The Outstanding Designer in Asia trophy awarded by Moet & Chandon

2003
The NAUTICA Originality Foundation Platinum Prize, awarded by Nautica

Ms. Zheng Luo, selected from among over 1,000 other Chinese designers, won the Nautica prize, a prize awarded to the most talented Chinese designer in 2003.

2003
Invited to Fashion China Seminar held in Paris Louvre Museum.

Ms. Zheng Luo, together with five other talented Chinese designers, was invited to present a China-focused fashion show at the Louvre Museum.

2002	One of the Top Ten Fashion Designers in CHINA, awarded by CFDA

2002	#1 among Top Ten Designers, awarded by CFDA

Awards to the OMNIALUO Brand

2006	China Best Women’s Wear Design, awarded by CFDA

2005	China Best Women’s Wear Design, awarded by CFDA

2004	China Best Women’s Wear Design, awarded by CFDA

2003	China Best Women’s Wear Design, awarded by CFDA

2002	China Best Women’s Wear Design, awarded by CFDA

Awards to Other Company Design Professionals

2003	Mr. Chao Li was designated the senior fashion designer by CFDA

2006	Ms. Yi Zhou was awarded one of the top ten designers in Guangdong Province by CFDA

Product Design Process

New collections in the Chinese fashion industry are usually introduced two times per year, one collection for Spring/Summer and one collection for Fall/Winter.

In order to stay on top of the latest fashion trends, starting in late 2006 we began introducing new collections at trade shows or fashion shows four times a year. Specifically, we now introduce our (i) spring collection in November, (ii) summer collection in March, (iii) fall collection in May, and (iv) winter collection in August.

We typically receive on average 80% of our orders during these trade events. This percentage is expected to be lower going forward due to our enhanced marketing efforts, as with strengthened marketing efforts more orders are expected to be obtained from other distributors who do not participate in the trade events. We have started implementing an information management system for product order placements to further enhance our overall business process management.

Our design team currently develops over 1,600 new products per year, but only releases about 550 new products after careful selection of what to release to the market. As we currently have more designers than in 2006, we anticipate that the number of new products developed and those released will be higher than in 2006, although the ratio of designs developed to those released will remain approximately the same.

The design process for each season requires approximately fifty to sixty days from conceptualization to finalization, and can be roughly divided into three stages, planning, design, and sample making. The design process of one season will start while that of the preceding season is still in progress.

(i)
Planning. In the planning stage, Ms. Zheng Luo and her design team try to predict the upcoming seasons’ fashion trends for Chinese women apparel. The goal is to integrate the latest North American fashion trends with the Chinese woman’s aesthetic sense. The design teams then develops four themes per collection. After deciding on the main themes, the design team decides how many product lines to introduce under each theme. The planning stage lasts approximately 20 days.

(ii)
Design. In the design stage, our designers collect original fabrics and accessories. The designers then prepare drawings for the individual items in each product line. The design process takes approximately 30 to 40 days.

(iii)	Sample Making. Sample making is the last stage of the design process where pattern making, cutting, sewing, fitting and revision take place and usually lasts for approximately 2 days.

Procurement, Suppliers, Manufacturing, and Quality Control

Procurement

We have a purchasing department currently comprised of five employees. This department is engaged in all procurement activities, such as specification and sample testing, production capability verification, order placement, contract management, and price and quantity negotiations. Final pricing for all orders are approved by both our chief executive officer Ms. Zheng Luo and our vice president.

We do not use independent agents in our procurement activities. We believe that our in-house personnel are better equipped to focus on our interests, to respond to our needs, and are more likely to build long-term relationships with key vendors. We believe that these relationships will improve our access over the long-term to raw materials at favorable prices.

The entire process from searching for suppliers to reaching a procurement agreement usually takes one week. In most cases, it takes 20 to 30 days to receive the purchased raw materials. In case inventory is lower than required, we remedy shortfalls by purchasing from the same suppliers to ensure the consistency of quality. Manufacturers’ delivery dates are generally specified by contract to ensure that products will be available in our warehouses in time. We believe we have good relationships with our suppliers and there will be adequate sources to enable us to produce sufficient supply of apparel in a timely manner. Once we purchase the material, the material is delivered to independent manufacturers for further processing and/or decoration.

Suppliers

The raw materials required by us can be divided into two categories : (i) tatting and knitwear and (ii) woolen and leather-made garments. For tatting and knitwear made garments, we purchase raw materials which are delivered to independent manufacturers for further processing. For woolen and leather-made garments, we purchase ready-to-wear clothes which require further design work and are also delivered to independent manufactures for further processing and decoration.

We currently purchase a variety of materials from over fifty vendors. We believe that there is a sufficient number of suppliers for such materials in the market. Except as described below, no one supplier accounted for more than 5% of our total raw material and finished goods purchases in each of 2006 or the first fiscal quarter of 2007.

In the fourth quarter of 2006 and the first quarter of 2007, we could not directly contract with any manufacturers or suppliers because the procurement and manufacturing cycle commenced before Oriental Fashion, our PRC subsidiary, received its business license. As a temporary resolution, Oumeng, on behalf of Oriental Fashion, signed all procurement and manufacturing agreements with raw materials suppliers and manufacturers to produce the OMNIALUO Brand apparel. Oriental Fashion then purchased finished OMNIALUO Brand apparel from Oumeng. Therefore, in the fourth quarter of 2006, Oriental Fashion purchased $821,961 of finished apparel from Oumeng, representing more than 90% of all of our purchases during 2006, and in the first quarter of 2007, Oriental Fashion purchased $363,636 and $279,220 of finished apparel from Oumeng and Yinhu, respectively, representing 54% and 42%, respectively, of all of our purchases during the first quarter of 2007. Starting with the second quarter of 2007, all purchasing and manufacturing is being contracted directly by Oriental Fashion.

Outsourced Manufacturing

We do not operate any manufacturing facilities, and we do not currently have any plans to do so in the near future. Our apparel is produced by independent manufacturers that are selected, monitored and coordinated by our quality control department to assure conformity to our quality standards. We believe that the use of independent manufacturers increases our production flexibility, enables us to focus on higher margin business, and, at the same time substantially reduces capital expenditures and avoids the costs of maintaining a large production workforce. We maintain ownership of the raw materials and finished goods while such items are at our independent manufacturers.

We believe that our long-term, reliable and cooperative relationships with many of our manufacturers provide a competitive advantage over many of our competitors. Our merchandise is produced by approximately 15 independent manufacturers located in Guangdong Province, China with close proximity to our headquarter in Shenzhen, China.

Yinhu Apparel Co., Ltd. (“Yinhu”), one of our contract manufacturers, currently produces approximately 20% of our annual manufactured garments in terms of dollar amount. The remaining 80% of the Company’s products are produced by the other fourteen independent manufacturers.

Although there are no long-term agreements between us and any of our contractors or suppliers, we believe our relationships with our suppliers and contract manufacturers are excellent. In addition, we receive preferential treatment from Yinhu as the products manufactured by Yinhu for us usually account for over 90% of Yinhu’s production capacity. Further, Yinhu was 80% owned by Ms. Zheng Lou, our founder and chief executive officer, until January 2007, at which time she transferred her entire interest in Yinhu to unrelated third parties.

Quality Control

We monitor the quality of fabrics ordered and inspect samples of each product before production begins. We also perform random quality control checks during and after production before the garments leave our manufacturers. Our quality control personnel visit all independent manufacturers’ facilities at least three times a week. Final inspections occur when the garments are received in our warehouse. After that, we distribute finished garments to retail stores nation-wide. We employ two full-time quality control personnel, as well as additional three inspectors at our warehouse. Our quality control program is designed to ensure that our products meet our high quality standards and that we deliver high quality products to retail stores. As we further expand our stores and increase our sales, we plan to hire more quality control personnel.

Information Management Systems

Since January 2007, we have been implementing a new information management system. This system is intended to enable us to procure raw materials on an economic purchase order basis, keep track of raw materials stock on a real time basis and monitor the production process. This system is intended to improve production efficiency and reduce purchasing and storage costs. We have applied the distribution function of the new system to our self-owned stores and some of our co-owned stores. By implementing the distribution function, we are able to check our apparel stock in different categories, different sizes and colors on a real time basis. For example, if one self-owned store is in need of certain inventory, we are able to immediately communicate to the other self-owned store with excess inventory in that category and ensure a prompt redistribution of inventory among both stores within one or two days. This new distribution function is expected to reduce lost sales arising from inventory shortage in particular stores and better allocate resources among different stores across different regions. Currently we are satisfied with the implementation results of the new distribution function in the self-owned stores and some of our co-owned stores. We have started to extend the application of the new system to the rest of our co-owned stores and independent distributor stores.

Inventory

We generally receive the bulk of our orders from retail stores in trade or fashion shows and usually fulfill these orders within three months. The orders are non-cancelable, requiring in the case of orders from independent distributors a 30% down payment upon the order placement, with full payment due before delivery of the goods. Once orders are placed, retail stores are allowed to exchange 10% of the merchandise ordered for the first time but no exchanges are allowed in subsequent orders for the same products.

Backlog

On June 30, 2007, our backlog of unfilled firm orders for delivery was approximately $4.5 million, compared with a backlog of unfilled firm orders for delivery of approximately $3.0 million as of March 31, 2007 and approximately $1.0 million as of December 31, 2006. We believe that our backlog at any specific point in time is not necessarily indicative of sales and business results in the near future.

Employees

All of our employees are employees of our wholly owned PRC operating subsidiary, Oriental Fashion. As of June 30, 2007, we had approximately 106 full-time employees. We consider our employee relationships to be satisfactory.

We plan to increase the number and level of our skilled executive management executives. As part of that effort, Mr. Junneng Yang was hired as our Chief Operating Officer in January 2007. Mr. Yang brings with him over 15 years of experience in the fashion business in China. We are also seeking a qualified chief financial officer with corporate finance and business experience, and expect to appoint an individual to that position in the near future.

Intellectual Property

The Company has two trademarks, Omnialo and OmniaLuo.

Omnialo. Oriental Fashion has acquired rights of use to the Chinese and English OMNIALO trademarks, which were assigned to it for nominal cost by Ms. Zheng Luo, and the transfer of ownership of the trademarks has been approved by the Trademark Office of State Administration for Industry and Commerce (the “Trademark Office”). Pending such approval, Ms. Zheng Luo has licensed use of these trademarks to Oriental Fashion. These trademarks originally expired in September 2007 (for the Chinese trademark) and October 2007 (for the English trademark), and applications to extend their registration until 2013 were filed and were approved in September 2007, resulting in new expiration dates of September 2017 (for the Chinese trademark) and October 2017 (for the English trademark). Both Oumeng and Ms. Zheng Luo have entered into agreements with Oriental Fashion agreeing not to use the OMNIALO trademarks in the future.

Omnialuo. Oriental Fashion has licensed, at nominal cost, rights of use to the Chinese and English OMNIALUO trademarks, the registration of which Ms. Zheng Luo had initially applied for in March 2005. These applications are under review by the Trademark Office and approval is anticipated by the end of 2007. The approval process usually takes two to three years, but the trademark can be used during the application process. Ms. Zheng Luo has agreed to transfer the Chinese and English OMNIALUO trademarks to Oriental Fashion at nominal cost once registration of the OMNIALUO trademarks is approved by Trademark Office. Both Oumeng and Ms. Zheng Luo have entered into agreements with Oriental Fashion agreeing not to use the OMNIALUO trademarks in the future.

Competition

The women’s apparel market is highly fragmented in China. It is estimated by the China Garment Industry Report that in 2005, the top ten women’s wear brands, including international brands and domestic ones, totaled only 13.36% of the total market. The market is extremely sensitive to fashion swings and diversified consumer preferences.

Honoring commitments in WTO agreements, on December 11, 2004, the Chinese government lifted all restrictions imposed on foreign enterprises regarding their entry into China. Foreign retailers are allowed to establish wholly owned foreign enterprises in China with no restrictions on registered capital. Further, foreign retailers are allowed to open stores in any geographic areas in China. Therefore, in addition to domestic competition, the Company is subject to increasing competition from international brands.

Among our competitors are well established domestic brands such as Girdear and JNBY, and well established international brands such as Esprit, Etam, Ochirly and, more recently, Zara, H&M, Gap and others, most of which have the same demographic focus as we do. Many of our domestic competitors, and most or all of our international competitors, are significantly larger and have substantially greater distribution and marketing capabilities, capital resources and brand recognition. We believe we can effectively compete with other brands based on our attention to Chinese customers’ aesthetic tastes, reflected through our design and use of materials, and the role in and commitment to the Company of our chief designer, founder and principal stockholder, Ms. Zheng Luo.

Growth Strategy

We plan to grow our sales and net profit margin based on the following strategies:

Selectively Expand its Distribution Channels. To take advantage of the minimal financial and human capital resources required to start independent distributor stores and the high profit margins associated with them, we plan to increase the number of independent distributor stores from 92 as of March 31, 2007 and 99 as of June 30, 2007, to over 200 stores by the end of 2008, and to increase co-owned stores from 1 as of March 31, 2007 and 15 as of June 30, 2007, to approximately 20 by the end of 2008. We plan to achieve this goal by encouraging existing distributors and co-ownership partners to open more stores and by attracting new independent distributors and co-ownership partners. Factors such as rising brand awareness, supported by Ms. Zheng Luo’s professional reputation, an intensive brand advertisement campaign, enhanced market development programs, expected improved independent distributor profitability as a result of implementation of a price markup policy, and our continued major support for independent distributors and co-ownership partners are expected to help us to achieve our goal of over 260 total sales outlets (independent distributor, co-owned and Company-owned stores combined) by the end of 2008.

Develop New Merchandise Categories. Accessories have been identified as an important future product line for the OMNIALUO Brand. The new expanded accessories product line will be released in Q3 2007. In addition, we plan to introduce in late 2007 “Omnialuo Collections”, a collection of evening wear priced from $250 to $400 per piece. Initially, our strategy is to produce only 100 to 200 limited pieces per style which is intended to create a sense of exclusivity while increasing revenues and profits.

Expand its Market Vertically and Horizontally. We aim to continue to target the demographics of 25 to 35 aged females and vertically extend into the 35 to 45 age group by offering premium and mature styled apparel. The 35 to 45 age female group generally has higher brand loyalty and purchasing power, and penetrating this age group is intended to develop a large group of loyal customers and increase our profits. We will also seek to expand our market horizontally by increase our visibility in the northern China by offering apparel tailored to the local consumers’ dressing tastes. This is being implemented by our designers who have an understanding of local northern China preferences. These designs have been included in our new spring/summer 2007 new products released in December 2006.

Regulatory Matters

Franchise Regulation. We will be eligible to enter into franchise arrangements one year after our application for a retail license is approved. However, we have no existing plans to enter into such arrangements. Should we enter into such arrangements, we would be required to comply with certain legal requirements, including owning at least two self-owned or co-owned stores in China for over one year, having the ability to provide long-term training services to the franchisee, having a goods supply system that is stable and that can guarantee quality, and having a good reputation in business operations, and we would be required to submit an application to the relevant Chinese authorities.

Elimination of Restrictions on International Competitors in China. Honoring commitments in WTO agreements, on December 11, 2004, Chinese government lifted all restrictions imposed on foreign enterprises regarding their entry into the retail market in China. Foreign retailers are allowed to establish a wholly owned foreign enterprise in China with no restrictions on registered capital. Further, foreign retailers are allowed to open any number of stores in any geographic areas in China. This opens the door for substantial competition from a number of larger international apparel retailing brands and companies. See “Competition” above.

Industry Overview

Economy in China. According to the China Garment Industry Report, China has sustained over 9% GDP growth for the last 25 years and is likely to continue at 7% GDP growth in the next five years. In 2005 China achieved a GDP of $2,314 billion and total consumption of $852 billion. The report further revealed that Chinese people, in general, spend 8% to 10% of their disposable income on purchasing garments and the garment industry in China in 2005 saw overall sales of $87 billion. The report forecasted that the garment industry in China will continue at over 20% annual growth rate for the next 5 years.

Segments. The garment industry in China can be divided into seven major categories, which are women’s outerwear, men’s outerwear, kids’ outerwear, knitwear, underwear/ nightwear, accessories, and socks. Women’s outerwear is the biggest sector in the Chinese garment industry and accounted for 36% of garment industry sales by dollar amount in 2005. In contrast, men’s outerwear only represented 22% of industry sales in the same period. Underwear/nightwear is also a significant sector in garment industry in China.

The below diagram illustrates the percentage of sales for each garment category in 2005 in China. Overall garment industry sales in China in 2005 were $87 billion (Source: Chinese Garment Industry Report, 2005-2006).

Concentration. Rates of concentration differ from one garment sector to another. Men’s wear in China was the most concentrated sector, with the top 10 sellers (both international brands and Chinese domestic ones) occupying 50% of collective sales in men’ wear. Kids’ wear follows as the second most concentrated sector, with the top 10 sellers representing 35% of overall sales of kids’ wear. Women’s wear is the most fragmented sector, with then top ten sellers only accounting for 13.36% of sales. The garment industry is not experiencing a major consolidation. Instead, it is undergoing a reshuffling with quality brands, existing or new, taking market share from low quality and non-branded products.

Distribution Channels. In China urban dwellers do most of their shopping in shopping malls or department stores because they feel brands displayed in big stores are more trustworthy with high quality guarantees. CGIR indicated that, in 2005, 55% of garment purchases were made in shopping malls or department stores, 23% in specialty stores such as franchised stores, 13% in grocery stores, 6% in outlets and the remaining 3% in other channels.

The diagram below illustrated the percentage of Garment Sales in China by Distribution Channels in 2005. Overall garment industry sales in 2005 in China were $87 billion. (Source: Chinese Garment Industry Report, 2005-2006).

Structural Changes. The Chinese apparel industry has experienced three stages. Before 1990, apparel was purchased primarily for functional purpose and people were very price conscious when making purchase decisions. From 1990 to 1999, people were shifting their attention from being mainly price conscious to being more quality aware, they liked to purchase clothes which were comfortable and durable. Since 1999 people are increasingly brand aware and more inclined to purchase quality brand apparel. This is especially true for young and middle aged urban females who like to wear personalized and distinctive brands to appear unique.

Market Analysis

Market Segments. The Chinese women’s apparel market can be segmented into different ways by price, age, and style as indicated in the following tables.

Segments by Garment Price
Price Category	Full Retail Price Range	Customer’s Social Status	Customers’ Annual Income	Family’s Social Class	Family’s Annual Household Income
Low price	<$37	Blue-Collar	<$1,500	Poor	<$3,125
Lower middle price	$37-$75	Blue-White Collar	$1,500-$2,500	Lower Middle Class	$3,125-$5,000
Middle price	$75-$125	White-collar	$2,500 - $7,500	Upper Middle Class	$5,000-$12,500
Upper middle price	$125-$188	Pink-collar	$7,500-$22,500	Mass Affluent	$12,500-$25,000
High price	$188-$375	Golden-collar I	$22,500-$30,000	Global Affluent	$25,000-$50,000
Luxury price	>$375	Golden-collar II	>$30,000	Wealthy	>$50,000

Note: all income figures are after tax.

In 2005, the upper middle class and mass affluent class accounted for 9.4% and 0.5% of the total urban population respectively. However, they represent 24.2% and 2.4% of total urban disposable income. With the growing economy in China, Chinese urban population is undertaking structural changes. The McKinsey report projected that by 2015, the percentage of upper middle class could grow to 21.2% from 12.6% in 2005 and the mass affluent class could grow to 5.6% from 0.5% in 2005. The report also projected that the two groups collectively would occupy 44.3% of urban disposal income, compared to 26% in 2005.

Segments by Consumer Age Group
Age Group	Age Range	% of Total Female	Group Size (‘000)
<15	Kids	18%	111,422
15-19	Teenagers	9%	52,676
19-25	Youth	7%	40,440
25-35	Young Adults	17%	103,903
35-45	Middle-age Adults	18%	111,122
>45	Seniors	32%	196,333

Source: National Bureau of Statistics of China, 2005

The 25 to 45 years old female group is the most heavily populated group in China. By the end of 2004, this group had a population of 215 million, accounting for 35% of total Chinese female population, which is the wealthiest group in China. The McKinsey report revealed that in China, the wealthiest consumers are the 25 to 45 years old group, much younger than the highest earners in the United States who are the 45 to 54 years old group. Furthermore, 25 to 35 years old females have the strongest purchasing desire for apparel. It is reported that 25 to 35 years old females spend over 20% of their disposable income on clothing, while average Chinese spend 8% to 10% (In the Crosshairs, an article written by Lisa Movius, published in Women’s Wear Daily on March 22, 2005).

Market Size. In China, women’s outerwear accounts for around 36% of total apparel consumption. In shopping malls and department stores, women’s wear occupies 2 to 4 floors, while men’s wear can hardly fill one floor. In 2005, the women’s apparel market in China was $25 billion. In 2005, branded women apparel accounted for 12% of all women apparel sales, or $3 billion in dollar terms. This is the market we are addressing. The size of the market in 2005 is described in the following chart.

Source: Chinese Garment Industry Report 2005-2006

Market Growth. China’s GDP growth is expected to be 7% in the next five years as China is emerging as a major economic power. The increasing urbanization rate and a substantial (6.1%) annual increase in per capita consumption is expected to fuel the growth in apparel market. The CGIR forecasts that the apparel industry will continue at a 20% growth rate for the next 5 years and the women’s apparel market is expected to outpace overall apparel industry with the growth rate of 24%, 25%, 27% and 28% for 2007, 2008, 2009 and 2010, respectively. As consumption in the Chinese apparel industry is undertaking structural changes from quality focus to quality brand focus, the fastest growth segment will likely to take place in branded products like the OMNIALUO brands. The report anticipated a growth rate of 25%, 26%, 28% and 29% for 2007, 2008, 2009 and 2010, respectively for quality branded wear. The following chart summarizes different growth patterns.

Source: Chinese Garment Industry report 2005-2006

Target Population and Their Income Growth. The Company targets white-collar and pink-collar females in China in the upper middle class and mass affluent class. As the economic growth continues, growth in both of these classes and their disposable income is expected.

Source: National Bureau of Statistics of China; McKinsey Global Institute analysis

Source: National Bureau of Statistics of China; McKinsey Global Institute analysis

The official estimate of the size of the Chinese domestic women’s wear market in 2006 was $25 billion and it is expected to sustain a growth rate of over 20% per annum for the next five years.

Properties and Leases

As of June 30, 2006, we have the following leased properties:

(1) we operate our executive offices and showrooms in a leased location at No. E6 101# Industrial District , Huaqiao City, Nanshan District, Shenzhen, China, with approximately 11,132 square feet of space, under a lease expiring in 2011. The expected payments under the lease are $7,893 per month from January 1, 2007 to September 15, 2008, $8,287 per month from September 16, 2008 to September 15, 2009, $8,701 per month from September 16, 2009 to September 15, 2010, and $9,137 per month from September 16, 2010 to September 15, 2011, and an average of approximately $115,000 per year for the balance of the lease term.

(2) we operate another office and showroom in another leased location at No. 525 306# Bagualing Industrial District, Bagua Er Road, Futian District, Shenzhen, China, with approximately 6,458 square feet of space, under a lease expiring on December 31, 2007. The payments under the lease are $2,297 per month.

(3) we operate our warehouse in a leased location at No.6 6101#, 1718 Tianshan Road, Shishang Yuan, Shanghai, China, with approximately 2,960 square feet of space, under a lease expiring on October 31, 2013. The payments under the lease are $30,377 per annum from 2005 to 2008. From 2009 to 2013, the payment for each following year will increase by 5% based on the rent for the immediately preceding year.

Total rental expenses under operating leases of office and showroom space were $10,577 for the period ended December 31, 2006.

We also operate 21 Company-owned stores and (jointly with third parties) 15 co-owned stores in leased locations in various geographic areas in China.

We believe that our existing facilities are adequate for our current needs and that additional space will be available as needed.

We maintain reasonable and customary property and disaster insurance coverage for our properties.

RISK FACTORS

Investing in our securities involves a material degree of risk. Before making an investment decision, you should carefully consider the risk factors set forth in this report and any accompanying supplement delivered with this report, as well as other information we include in this report and any accompanying supplement hereto. Although every effort has been made to anticipate possible risks, unforeseen conditions and unexpected events may arise, and this list may not be all-inclusive.

Risks Related to Our Business

Our business is highly sensitive to economic conditions and consumer spending and an economic downturn could have a material adverse impact on us.

The retail and apparel industries historically have been subject to substantial cyclical variation. A recession in the general economy or a decline in consumer spending in the apparel industry could have a material adverse effect on our financial performance. Purchases of apparel and related merchandise tend to decline during recessionary periods and may decline at other times. There can be no assurance that a prolonged economic downturn would not have a material adverse impact on us or that our customers could continue to make purchases during a recession.

We are highly dependent on our chief executive officer, founder and principal stockholder and other key personnel and if we lose other key management or other personnel, our business will suffer.

Our future success will depend in part on the continued service of certain key management and other personnel, particularly Ms. Zheng Luo, our President and Chief Executive Officer and chief designer, who is also closely associated with our brand names. Although Ms. Zheng Luo is our principal shareholder, has escrowed a percentage of her shares under a “make-whole” provision related to future 2007 and 2008 net income, and has entered into non-competition agreements with us and our Chinese operating subsidiary, none of these factors and arrangements ensure the continued availability of Ms. Zheng Luo’s services to us. We intend to obtain key-person life insurance with respect to Ms. Zheng Luo in the near future, but such insurance will only cover certain risks relating to our dependency on Ms. Zheng Luo, and the amount of such insurance may not be adequate to compensate for any loss of Ms. Zheng Luo’s services.

In addition, success will also depend on our ability to attract and retain qualified managers, design, sales and marketing personnel. Competition for these employees is intense. There is no assurance that we can retain our existing key personnel or attract and retain sufficient numbers of qualified employees in the future. The loss of key employees or the inability to hire or retain qualified personnel in the future would have a material adverse effect on the development of our business and our ability to develop, market and sell our products.

If we are unable to anticipate fashion trends in a timely manner and respond to such trends, our reputation could be harmed and profitability could decrease.

The women’s apparel industry has many characteristics including changing consumer preferences and shifting fashion trends. We believe that our success depends in substantial part on our ability to anticipate emerging fashion trends and design and customize our products to meet new trends and changing consumer demands in a timely manner. There can be no assurance that we will continue to be successful in this regard. Our failure to anticipate and respond to these changes could result in lower sales, excess inventories and lower margins, which would have a material adverse effect on our operations, business and financial condition.

Our business is likely to be seasonal and if we fall significantly short of our anticipated earnings in one or more quarters, it will significantly decrease the working capital available to us in the following quarters, which may adversely affect our purchasing abilities.

Our business is likely to be seasonal, with the highest proportion of sales and operating income likely being generated in the fourth quarter of each year, lesser proportions in the second and third quarter of each year, and the lowest proportion of sales and operating income being generated in the first quarter of each year. Our working capital requirements are likely to fluctuate during the year, increasing substantially during one or more quarters as a result of higher planned seasonal inventory levels and higher receivables. If we fall significantly short of our anticipated earnings in one or more quarters, it will significantly decrease the working capital available to us in the following quarters. Due to limitations on borrowing levels, a decrease in working capital may adversely affect our purchasing abilities which would have a material adverse effect on our revenues.

Product branding is important to us and if our brands are misappropriated our reputation could be harmed which could result in lower sales having a negative impact on our financial results.

We rely upon a combination of trademark, licensing and contractual covenants to establish and protect the brand names of our products. We have registered one of our trademarks and applied for registration of a second of our trademarks in the Trademark Office of China. In our market segments, our reputation is closely related to our brand names. Monitoring unauthorized use of our brand names is difficult, and we cannot be certain that the steps we have taken will prevent their unauthorized use, particularly in foreign countries. Our brand names may be misappropriated or utilized without our consent and such actions may have a material adverse effect on our reputation and on the results of our operations.

The legal regime in China for the protection of intellectual property rights is still at its early stage of development. Intellectual property protection became a national effort in China in 1979 when China adopted its first statute on the protection of trademarks. Since then, China has adopted its Patent Law, Trademark Law and Copyright Law and promulgated related regulations such as Regulation on Computer Software Protection, Regulation on the Protection of Layout Designs of Integrated Circuits and Regulation on Internet Domain Names. China has also acceded to various international treaties and conventions in this area, such as the Paris Convention for the Protection of Industrial Property, Patent Cooperation Treaty, Madrid Agreement and its Protocol Concerning the International Registration of Marks. In addition, when China became a party to the World Trade Organization in 2001, China amended many of its laws and regulations to comply with the Agreement on Trade-Related Aspects of Intellectual Property Rights. Despite many laws and regulations promulgated and other efforts made by China over the years with a view to tightening up its regulation and protection of intellectual property rights, private parties may not enjoy intellectual property rights in China to the same extent as they would in many Western countries, including the United States, and enforcement of such laws and regulations in China have not achieved the levels reached in those countries. Both the administrative agencies and the court system in China are not well-equipped to deal with violations or handle the nuances and complexities between compliant innovation and non-compliant infringement.

Many of our competitors have substantially greater capabilities and resources and may be able to market products more effectively, which would limit our ability to generate revenue and cash flow.

Competition in the women’s apparel industry is intense and we face increasing domestic and international competition from several companies. Many of our competitors are significantly larger and have substantially greater distribution and marketing capabilities, capital resources and brand recognition. There is no assurance that we will be able to compete successfully against present or future competitors. Such failure to compete would have a material adverse effect on our business and results of operations.

We are uncertain as to our ability to effectively implement and manage our growth strategy.

As part of our growth strategy, we seek to expand our distribution network and introduce new product lines like Omnia Collections and accessories. The success of our growth strategy will depend on brand management, competitive conditions, our ability to manage increased sales and distributor and, in the future, franchise store expansion, the availability of desirable locations and the negotiation of terms with distributor and franchise stores. There is no assurance that we will be able to obtain terms as favorable to us as those under which we now operate or that such terms will not adversely affect our ability to manage inventory risk. There is also no assurance that our growth strategy will be successful or that our sales or net income will increase as a result of the implementation of such strategy.

Our management and internal systems might be inadequate to handle our potential growth.

Successful implementation of our business strategy will require us to develop our operations and effectively manage growth. Any growth will place a significant strain on our systems and management, financial, product design, marketing, distribution and other resources, which would cause us to face operational difficulties. To manage future growth, our management must build operational and financial systems and expand, train, retain and manage our employee base. For instance, we will need to enhance our information systems and operations and attract and retain qualified personnel. Our management may not be able to manage our growth effectively if our systems, procedures, controls and resources are inadequate to support operations. In such case, our expansion would be halted or delayed and we may lose our opportunity to gain significant market share or the timing advantage with which we would otherwise gain significant market share. Any inability to manage growth effectively may harm our ability to implement and execute out current or any subsequent business plans.

If we are unable to effectively implement our new information management system and data networks, our ability to mange our inventory would be disrupted.

We are implementing a new information management system and data networks. The system is expected to be fully operational by the fourth calendar quarter of 2007. Delays or other difficulties in implementing this system could disrupt our ability to manage our inventory effectively. In addition, we plan to establish five regional centers to better monitor each region’s market dynamics, facilitate traffic flows, ensure rapid response and provide partner support and supervision. There is no assurance that this expansion will be completed on time or that it will be successful. Any failure to manage growth effectively could have a material adverse effect on our results of operations and financial condition.

We depend on others to manufacture our products and any disruption in manufacturing could have a material adverse effect on our business.

Our products are manufactured by approximately 15 independent manufacturers. We do not operate any production facilities. One manufacturer engaged by us, Yin Hu Company (“Yin Hu”), formerly a related party to us but unaffiliated with us since early 2007, accounted for approximately 20% (by dollar volume) of our total production for 2006 product sales. The inability of a manufacturer to ship orders of our products in a timely manner or to meet our quality standards could cause us to miss our customers’ delivery requirements for those items. As a result, cancellation of orders, refusal to accept deliveries or a reduction in purchase prices could have a material adverse effect on us.

We enter into purchase order commitments each season specifying a time frame for delivery, method of payment, design and quality specifications and other standard industry provisions. We do not have long-term contracts with any manufacturer. In addition, we compete with other companies for the production capacity of independent manufacturers and import quota capacity. Some of these competing companies have substantially greater brand recognition, financials, and other resources than us and thus may have an advantage in the competition for production and import quota capacities. Although Yin Hu has recently committed 90% of its capacities to the production of OMNIALUO brand products, none of our manufacturers produces our products exclusively.

We require our independent manufacturers to operate in compliance with applicable laws and regulations. While we do not control our manufacturers or their labor practices, our internal and vendor operating guidelines promote compliance with laws and our sourcing personnel periodically visits and monitors the operations of our independent manufacturers. The violation of labor or other laws by one of our independent manufacturers, or the divergence of an independent manufacturer’s labor practices from those generally accepted as ethical, could result in adverse publicity for us and could have a material adverse effect on us.

We may be unable to effectively manage our inventory.

We place orders for our products with our manufacturers prior to the time we have received all of our customers’ orders and maintain an inventory of certain products that we anticipate will be in greater demand. There is no assurance, however, that we will be able to sell the products we have ordered from manufacturers or our existing inventory at a profit or at all. Inventory levels in excess of customer demand may result in inventory write-downs and the sale of excess inventory at discounted prices, which would have a material adverse effect on us and our results of operations.

We depend to some extent on a high volume of mall traffic and the availability of suitable lease space.

Many of our stores are located in shopping malls. Sales at these stores are derived, in part, from the volume of traffic in those malls. Our stores benefit from the ability of the mall’s “anchor” tenants, generally large department stores, and other area attractions to generate consumer traffic in the vicinity of our stores and the continuing popularity of malls as shopping destinations. Sales volume and mall traffic may be adversely affected by economic downturns in a particular area, competition from non-mall retailers and other malls where we do not have stores and the closing of anchor department stores. In addition, a decline in the desirability of the shopping environment in a particular mall, or a decline in the popularity of mall shopping among our target consumers, would adversely affect our business.

Part of our future growth is significantly dependent on our ability to operate stores in desirable locations with capital investment and lease costs that allow us to earn a reasonable return. We cannot be sure as to when or whether such desirable locations will become available at reasonable costs.

We cannot be certain that we will be able to execute our plan to open additional stores or that such store openings will be successful.

Successful implementation of our company’s growth strategy depends on a number of factors including, but not limited to, obtaining desirable store locations, negotiating acceptable leases, completing projects on budget, supplying proper levels of merchandise and the hiring and training of store managers and sales associates. The new stores may place increased demands on our company’s operational, managerial and administrative resources, which could cause our company to operate less effectively. Furthermore, there is a possibility that new stores that are opened in existing markets may have an adverse effect on future sales of previously existing stores in such markets. In addition, our failure to predict accurately the demographic or retail environment at any future store location could have a material adverse effect on our business, financial condition and results of operations.

Our expansion into new markets could adversely affect our financial condition and results of operations.

Some of our new stores will be opened in areas of China in which we currently have few or no stores. The expansion into new markets may present competitive, merchandising and administrative challenges that are different from those currently encountered in our existing markets. Any of these challenges could adversely affect our business, financial condition and results of operations. To the extent our new store openings are in existing markets, we may experience reduced net sales volumes in existing stores in those markets.

We depend upon the success of our advertising and marketing programs.

Our business depends on high customer traffic in our stores and effective marketing. We have many initiatives in this area, and we frequently change our advertising and marketing programs. There can be no assurance as to our continued ability to effectively execute our advertising and marketing programs, and any failure to do so could have a material adverse effect on our business and results of operations.

We may face labor shortages or increased labor costs which could adversely affect our growth and operating results.

Labor is a significant component in the cost of operating our stores. If we face labor shortages or increased labor costs because of increased competition for employees, higher employee turnover rates, increases in wages or increases in other employee benefits costs, our operating expenses could increase and our growth could be adversely affected. Our success depends in part upon our ability to attract, motivate and retain a sufficient number of qualified employees.

We rely on third parties to distribute our merchandise. If these third parties do not adequately perform this function, our business would be disrupted.

The efficient operation of our business depends on our ability to ship merchandise through third-party carriers directly to our stores. Due to our reliance on these parties for our shipments, interruptions in the ability of our vendors to ship our merchandise or the ability of carriers to fulfill the distribution of merchandise to our stores could adversely affect our business, financial condition and results of operations. The increase in fuel prices may also increase our shipping costs, which could adversely affect our business, financial condition and results of operations.

Risks Related to Doing Business in China

Changes in China’s political or economic situation could harm us and our operational results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

•	Level of government involvement in the economy;
•	Control of foreign exchange;
•	Methods of allocating resources;
•	Balance of payments position;
•	International trade restrictions; and
•	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

Our business is largely subject to the uncertain legal environment in China and our investors’ legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses. In addition, all of our executive officers are residents of China and not of the U.S., and substantially all the assets of these persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of these persons.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our ability to conduct business profitably in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could harm our operations.

A renewed outbreak of SARS or another widespread public health problem in China, where our operations are conducted, could have a negative effect on our operations. Our operations may be impacted by a number of health-related factors, including the following:

•	quarantines or closures of some of our offices which would severely disrupt our operations,
•	the sickness or death of our key officers and employees, and
•	a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could damage our operations.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in RMB and U.S. Dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident stockholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, the PRC State Administration of Foreign Exchange, or SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006. Failure to comply with the requirements of Circular 75, as applied by SAFE, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We believe our stockholders who are PRC residents as defined in Circular 75 have registered with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiary.  However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect stockholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident stockholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

If the China Securities Regulatory Commission, or CSRC, or another PRC regulatory agency, determines that CSRC approval was required in connection with the 2007 Private Placement, we may become subject to penalties.

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, which became effective on September 8, 2006.  This new regulation, among other things, has certain provisions that require SPVs formed for the purpose of acquiring PRC domestic companies and controlled by PRC individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock market. In our case, the formation in September 2006 by Omnia BVI of Oriental Fashion, and Oriental Fashion's subsequent, limited acquisition of discrete assets from Oumeng, should not be seen as an acquisition of a PRC domestic company as contemplated by the new regulation and we therefore have not applied to the CSRC for approval under this regulation. Nonetheless, if the CSRC or another PRC regulatory agency subsequently determines that the CSRC’s approval was required for the 2007 Private Placement, we may face sanctions by the CSRC or another PRC regulatory agency. If this happens, these regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from the 2007 Private Placement into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our shares.

Recent Chinese merger and acquisition regulations may limit our ability as to acquire assets and equity interests of Chinese companies, which could hinder our ability to expand in China and adversely affect our long-term profitability.

The new regulations which became effective on September 8, 2006 cove all acquisitions of assets and equity interests of Chinese companies by foreign investors, including overseas companies under the de facto control of Chinese persons or entities. Depending on the structure of the transaction, these regulations will require the target Chinese companies to make a series of applications to the aforementioned agencies, some of which must be made within strict time limits and depend on approvals from one or the other of the aforementioned agencies. If obtained, approvals will have expiration dates by which a transaction must be completed. It is expected that compliance with the regulations will be more time consuming than in the past, will be more costly and will permit the government much more extensive scrutiny and control over the terms of the transaction. Therefore acquisitions in China may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted. This may restrict our ability to implement any acquisition we may decide to pursue and adversely affect our business and prospects.

New corporate income tax law could adversely affect our business and our net income.

On March 16, 2007, the National People's Congress passed a new corporate income tax law, which will be effective on January 1, 2008. This new corporate income tax unifies the corporate income tax rate, cost deductions and tax incentive policies for both domestic and foreign-invested enterprises in China. According to the new corporate income tax law, the applicable corporate income tax rate of Oriental Fashion and any future other Chinese subsidiaries will incrementally increase to 25% over a five-year period. We are expecting that the rules for implementation will be enacted by the Chinese government in the coming months. After the rules are enacted, we can better assess what the impact of the new unified tax law would be over this period. The discontinuation of any special or preferential tax treatment or other incentives could adversely affect our business and our net income.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and RMB.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and RMB, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into RMB for our operational needs and should the RMB appreciate against the U.S. dollar at that time, our financial position, the business of the company, and the price of our common stock may be harmed. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

Risks Related to our Securities

The offering price of the common stock in the 2007 Private Placement may not be indicative of future market prices.

The public market for our common stock may not perceive the 2007 Private Placement offering price as being representative of the fair value of our common stock, in which case purchasers may not be able to sell their common stock at or above the offering price, which will result in a loss of a portion or all of the purchaser’s investment. We anticipate that the market price of our shares will fluctuate significantly in response to numerous factors, many of which are beyond our control, including, without limitation:

•	the announcement of new products or product enhancements by our competitors;
•	quarterly variations in our and our competitors’ results of operation;
•	changes in earnings estimates or recommendations by securities analysts;
•	general market conditions and other factors, including factors wholly unrelated to our own operations or performance.

There is not now nor may there ever be an active market for our common stock.

We are providing no assurances of any kind or nature whatsoever that an active market for our common stock will ever develop. Investors should understand that there may be no alternative exit strategy for them to recover or liquidate their investments in our common stock. Accordingly, investors must be prepared to bear the entire economic risk of an investment in the common stock for an indefinite period of time. If our revenues do not grow or grow more slowly than we anticipate, if operating or capital expenditures exceed our expectations and cannot be adjusted accordingly or if some other event adversely affects us, the market price of our common stock will decline.

We are subject to the reporting requirements of the United States securities laws, which will require expenditure of capital and other resources.

We are a public reporting company subject to the information and reporting requirements of the Securities Exchange Act of 1934 and other federal securities laws, including, without limitation, compliance with the Sarbanes-Oxley Act (“Sarbanes”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be substantially higher than they would otherwise be if we were privately-held. It will be difficult, costly, and time-consuming for us to develop and implement internal controls and reporting procedures required by Sarbanes, and we will require additional staff and third-party assistance to develop and implement appropriate internal controls and procedures. If we fail to or are unable to comply with Sarbanes, we will not be able to obtain independent accountant certifications that Sarbanes requires publicly-traded companies to obtain.

Investor confidence and market price of our shares may be adversely impacted if we or our independent registered public accountants are unable to attest to the adequacy of the internal controls over our financial reporting as of December 31, 2007, as required by Section 404 of the U.S. Sarbanes-Oxley Act of 2002.

The SEC, as directed by Section 404 of Sarbanes, adopted rules requiring public companies, including us, to include a report of management of their internal control structure and procedures for financial reporting in their annual reports on Form 10-K that contains an assessment by management of the effectiveness of their internal controls over financial reporting. In addition, independent registered public accountants of these public companies must attest to and report on management’s assessment of the effectiveness of their internal controls over financial reporting. These requirements will first apply to our annual report on Form 10-KSB for the fiscal year ended on December 31, 2007, although the auditor attestation will not be required until our annual report on Form 10-KSB for the fiscal year ended on December 31, 2008. Our management may conclude that our internal controls over financial reporting are not effective. Moreover, even if our management concludes otherwise, if our independent registered public accountants are not satisfied with our internal control structure and procedures, the level at which our internal controls are documented, designed, operated or reviewed, or if the independent registered public accountants interpret the requirements, rules or regulations differently from us, they may decline to attest to our management’s assessment or may issue a report that is qualified. Any of these possible outcomes could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements, which could negatively impact the market price of our shares.

Even if we become an OTC Bulletin Board company, we may not be able to attract the attention of major brokerage firms or securities analysts.

We will seek to have our common stock quoted on the OTC Bulletin Board, but even if we are successful in doing so, security analysts and major brokerage houses may not provide coverage of us, given that our OTC Bulletin Board status would provide little or no incentive to recommend the purchase of our common stock. We may also not be able to attract any brokerage houses to conduct secondary offerings with respect to our securities.

We are making no representations and are providing no assurances that our common stock will become listed on NASDAQ, the American Stock Exchange or any other securities exchange.

We anticipate that we may seek to list our common stock on NASDAQ or the American Stock Exchange. We are making no representations nor providing any assurances that we will be able to meet the initial listing standards of either of those or any other stock exchange. Therefore, investors may find it difficult to dispose of shares or to obtain accurate quotations as to the market value of the common stock. In addition, we will be subject to an SEC rule (Rule 15c2-11) that imposes various requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. The requirement that broker-dealers comply with this rule will deter broker-dealers from recommending or selling our Company’s common stock, thus further adversely affecting the liquidity and share price of the common stock, as well as our ability to raise additional capital.

We have never paid dividends and have no plans to pay dividends at any time in the near or distant future.

We have never paid dividends on our capital stock, and we do not anticipate paying any dividends for the foreseeable or distant future. Our present business plan does not include, for the foreseeable future and beyond, any payments of dividends to stockholders. Stockholders’ sole strategy for any return on their investments must therefore be the potential for the increase in the value of their stock and the possibility of liquidating their stock positions at a gain.

You will experience immediate and substantial dilution if we obtain additional financing.

If we obtain additional financing, that financing will have a dilutive effect on the holders of our securities.

We intend to adopt an employee incentive stock option plan under which our officers, directors, consultants, and employees will be eligible to receive, in relevant part, either securities or stock options exercisable for our securities at exercise prices that may be equal to or lower than the 2007 Private Placement offering price or of our then-prevailing market price. We presently intend to reserve up to five million (5,000,000) shares of common stock for issuance under these plans. Stock and stock option grants under such plans will further dilute the value of our securities and the investors’ equity position in us.

We will need to raise additional capital in order to achieve our long-term goals, but as yet have not identified any sources for such capital.

We have not yet identified sources for additional financing, and we may be unable to raise sufficient funds on terms that are acceptable to us, or at all. If those funds are not raised, the development of our products would be delayed, and the scope of our operations will be substantially curtailed or completely eliminated.

The existence of the Warrants may adversely affect the market price of our shares, and any future Warrant exercises may result in further dilution.

We currently have issued and outstanding warrants to purchase up to 5,704,752 shares of our common stock, of which (i) warrants for up to 5,412,000 shares may be exercised at $1.5625 per share at any time or from time to time until October 9, 2012 , including warrants for 492,000 shares which may be exercised on a cashless exercise basis, and (ii) warrants for up to 292,752 shares may be exercised at $1.25 per share at any time or from time to time for a two-year period commencing when the Company’s common stock is first actively quoted on the OTCBB, NASDAQ or a national securities exchange. The total number of shares issuable upon exercise of warrants is relatively high compared to the number of shares of our common stock issued and outstanding. Therefore, the existence of these warrants, and the continuing likelihood that they may be exercised and the shares acquired upon exercise sold from time to time in the public trading market for our common stock, may have an adverse effect on the market price of our common stock.

Any of the above-identified risks, even if borne out only partially and not fully, will adversely affect our business, our financial condition and our operating results. If any of the events we have identified occur, in whole or in part, the value of our common stock will likely decline, and an investor will lose all or part of the funds paid to acquire the common stock described in this report with no opportunity to regain any portion of those funds in return.

SELECTED FINANCIAL DATA

The following selected consolidated statement of income data for the year ended December 31, 2006, and the consolidated balance sheet data as of December 31, 2006 are derived from the audited consolidated financial statements of the Company included in this report, and the following selected consolidated statement of income data for the six months ended June 30, 2007, and the consolidated balance sheet data as of June 30, 2007 are derived from the unaudited consolidated financial statements of the Company included in this report. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this report. Our historical results are not necessarily indicative of our results for any future periods.

(All amounts, other than per share data, in U.S. dollars)

Statement of Income

	Year Ended December 2006		Six Months Ended June 30, 2007 (unaudited)

Revenue	$1,479,603		$2,542,951

Gross profit	691,553		1,447,107

Operating expenses	207,317		938,010

Operating profit	484,236		509,097

Income taxes	(78,114)		-0-

Net income applicable to common stockholders	406,683		500,121

Basic and Diluted Earnings Per Share (1)	8.13	(1)	10.00	(1)

(1) Calculated based on 50,000 ordinary shares issued and outstanding as of balance sheet date; following the share exchange transaction, which is treated as a reverse acquisition, as of balance sheet date there were deemed to be issued and outstanding 17,920,000 shares.

BALANCE SHEET DATA

	At December 31, 2006	At June 30, 2007 (unaudited)

Working capital	$451,050	$1,288,033

Current assets	1,138,920	2,881,695

Total assets	1,154,715	3,345,037

Current liabilities	687,870	1,593,662

Total liabilities	687,870	1,593,662

Stockholders’ equity	466,845	1,251,235

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this report. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this report.

Overview

Wentworth II, Inc. is a holding company that conducts all of its business operations through its direct wholly owned subsidiary, Omnia BVI, established in August 2006, and Omnia BVI’s Chinese subsidiary, Oriental Fashion Co, established in October 2006. Oriental Fashion designs, develops, markets and distributes women’s apparel under the brand names of OMNIALO and OMNIALUO through its network of retail stores across the People’s Republic of China (“PRC” or “China”), which consisted of 86 stores as of December 31, 2006, 103 stores as of March 31, 2007 and 135 stores as of June 30, 2007 in 28 provinces throughout China. Until our acquisition of Omnia BVI on October 9, 2007, our operations were very limited.

Our Background and History

Our corporate name is Wentworth II, Inc. We were originally incorporated in the State of Delaware on March 7, 2001. We were formed as a vehicle to pursue a business combination. For information regarding Wentworth II, Inc.’s corporate financing transactions prior to our recent reverse acquisition with Omnia BVI, see Item 3.02 of this report.

Background and History of Omnia BVI and Oriental Fashion

Development of the OMNIALUO Brands

In 1996, Ms. Zheng Luo, our chief executive officer and chief designer, the founder and principal shareholder of Omnia BVI prior to our reverse acquisition with Omnia BVI, and currently our largest individual shareholder, created the OMNIALO brand and founded Shenzhen Green’s Apparel Co., Ltd. (“Green’s Apparel”) in Shenzhen, China, in which she owned a 95% equity interest. Green’s Apparel manufactured women’s clothing.

In 1997 the trademark OMNIALO trademark was registered with the Chinese National Trademark Bureau in both Chinese and English. The registrant and initial owner of such trademark was Green’s Apparel.

In March 2003, Shenzhen Oumeng Industrial Co., Ltd. (“Oumeng”) was established. Ms. Zheng Luo was the CEO and 50% equity and controlling owner of Oumeng. Also in March 2003, Oumeng purchased inventory from Green’s Apparel, consisting of women’s apparel. Green’s Apparel has not conducted any business after the transfer of inventory to Oumeng in March 2003, and upon such transfer, Oumeng entered into all contracts with Green’s Apparel’s existing suppliers, manufacturers and distributors, and acquired the OMNIALO trademark in August 2003. In addition to marketing and selling products under the OMNIALUO name, Oumeng also engaged in various other businesses such as other apparel, electronics, kitchenware and other hardware. Oumeng also managed C-Luo Intuition, a luxury made to order evening dress brand, which brand was previous owned by Ms. Zheng Luo prior to the sale of such brand to an independent third party. By the end of August 2006, OMNIALUO brand apparel, under the management of Oumeng, was being distributed through 100 retail stores in China.

Ms. Zheng Luo personally applied for the registration of the trademark OMNIALUO in March 2005 and the registration is expected to be effective by the end of 2007.

Formation of Omnia BVI and Oriental Fashion

In early 2006 Ms. Zheng Luo determined that the growth and development of the OMNIALUO brands and its associated women’s apparel products could best be achieved by the formation of a new company which would focus on the design, marketing, distribution and sale of women’s business casual wear market, without the potential distraction and costs of operating other businesses. Therefore: (i) in August 2006, Ms. Zheng Luo, together with several other individual shareholders, formed Omnia BVI; and (ii) in September 2006, Oriental Fashion was incorporated in Shenzhen, China, with ownership held 100% by Omnia BVI, all rights in the OMNIALO trademark were transferred from Oumeng to Ms. Zheng Luo, and Ms. Zheng Luo resigned from her CEO position at Oumeng to devote her full-time effort to Oriental Fashion and Omnia BVI. In April 2007 Ms. Zheng Luo and her sister Ms. Xiaoyin Luo transferred their ownership of Oumeng to their mother, Ms. Yuhua Sun, and to Ms. Yujuan Sun, an unrelated party.

In October 2006: (i) Ms. Zheng Luo licensed the trademark OMNIALO to Oriental Fashion at nominal cost and executed an agreement assigning the registered OMNIALO trademark to Oriental Fashion, and Ms. Zheng Luo and Oriental Fashion commenced procedures to have the OMNIALO trademark assignments accepted and officially recorded in the Trademark Office; and (ii) Ms. Zheng Luo licensed the trademark OMNIALUO to Oriental Fashion at nominal cost and executed an agreement assigning the registered pending application to register the OMNIALO trademark to Oriental Fashion; and Ms. Zheng Luo and Oriental Fashion commenced procedures to have the OMNIALUO trademark assignments accepted and officially recorded in the Chinese National Trademark Bureau once registration of the OMNIALUO trademarks is approved by the Trademark Office.

Financing of Omnia BVI

Pursuant to preferred stock purchase and shareholders agreements dated as of December 15, 2006 and December 20, 2006, Omnia BVI had issued an aggregate of 2,147 convertible preferred shares (the “BVI Preferred Shares”) and detachable warrants to purchase up to $365,940 in 1,074 ordinary shares, based on the offering price in the next financing of Omnia BVI (the “BVI Warrants”), to a private venture capital investment fund (the “Lead Investor”) and several individual investors for a total cash investment of $729,980.

Each BVI Preferred Share was convertible into Omnia BVI’s ordinary shares at any time, initially on a one-for-one basis, subject to “full-ratchet” adjustment for certain issuances of shares less than the applicable conversion price, and to adjustment for share splits, share dividends, subdivisions, or combinations. The conversion price of BVI Preferred Shares held by the Lead Investor was also subject to (i) weighted average adjustment for issuances reflecting a pre-financing Omnia BVI valuation of less than $28 million and to (ii) adjustment to yield an internal rate of return of 51% if the Qualified Listing and Qualified Offering (each as defined below) occurred more than 12 months after a “First Round Financing” and the then prevailing conversion price would not otherwise provide such internal rate of return.

Each BVI Preferred Share was to be automatically converted upon the later to occur of a “Qualified Listing” and “Qualified Offering.” A “Qualified Listing” was defined as mean (a) a firmly committed underwritten public offering of Omnia BVI’s shares registered under the U.S. Securities Act or (b) a firm commitment of a registered market-maker who shall undertake responsibilities for the quotation of Omnia BVI’s shares on the OTC Bulletin Board in the U.S. and/or other comparable over-the-counter market overseas, in both cases, representing at least 10% of Omnia BVI (post-offering) at an implied pre-offering valuation of at least $28,000,000. A “Qualified Offering” was defined as a public or private offering of Omnia BVI raising at least $3,000,000 following the First Round Financing. “First Round Financing” meant the completion of issuance of up to 4,413 BVI Preferred Shares pursuant to the agreements signed with investors not later than six weeks after the date of the December 2006 agreements based on a pre-money valuation of $17 million. The issuance of the BVI Preferred Shares constituted a First Round Financing, and the 2007 Private Placement constituted a Qualified Offering.

The BVI Preferred Shares had certain preferential rights upon liquidation of Omnia BVI and certain preferential rights to dividends. The BVI Preferred Shares held by the Lead Investor also had certain redemption rights.

Each of the BVI Warrants issued in connection with the issuance of BVI Preferred Shares was exercisable, at any time, commencing with the later to occur of a Qualified Listing and Qualified Offering, for a two-year period, in cash for the purchase of Omnia BVI’s ordinary shares, at a per share exercise price equal to the per share price paid pursuant to the next equity financing round of Omnia BVI following completion of the First Round Financing. The exercise price of the BVI Warrants was subject to adjustment for share subdivisions, share combinations or mergers or consolidations.

Omnia BVI reimbursed the Lead Investor for certain expenses incurred by them, in addition to its own costs in connection with this placement.

By agreements dated as of October 9, 2007 (a) among Omnia BVI, the Lead Investor, Ms. Zheng Luo and another of our shareholders, and (b) among Omnia BVI, Ms. Zheng Luo and each of the other holders of BVI Preferred Shares and Warrants, effective upon the closing of the reverse acquisition:

(i) each BVI Preferred Share was converted into a specified number of ordinary shares of Omnia BVI, with each such ordinary share of Omnia BVI then being exchanged for 319.8294 shares of our common stock; and

(ii) each BVI Warrant was exchanged for warrants to purchase our common stock, exercisable at any time during, for a two-year period, commencing on the date of this report, at a per share price of $1.25;

(iii) the former holders of BVI Preferred Shares and BVI Warrants were granted certain rights to liquidated damages payments from Omnia BVI, if Omnia BVI (or, following the reverse acquisition, we) failed to have a registration statement covering the resale of their shares of our common stock effective within 180 days of the closing of the reverse acquisition, or if Omnia BVI (or, following the reverse acquisition, we) failed to meet our reporting obligations under the federal securities laws and as a consequence thereof the holders were unable to utilize SEC Rule 144 for resales of their shares;

(iv) the reverse acquisition of the Company with Omnia BVI and the 2007 Private Placement were collectively deemed to constitute both a Qualified Offering and a Qualified Listing, notwithstanding the absence of a public market price quotation for our common stock; and

(v) the Lead Investor, in consideration of its relinquishing certain rights, (a) retains certain put rights with respect to its shares as against Ms. Zheng Luo (but not as against us) if we do not obtain an OTCBB quotation or the Lead Investor’s shares are not registered for resale or otherwise eligible to be publicly resold by July 1, 2008, (b) will receive an additional 149, 884 shares of our common stock from Ms. Zheng Luo and one or more other former Omnia BVI shareholders as part of the reverse acquisition, and (c) may be entitled to additional shares of our common stock if the make good or antidilution provisions applicable to investors in the 2007 Private Placement result in additional shares being transferred or issued to those investors.

The exercise price of the warrants issued in exchange for the BVI Warrants is subject to adjustment for share subdivisions, share combinations or mergers or consolidations.

Reverse Acquisition with Omnia BVI and Related Equity Financing

On October 9, 2007, we entered into a share exchange agreement with Omnia BVI, the shareholders of Omnia BVI and certain of our principal stockholders. Pursuant to the share exchange agreement, we agreed, among other things, to issue to the shareholders of Omnia BVI 16,800,000 shares of our common stock in exchange for all of the issued and outstanding shares of Omnia BVI, which would then become our wholly owned subsidiary.

On October 9, 2007, we completed the reverse acquisition transaction with Omnia BVI by issuing to the shareholders of Omnia BVI 16,800,000 shares of our common stock in exchange for all of the issued and outstanding shares of Omnia BVI. As a result, Omnia BVI became our wholly owned subsidiary and the former shareholders of Omnia BVI became our Company’s controlling stockholders.

For accounting purposes, the share exchange transaction was treated as a reverse acquisition with Omnia BVI as the acquirer and the Company as the acquired party. When we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Omnia BVI on a consolidated basis unless the context suggests otherwise.

Concurrently with the consummation of the reverse acquisition, we issued 4,920,000 shares of the Company’s common stock and warrants to purchase an aggregate of 4,920,000 shares of the Company’s common stock for an aggregate purchase price of $6.15 million, to a total of 38 investors (of whom 29 were accredited investors and 9 were non-US residents who purchased shares and warrants in off-shore transactions) in a private placement pursuant to Regulation D and a simultaneous off-shore offering pursuant to Regulation S (collectively, the “2007 Private Placement”). In connection with the 2007 Private Placement, we also issued warrants to purchase 492,000 shares of the Company’s common stock to Keating Securities, LLC (“Keating Securities”), as a financial advisory fee in partial consideration of their services in connection with the 2007 Private Placement.

Factors Relevant to Evaluating Our Business and Financial Performance

We design, develop, and market a diversified selection of women’s wear with focus on fashionable business casual style. We target moderate to premium priced categories of the women’s wear market. In evaluating our performance, management reviews certain key performance indicators, including:

 Gross margin  – Gross margin measures our ability to control direct costs associated with the manufacturing and selling of our products. Gross margin is the difference between the net sales and cost of sales, which is comprised of direct inventory costs for merchandise sold, including all costs to transport merchandise from third-party suppliers to our distribution center.

Operating income  – Operating income is a measure of our earning power from ongoing operations and is measured as our earnings before interest and income taxes.

Results of Operations for the Six Months Ended June 30, 2007

Since our formation in the third quarter of 2006, we have focused on implementing our strategy of building a design and marketing workforce and an independent distributor and retail store sales network to design, develop, market and distribute “fashionable business casual”, our main product line. By the end of June 2007, we had hired and established a design team of 12 designers. By June 30, 2007 we operated or had distribution relationships with 135 stores, comprising 21 Company-owned stores, 15 co-owned stores, and 99 independent distributor stores, compared with 84 such stores as of December 31, 2006, following our recent formation in October 2006.

Sales revenue for the six months ended June 30, 2007 was $2,542,951. Revenue from sales to distributors for the six months ended June 30, 2007 was $2,048,293, or 80.5% of total sales revenue. Revenue from retail sales for the six months ended June 30, 2007, including from Company-owned and co-owned stores, was $494,658, or 19.5% of total sales revenue.

Overall gross profit for the six months ended June 30, 2007 was $1,447,107, which represented an overall gross profit margin of 56.9%. Gross profit margins on sales to distributors were 54.58%, while gross profit margins on retail sales were 66.54%.

General and administrative expenses, which include rental expense for headquarters, salary expense for management and headquarters staff, and travel and entertainment expenses, were $630,964 for the period (24.8% of sales revenues). We expect that this percentage will decline as our total revenues increase for the balance of 2007 and for 2008.

Selling and marketing expenses, which include all costs associated with sales, marketing and distribution functions, were $262,054 for the period (10.3% of sales revenues). We expect this percentage to remain fairly stable in the near term, and possibly decline slightly over time as revenues increase.

Income from operations for the period was $509,097, and net income applicable to common stockholders (after preferred stock dividends) for the period was $500,121.

Results of Operations for the Period from August 11, 2006 (date of inception) to December 31, 2006

Revenue from sales to distributors for the partial year period was $1,479,603. We had no Company-owned or co-owned stores in 2006.

Gross profit for the partial year period was $691,553, representing a gross profit margin of 46.7%.

General and administrative expenses, which include rental expense for headquarters, salary expense for management and headquarters staff, and travel and entertainment expenses, were $113,760 for the period.

Selling and marketing expenses, which include all costs associated with sales, marketing and distribution functions, were $93,537 for the period.

Income from operations for the partial-year period was $484,236, and net income for the period was $406,683.

Liquidity and Capital Resources

During the six months ended June 30, 2007, the Company’s net cash position increased slightly to $96,893, compared with $83,456 at December 31, 2006, and its working capital increased to $1,288,033, compared with $451,050 at December 31, 2006. The Company’s financing activity provided net cash of $729,980 for the six months ended June 30, 2007, through the proceeds from the sale of convertible preferred shares and accompanying ordinary share purchase warrants. The Company’s financing activities provided net cash of $154,229 for the period from August 11, 2006 to December 31, 2006, through issuance of ordinary shares and proceeds from loans from shareholders.

Net cash used in operating activities for the six months ended June 30, 2007 was $231,043. Net cash used in operating activities for the period from August 11, 2006 to December 31, 2006 was $56,612.

The Company’s investing activities to date have consisted mainly of the purchase of property and equipment. For the six months ended June 30, 2007, the net use of cash in investing activities was $487,975. For the period from August 11, 2006 to December 31, 2006 the net cash used in investing activities was $15,484.

Based on our current operating plan and our available cash and cash equivalents, we expect that we will need to obtain additional financing in the near future through the sale of equity securities, private placements, and loans to fund our cash needs and continue our presently planned operations. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

Our material capital expenditure requirements for the remaining period of fiscal year 2007 and for the first nine months of 2008 are approximately $3.0 million, which will be used for store expansions and upgrading information management systems. In addition, we expect that an additional $2.0 million of working capital will be needed to maintain our business operations in the next twelve months. We anticipate funding these requirements from the proceeds of the 2007 Private Placement.

We believe that our currently available working capital after receiving the net proceeds of the 2007 Private Placement should be adequate to sustain our operations at our current levels through at least the next twelve months. However, depending on our future needs and changes and trends in the capital markets affecting our shares and the Company, we may determine to seek additional equity or debt financing in the private or public markets. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

Obligations Under Material Contracts

The following table summarizes our outstanding contractual obligations as of June 30, 2007:

Payments due by period in thousands of U.S. dollars

	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-term debt obligations	$—	$—	$—	$—	$—
Capital lease obligations	-	-	-	-	-
Operating lease obligations	$676,829	$155,040	$263,644	$209,292	$48,853
Purchase obligations	-	-	-	-	-
Other long term liabilities	-	-	-	-	-

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

Use of estimates. In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes, provision for warranty and the estimation on useful lives of property, plant and equipment. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Concentrations of credit risk. Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. As of December 31, 2006, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality. With respect to trade receivables, the Company extends credit based on an evaluation of the customer’s financial condition. The Company generally does not require collateral for trade receivables and maintains an allowance for doubtful accounts of trade receivables.

Allowance of doubtful accounts.The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectibility of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance and the Company considers the historical level of credit losses and applies percentages to aged receivable categories. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers deteriorates, resulting in their inability to make payments, a larger allowance may be required. Based on the above assessment, during the reporting period, the management establishes the general provisioning policy to make allowance equivalent to the aging of trade receivables as set forth in the financial statements. Bad debts are written off when identified.

Inventories. Inventories are stated at the lower of cost or market. Cost is determined on a first-in first-out basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition.

Revenue recognition. Revenue is recognized when it is probable that the economic benefits will flow to the Company and when the revenue can be measured reliably, on the following basis:

(i)
revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time of delivery and the sales price is fixed or determinable and collection is reasonably assured; and

(ii)	interest income is recognized on an accrual basis.

Property and Equipment. Property and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its exiting use. Depreciation is provided on a straight-line basis over the assets’ estimated useful lives. The principal depreciation rates are as follows:

Annual Rate

Leasehold improvement	10%
Office equipment and computers	20%

Maintenance or repairs are charged to expense as incurred. Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

Income Taxes. The Company uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Comprehensive income. The Company has adopted SFAS 130, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Components of comprehensive income include net income and foreign currency translation adjustments.

Foreign currency translation. The functional currency of the Company is HKD while that of its subsidiary is RMB. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and shareholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of shareholders’ equity. The exchange rates were RMB1 for $0.12825 and HKD1 for $0.12859 as of December 31, 2006. The average exchange rates for the period ended December 31, 2006 were RMB1 for $0.12557 and HKD1 for $0.12874. There is no significant fluctuation in exchange rate for the conversion of RMB and HKD to United State dollars after the balance sheet date.

Seasonality

Our business is likely to be seasonal, with the highest proportion of sales and operating income likely being generated in the fourth quarter of each year, lesser proportions in the second and third quarter of each year, and the lowest proportion of sales and operating income being generated in the first quarter of each year. Our working capital requirements are likely to fluctuate during the year, increasing substantially during one or more quarters as a result of higher planned seasonal inventory levels and higher receivables. If we fall significantly short of our anticipated earnings in one or more quarters, it will significantly decrease the working capital available to us in the following quarters. Due to limitations on borrowing levels, a decrease in working capital may adversely affect our purchasing abilities which would have a material adverse effect on our revenues.

Off-Balance Sheet Arrangements

We do not have any off-balance arrangements.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of October 10, 2007 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our current officers and current and proposed directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Room 101, Building E6, Huaqiaocheng, East Industrial Park, Nanshan District, Shenzhen, 518053, The People’s Republic of China.

Name and Address of Beneficial Owner	Director or Officer	Amount and Nature of Beneficial Ownership (1)		Percentage (2)
Zheng Luo (3) (4)	Director and Officer	7,525,420	(5)(6)	32.95%
Xiaoyin Luo (3)(4)	Director Candidate	5,411,514		23.69%
Wenbin Fang (3)(4)	Director	1,141,791	(5)	5.00%
Qing Huang (4)	Director Candidate	-0-		-0-
Fei Lou (4)	Director Candidate	-0-		-0-
Tianhong Yu (4)	Director Candidate	-0-		-0-
Junneng Yang (4)	Officer	-0-		-0-
Xiaomei Liu (4)	Officer	-0-		-0-
JAIC Crosby Greater China Investment Fund (8) P.O. Box 2081 GT, Century Yard, Cricket Square, Hutchins Drive,George Town, Grand Cayman, Cayman Islands		942,278	(6)(7)	4.09%

All directors and officers as a group (eight in the group)		14,078,725 shares		61.64%
______________________

* Less than 1%.

[1]Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

2A total of 22,840,000 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

3Ms. Xiaoyin Luo is the elder sister of Ms. Zheng Luo and sister-in-law of Mr. Wenbin Fang. Mr. Wenbin Fang is the husband of Ms. Zheng Luo. Each disclaims beneficial ownership of the shares held by the other.

[4] The address for each of the individuals shown is c/o OmniaLuo, Inc.

[5] Share amounts shown do not include shares held by the individual’s spouse, as to which the individual disclaims beneficial ownership.

[6] Reflects the transfer by Ms. Zheng Luo, as part of the reverse acquisition, of 140,891 shares of common stock to JAIC Crosby Greater China Investment Fund.

[7] Includes warrants to purchase 200,000 shares of our common stock, which may by their terms become exercisable within 60 days of the date of this report.

8 JAIC Crosby Greater China Investment Fund was a “control person” and affiliate of Omnia prior to the reverse acquisition and 2007 Private Placement by reason of the existence and its exercise of its contractual rights under its preferred investment documentation, and may now be deemed to be a “control person” and affiliate of the Company.

Change in Control

Reference is made to the disclosure set forth above under this Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with Omnia BVI, the former shareholders of Omnia BVI (prior to the 2007 Private Placement transaction as described under Item 2.01) owned 93.75% of the total outstanding shares of our capital stock and 93.75% total voting power of all our outstanding voting securities.

Make-Good Provision

In connection with the 2007 Private Placement, Zheng Luo (the principal shareholder and chief executive officer of the Company), and another shareholder agreed to place 41.11% of the shares of Common Stock they collectively own (including 40% of the shares owned by Ms. Luo) in escrow (the “Escrow Shares”). The Escrow Shares represented approximately 19.79% of the Company’s total post-reverse acquisition and pre-2007 Private Placement issued and outstanding shares. If the Company fails to report net income of at least $2.0 million under U.S. GAAP (before adjustments for non-cash and cash charges related to the reverse acquisition and 2007 Private Placement, including any liquidated damages payments under the Registration Rights Agreement and any expense relating to any issuance of shares by us prior to the reverse acquisition and 2007 Private Placement, and for any charges related to the release of the Escrow Shares, and before accounting for the impact on net income of any equity incentive options or shares granted) for the fiscal year 2007, the escrow agent shall transfer to the investors in the 2007 Private Placement the number of Escrow Shares based on the following formula: (($2.0 million - 2007 adjusted reported net income)/$2.0 million) multiplied by the Escrow Shares, subject to a maximum number of 50% of the Escrow Shares.

If the Company fails to report net income of at least $4.3 million under U.S. GAAP (before adjustments for non-cash and cash charges related to the reverse acquisition and 2007 Private Placement, including any liquidated damages payments under the Registration Rights Agreement and any expense relating to any issuance of shares by us prior to the reverse acquisition and 2007 Private Placement, and for any charges related to the release of Escrow Shares, and before accounting for the impact on net income of any equity incentive options or shares granted) for the fiscal year 2008, the escrow agent shall transfer to the investors in the 2007 Private Placement the lesser of: (1) the number of Escrow Shares based on the following formula: ($4.3 million – 2008 adjusted reported net income/$4.3 million) multiplied by the Escrow Shares; or (2) the number of Escrow Shares still in escrow.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is information regarding our current or proposed directors and current executive officers. Except as set forth below, there are no family relationships between any of our directors or executive officers. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns or is removed by the Board or his successor is elected then qualified. Directors are elected each year by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or resignation or removal.

Name	Age	Title
Zheng Luo	37	Chairwoman and Chief Executive Officer
Junneng Yang	41	Chief Operating Officer
Xiaomei Liu	39	Chief Financial Officer
Xiaoyin Luo	43	Director [Director Candidate]
Qing Huang	42	Director [Independent Director Candidate]
Fei Lou	41	Director [Independent Director Candidate]
Tianhong Yu	41	Director [Independent Director Candidate]
Wenbin Fang	40	Director [Director Candidate]

Ms. Zheng Luo, Chairwoman and Chief Executive Officer

Ms. Zheng Luo is our founder, Chairwoman and Chief Executive Officer, and chief executive officer and chief designer of Oriental Fashion. Before founding Oriental Fashion, Ms. Zheng Luo was chairwoman and chief executive officer of Oumeng (2003 - 2007) and chairwoman and chief executive officer of Green’s Apparel (1996 - 2003). Ms. Zheng Luo has been active in the fashion design and retail business for over 10 years. She created the OMNIALUO brand in 1996. Ms. Zheng Luo is a renowned designer in the fashion industry who has won various prestigious honors nationally and internationally and received broad media coverage in China, Hong Kong, Paris and Italy. Ms. Zheng Luo earned a Bachelor of Arts degree in International Finance from Shenzhen University in 1991.

Mr. Junneng Yang, Chief Operating Officer

Mr. Junneng Yang is our Chief Operating Officer. He began his fashion career in 1990. He joined Green’s Apparel as a vice president in 1997. From 1997 to 2003, he built up the OMNIALUO distribution network from 2 shops in Shenzhen to over 150 shops nationally. From 2003 to 2006, Mr. Yang served as a professional consultant for over 20 fashion brands. From 2005 to 2006, he also served as the chief executive officer of a Down Jacket Fashion Corp based in Shenzhen. In January 2007, Mr. Yang rejoined Oriental Fashion as its chief operating officer and brings his over 15 years of experience in marketing and brand management in the fashion industry. Mr. Yang has no higher education degree.

Xiaomei Liu, Chief Financial Officer

Ms. Xiaomei Liu is our Chief Financial Officer. She has been working as a financial advisor to companies and institutions in China for the past eight years, including four years with Beijing SEEC investments. She is also a founding partner of China eCapital Corporations. Before moving back to China, she worked at the Investment Banking Division of Lehman Brothers in New York and Hong Kong. Her experience includes a variety of equity, debt, and merger and acquisition transactions. Ms. Liu has an MBA from Wharton Business School of the University of Pennsylvania and a BA from Finance Institute of China.

Ms. Xiaoyin Luo, Director Candidate

Ms. Xiaoyin Luo serves as Director & General Manager of Hutchison Harbour Ring China, a subsidiary of Hutchison Whampoa Limited (HWL). Ms. Xiaoyin Luo has over 14 years of service to HWL. Her main responsibilities are commercial property investment, development, operation, and management. Some of her projects include The Center, Westgate Mall, Harbour Ring Plaza and Huangpu Center in Shanghai, Metropolitan Plaza in Chongqing, and Pacific Plaza in Qingdao. Since Hutchison Harbor is the exclusive licensing agent of Warner Brothers Consumer Product Division (WBCP) in China, Ms. Xiaoyin Luo is in charge of the product license and retail license business development for Warner Bros. Studio Store Shanghai Flagship operation management, retail network and distribution channel construction, and sub-licensee development. Ms. Xiaoyin Luo holds a degree of Master of Economics and holds an EMBA from China Europe International Business School.

Mr. Qing Huang, Independent Director Candidate

Mr. Qing Huang is engaged in private equity financing activities in China as an investor and advisor. He is currently a general partner of Mingly China Growth Fund, L.P. a private equity fund focused on investing in growth companies in China. Mr. Huang has participated in a large number of international financing transactions by Chinese and non-Chinese companies, including private placement and public offerings of corporate equity and debt. Mr. Huang worked as a lawyer and adviser in the United States, Hong Kong and Shanghai and was associated with international law firms Shearman & Sterling and Linklaters in Hong Kong and Brown & Wood LLP in New York. Mr. Huang graduated from Columbia University School of Law with a J.D. degree, from University of Chicago with a Master’s degree in political science and from Beijing University with a Bachelors’ degree in English and American literatures. He is a member of the New York State Bar Association.

Mr. Fei Luo, Independent Director Candidate

Mr. Fei Luo is expected to serve as an independent director on our board of directors upon closing,. He has served as a director of IER Venture Capital Co., Ltd., a venture capital firm in China, since 2000. He founded Beida Zongheng Financial Consulting Co., Ltd. in 1999 and serves as the president and chairman of the board of Beida Zongheng. From 1997 to 1999, he served as the managing director of Shenzhen Yanning Development Co., Ltd., in charge of investment. From 1993 to 1996, he served as the vice chairman of Shenzhen Anxing Financial Consulting Co., Ltd and vice chairman of Shenzhen Anxing investing Co., Ltd. Mr. Fei Luo received his Master degree in Economics from Peking University in 1999 and his BA in Economics from Peking University in 1988.

Mr. Tianhong Yu, Independent Director Candidate

Mr. Tianhong Yu  is expected to serve as an independent director on our board of directors upon closing. Mr. Yu has served as a vice president and managing director of Huayi Brothers & Taihe Film Investment Co., Ltd., a leading motion picture and television production and distribution company in China, since 2005. From 2003 to 2005, he had planned and supervised a number of movie and TV series. Prior to that, he was the senior manager of TOM.com Inc., a leading wireless internet company in China. Mr. Yu also founded Beijing Modern Art Center and CHINALAW DATABASE, the first law database in China. Mr. Yu received his Bachelor Degree in Economic Law from Peking University in 1988.

Mr. Wenbin Fang, Director Candidate

Mr. Wenbin Fang is expected to serve as a director on our board of directors upon closing. Mr. Fang has served as general manager in Shen Zhen Meng Sa Di Ka Trading Company since 2003. From 2000 to 2002, Mr. Fang worked for ARTLEVA, an Italian company, where he was focused on exportation of household goods and clothing products from China (including Taiwan) to Italy, France and Germany. From 1998 to 2000, he worked for MAX, where he was focused on exportation of household goods and clothing products from China (including Hong Kong) to Italy and France. From 1993 to 1997, he served as business manager for east Asia area (including China) of R.P.R. Clothing Machine Manufactory, an Italian Company. He earned his bachelor degree in Industrial Design in Shangdong Design and Art College. He then spent a year (1992-1993) in the Department of Industrial Design of Italy National Design and Act College.

Family Relationships

Ms. Xiaoyin Luo is the elder sister of Ms. Zheng Luo and the sister-in-law of Mr. Wenbin Fang. Mr. Wenbin Fang is the husband of Ms. Zheng Luo. There are no other family relationships between any of our directors and executives.

Board Composition and Committees

The board of directors is currently composed of two members. One of our current board members will resign shortly and there will be five new board members, as set forth above. All Board action requires the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

The Company will: (i) subject to identification and availability of qualified candidates, cause, within 90 days following the closing of the 2007 Private Placement, a majority of the members of its Board of Directors to be “independent” as defined under the NASDAQ listing requirements; and (ii) otherwise satisfy, within 90 days following the closing of the 2007 Private Placement, the corporate governance requirements relating to Board and Board committee composition, process and decision-making, and approval of related-party transactions applicable to a NASDAQ-listed company.

We currently do not have standing audit, nominating or compensation committees. We intend, however, to establish an audit committee, a nominating committee and a compensation committee of the board of directors as soon as practicable. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and our system of internal controls. The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. The compensation committee will be primarily responsible for reviewing and approving our salary and benefit policies (including stock options), including compensation of executive officers.

Our board of directors has not made a determination as to whether any member of our board is an audit committee financial expert. Upon the establishment of an audit committee, the board will determine whether any of the directors qualify as an audit committee financial expert.

Director Compensation

We have not paid our directors fees in the past for attending scheduled and special meetings of our board of directors. In the future, we may adopt a policy of paying independent directors a fee for their attendance at board and committee meetings. We do reimburse each director for reasonable travel expenses related to such director’s attendance at board of directors and committee meetings.

We plan to enter into indemnification agreements with each of our directors (and our executive officers) on terms which we believe are reasonable and customary and comparable to those entered into by other publicly-traded companies in the United States.

Code of Ethics

Our board of directors intends to adopt a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, and principal accounting officer. The code of ethics will address, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to (i) all individuals serving as the Company’s principal executive officer or acting in a similar capacity during the last completed fiscal year, regardless of compensation level, (ii) the Company’s two most highly compensated executive officers other than the principal executive officers serving at the end of the last completed fiscal year, (iii) up to two additional individuals for whom disclosure would have been provided pursuant to (ii) above but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year. No executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation on Earnings ($)	Non-qualified Deferred Compensation on Earnings	All Other Compensation ($)	Total ($)
Zheng Luo, Chief Executive Officer	2006	75,000	-0-	-0-	-0-	-0-	1,600	-0-	86,600
Junneng Yang, Chief Operating Officer	2006	30,000	-0-	-0-	-0-	-0-	-0-	-0-	30,000
Zhang Liping, Controller	2006	30,000	-0-	-0-	-0-	-0--	400	-0	30,400

Narrative to Summary Compensation Table

On October 9, 2007, Ms. Zheng Luo became our Chief Executive Officer. Before that, Ms. Zheng Luo was (and continues to be) the chief executive officer and chief designer of our indirect Chinese subsidiary, Oriental Fashion. The annual, long term and other compensation shown in this table includes the amounts Ms. Luo received from Oriental Fashion during the applicable periods.

Employment and Related Agreements

Each of the executive officers and other individuals named above has entered into a standard PRC form of employment contract with our operating subsidiary, Oriental Fashion.

The terms of Ms. Luo’s contract provide for a two year employment term, from January 1, 2007 through December 31, 2008, with an annual salary of $75,000 and monthly deferred compensation payments totaling $4,800 annually.

The terms of Mr. Yang’s contract provide for a two year employment term, from February 9, 2007 through February 8, 2009, with an annual salary of $30,000 and monthly deferred compensation payments totaling $1,200 annually.

The terms of Ms. Liping’s contract provide for a two year employment term, from March 23, 2007 through March 22, 2009, with an annual salary of $30,000 and monthly deferred compensation payments totaling $1,200 annually.

In addition, as part of the share exchange agreement in October 9, 2007, Ms. Zheng Luo also entered into a non-competition agreement with the Company in which she undertook not to compete with the Company while in the employ of the Company or of any subsidiary of the Company and for five years after her termination of employment with the Company.

Under Ms. Zheng Luo’s employment contract with our operating subsidiary, Oriental Fashion, she may not compete with Oriental Fashion while employed and, if she terminates employment, Oriental Fashion may thereafter restrict her from competing with its business for up to three years, provided it pays her a total of RMB 1,800,000 in consideration of her performance of the three-year non-compete provision.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives, during the fiscal year ended December 31, 2006.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company intends to adopt an employee equity incentive plan under which the Company’s officers, directors, consultants, and employees will be eligible to receive, in relevant part, either securities or stock options exercisable for the Company’s securities at exercise prices that may be equal to or lower than the 2007 Private Placement offering price. The Company intends to reserve up to five million (5,000,000) shares of common stock for issuance under this plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 9, 2007, we completed a reverse acquisition transaction with Omnia BVI in which we issued to the shareholders of Omnia BV 16,800,000 shares of our common stock in exchange for all of the issued and outstanding shares of Omnia BVI. As a result, Omnia BVI became our wholly owned subsidiary and the former shareholders of Omnia BVI became our controlling shareholders.

The Company’s operating subsidiary, Oriental Fashion, purchased finished goods for $821,196 from Oumeng during 2006. A substantial percentage of these purchases resulted from Oumeng acting as temporary procurement agents and contracting parties with third-party manufacturers and suppliers during the period before Oriental Fashion received its business license. Certain of the Company’s principal shareholders were also principal shareholders of Oumeng throughout 2006 and early 2007 and a director of Oriental Fashion, who is also the spouse of a principal Company’s shareholder and director of Oriental Fashion, managed part of the business of Oumeng during the same period. Therefore, Oumeng is deemed to have been under common control with the Company during the time these purchases occurred.

The Company’s operating subsidiary, Oriental Fashion, entered into an agreement in 2006 for the purchase of finished goods for $1,337,875 from Yin Hu, for delivery originally during the quarter ended March 31, 2007. A portion of the payments due and of the deliveries to be made were deferred into the second quarter of 2007, and the remaining undelivered goods were delivered in August 2007. A principal shareholder of the Company was also a principal shareholder of Oriental Fashion throughout 2006 and part of the first quarter of 2007. Therefore, Yin Hu is deemed to have been under common control with the Company during the time these purchases occurred.

The Company believes the terms obtained and consideration paid in connection with the transactions described above were no less favorable than those that would have been obtained by the Company’s subsidiary in arm’s-length transactions with an unrelated party.

In addition, as part of the share exchange agreement in October 9, 2007, Ms. Zheng Luo also entered into a non-competition agreement with the Company in which she undertook not to compete with the Company while in the employ of the Company or of any subsidiary of the Company and for five years after her termination of employment with the Company.

Under Ms. Zheng Luo’s employment contract with our operating subsidiary, Oriental Fashion, she may not compete with Oriental Fashion while employed and, if she terminates employment, Oriental Fashion may thereafter restrict her from competing with its business for up to three years, provided it pays her a total of RMB 1,800,000 in consideration of her performance of the three-year non-compete provision.

In connection with the 2007 Private Placement, we (a) paid commissions and a non-accountable expense allowance totaling $568,875, and (b) issued warrants to purchase 492,000 shares of the Company’s common stock, to Keating Securities, as a financial advisory fee in partial consideration of their services in connection with the 2007 Private Placement, pursuant to a previously reported placement agreement entered into with Keating Securities on September 14, 2007. Prior to consummation of the reverse acquisition and 2007 Private Placement, we may be deemed to have been an affiliate of Keating Securities by reason of the ownership of shares of our common stock by principals and executives of Keating Securities.

The Company believes the terms obtained and consideration paid in connection with the transactions described above were no less favorable than those that would have been obtained by the Company (or its operating subsidiary in the case of those transactions with Oriental Fashion) in arm’s-length transactions with an unrelated party.

In connection with the reverse acquisition, JAIC Crosby Greater China Investment Fund (the “Lead Investor”), which was a “control person” and affiliate of Omnia BVI prior to the reverse acquisition and 2007 Private Placement by reason of the existence and its use of its contractual rights under its preferred investment documentation, and which may now be deemed to be a “control person” and affiliate of the Company, in consideration of its relinquishing certain rights, (a) retains certain put rights with respect to its shares as against Ms. Zheng Luo (but not as against us) if we do not obtain an OTCBB quotation or the Lead Investor’s shares are not registered for resale or otherwise eligible to be publicly resold by July 1, 2008, (b) will receive an additional 149, 884 shares of our common stock from Ms. Zheng Luo and one or more other former Omnia BVI shareholders as part of the reverse acquisition, and (c) may be entitled to additional shares of our common stock if the make good or antidilution provisions applicable to investors in the 2007 Private Placement result in additional shares being transferred or issued to those investors.

DESCRIPTION OF SECURITIES

Description of Capital Stock

Common stock

We are authorized to issue up to 40,000,000 shares of common stock, $0.01 par value. As of October 9, 2007, 22,840,000 shares of our common stock were outstanding.

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment to our creditors, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. We have never declared or paid cash dividends. Our board of directors does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our primary operating subsidiary, Oriental Fashion, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Special Rights of Certain Holders of Common Stock. The purchasers of common stock in the 2007 Private Placement have certain additional rights by contractual agreement with the Company, as follows:

Anti-Dilution Provisions

The initial purchasers of Common Stock acquired in the 2007 Private Placement have “full ratchet” anti-dilution protection for three years after the closing of the 2007 Private Placement with respect to the common shares, for issuances of shares of the Company’s common stock, or securities exercisable for or convertible into shares of the Company’s common stock, at an issuance price, exercise price or conversion price of less than $1.25 per share (which per share price shall be deemed to be adjusted for purposes of anti-dilution adjustments for any release of Escrow Shares as described below under “Make Good Provisions”, and for stock splits, stock dividends, stock combinations, or any distribution by us of our assets, and recapitalizations), except with respect to the issuance of shares of the Company’s common stock to employees and independent directors pursuant to an equity incentive plan approved by the Company’s stockholders, provided such issuances are approved by the Company’s board, including approval of least 50% of the independent directors.

Make-Good Provisions

In connection with the 2007 Private Placement, Zheng Luo (the principal shareholder and chief executive officer of the Company), and another shareholder agreed to place 41.11% of the shares of Common Stock they collectively own (including 40% of the shares owned by Ms. Luo) in escrow (the “Escrow Shares”). The Escrow Shares represented approximately 19.79% of the Company’s total post-reverse acquisition and pre-2007 Private Placement issued and outstanding shares. If the Company fails to report net income of at least $2.0 million under U.S. GAAP (before adjustments for non-cash and cash charges related to the reverse acquisition and the 2007 Private Placement, including any liquidated damages payments under the Registration Rights Agreement and any expense relating to any issuance of shares by us prior to the reverse acquisition and 2007 Private Placement, and for any charges related to the release of the Escrow Shares, and before accounting for the impact on net income of any equity incentive options or shares granted) for the fiscal year 2007, the escrow agent shall transfer to the initial purchasers of Common Stock in the 2007 Private Placement the number of Escrow Shares based on the following formula: (($2.0 million - 2007 adjusted reported net income)/$2.0 million) multiplied by the Escrow Shares, subject to a maximum number of 50% of the Escrow Shares.

If the Company fails to report net income of at least $4.3 million under U.S. GAAP (before adjustments for non-cash and cash charges related to the reverse acquisition and the 2007 Private Placement, including any liquidated damages payments under the Registration Rights Agreement and any expense relating to any issuance of shares by us prior to the reverse acquisition and 2007 Private Placement, and for any charges related to the release of Escrow Shares, and before accounting for the impact on net income of any equity incentive options or shares granted) for the fiscal year 2008, the escrow agent shall transfer to the initial purchasers of Common Stock in the 2007 Private Placement the lesser of: (1) the number of Escrow Shares based on the following formula: ($4.3 million - 2008 adjusted reported net income/$4.3 million) multiplied by the Escrow Shares; or (2) the number of Escrow Shares still in escrow.

Participation Rights

From the closing of the 2007 Private Placement until one hundred and eighty (180) trading days following the date of this report (the “Trigger Date”), the Company has agreed to refrain from publicly selling or publicly offering to sell any of its equity or convertible securities. Until the first anniversary of the Closing Date, if the Company intends to undertake a privately placed offering of its equity or convertible securities, the purchasers of Common Stock in the 2007 Private Placement shall have the right to participate in such private offering based on the purchaser’s pro rata portion of the number of Common Shares purchased in the Offering compared with all shares of Common Stock then outstanding.

Warrants

We currently have issued and outstanding warrants to purchase up to 5,704,752 shares of our common stock, of which (i) warrants for up to 5,412,000 shares (the “Investor Warrants”) issued in the 2007 Private Placement may be exercised at $1.5625 per share at any time or from time to time until and including October 8, 2012, including warrants for 492,000 shares which may be exercised on a cashless exercise basis, and (ii) warrants for up to 292,752 shares (the “Bridge Warrants”) may be exercised at $1.25 per share at any time or from time to time for a two-year period commencing when the Company’s common stock is first actively quoted on the OTCBB, NASDAQ or a national securities exchange .

Subject to 30 business days notice to the holders of the Investor Warrants, and provided an effective registration statement is in effect covering the common stock underlying the Investor Warrants, the Investor Warrants will be callable by us; provided, however, that the closing bid price of the common stock has exceeded 200% of the offering price per share of common stock sold in the 2007 Private Placement, as adjusted, for at least 20 consecutive trading days and that the average daily trading volume of our common stock exceeds a value of US$250,000 per day during the same period. 30 business days after Investor Warrant holders have been notified of the call demand subject to the provisions above, any Investor Warrants that have not been exercised will expire and become void.

Holders of the Investor Warrants have “weighted-average” anti-dilution protection for the term of the Warrants, for issuances of shares of the Company’s Common Stock, or securities exercisable for or convertible into shares of the Company’s Common Stock, at an issuance price, exercise price or conversion price of less than $1.25 per share (which per share price shall be deemed to be adjusted for purposes of anti-dilution adjustments for any release of Escrow Shares as described above under “Make Good Provisions”, and for stock splits, stock dividends, stock combinations, or any distribution by us of our assets, and recapitalizations), except with respect to the issuance of shares of the Company’s Common Stock to employees and independent directors pursuant to an equity incentive plan approved by the Company’s stockholders, provided such issuances are approved by the Company’s Board, including approval of least 50% of the independent directors.

The exercise price of both the Investor Warrants and the Bridge Warrants is subject to adjustment for share subdivisions, share combinations or mergers or consolidations.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, $0.01 par value. No shares of preferred stock are currently outstanding.

Our charter when amended (anticipated to be in late October 2007) will authorize our board to issue shares of preferred stock in one or more classes or series within a class upon authority of the board without further stockholder approval. Any preferred stock issued in the future may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. In addition, any such shares of preferred stock may have class or series voting rights. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Transfer Agent and Registrar

Our independent stock transfer agent is Corporate Stock Transfer, Inc., located in 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209. Their phone number is (303) 282-4800 and facsimile number is (303) 282-5800.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

There is currently no public trading market for our common stock. We anticipate that our common stock will be quoted on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. in the near future.

We currently have outstanding 22,840,000 shares of common stock, none of which can currently be sold under Rule 144, and 21,720,000 of which may be sold under Rule 144, subject to certain restrictions, commencing October 9, 2008.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who may be deemed to be an “affiliate” (as the term “affiliate” is defined under the Securities Act), would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which as of October 9, 2007 would equal 228,400 shares; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

There is currently no trading activity or trading volume in our shares. However, even if our common stock is quoted on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc., since our shares will not then be quoted on an “automated quotation system,” our stockholders will not be able to rely on the market-based volume limitation described in the second bullet above. If, in the future, our securities are listed on an exchange or quoted on NASDAQ, then our stockholders would be able to rely on the market-based volume limitation. Unless and until our stock is so listed or quoted, our stockholders can only rely on the percentage based volume limitation described in the first bullet above.

Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell shares that are “restricted securities” which have been held for at least two years without regard to the limitations contained in Rule 144. The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this report.

None of our outstanding shares may currently be sold in reliance on Rule 144 because all the securities issued by the Company to its current stockholders, other than the shares being registered under this report, were issued to stockholders at a time when the company was a blank check company. Therefore, in accordance with the guidance provided by the November 1, 1999 letter sent by Ken Worm, the Assistant Director of NASD (now FINRA) Regulation, to Richard Wulff, the Chief of the Commission’s Office of Small Business of the Division of Corporation Finance and Mr. Wulff’s January 21, 2000 response, those shares are not eligible to be transferred in reliance on any of the exemptions in Section 4(1) of the  Securities Act. Accordingly, these shares are not eligible to be sold pursuant to Rule 144 under the Securities Act. Instead, they must be registered to be sold regardless of how many years that the shares remain outstanding.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144.

We believe that none of our outstanding shares may currently be sold in reliance on Rule 144(k).

Reports to Stockholders

We plan to furnish our stockholders with an annual report for each fiscal year ending December 31 containing financial statements audited by our independent certified public accountants. Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our stockholders as we deem appropriate. We intend to continue to comply with the periodic reporting requirements of the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at ‘‘http://www.sec.gov.’’

Approximate Number of Holders of Our Common Stock

On October 9, 2007, there were approximately 97 stockholders of record of our common stock.

Dividends

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. We have never declared or paid cash dividends. Our board of directors does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiary, Oriental Fashion, from time to time may be subject to restrictions on its ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

LEGAL PROCEEDINGS

As of the date of this report, we are not a party to any material lawsuits or legal proceedings.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the General Corporation Law of the State Delaware allows a corporation to indemnify any officer, director, employee or agent who is a party or is threatened to be made a party to a litigation by reason of the fact that he or she is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer if:

•	the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; and

•	with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Our Certificate of Incorporation provide for the indemnification of our officers and directors to the maximum extent permitted by Delaware law, and also provide that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of the directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the General Corporation Law of the State of Delaware.

The Company’s bylaws provide that directors and officers shall be indemnified by the Company to the fullest extent authorized by the Delaware General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for the Company or on its behalf.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On October 9, 2007 we sold a total of 4,920,000 shares of common stock and accompanying warrants to purchase up to a total of 4,920,000 shares of common stock, at a purchase price of $1.25 per share and accompanying warrant to purchase one share of common stock, to certain investors, resulting in gross proceeds to the Company of $6,150,000. The shares were sold to individuals and institutional investors, all of whom were either “accredited investors”, as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or who purchased shares sold in a concurrent offshore offering to non-US persons pursuant to Regulation S promulgated under the Securities Act. The securities were sold in reliance upon the exemption from registration under Rule 506 of Regulation D and under Regulation S promulgated under the Securities Act. Each of the investors represented to us that the investor was an accredited investor (in the case of the Regulation D offering) or a non-US person (in the case of the Regulation S offering) and represented to us the investor’s intention to acquire our securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with Omnia BVI, the former shareholders of Omnia BVI (prior to the 2007 Private Placement transactions as described under Item 2.01) own 93.75% of the total outstanding shares of our capital stock and 93.75% total voting power of all our outstanding voting securities.

It should be noted that JAIC Crosby Greater China Investment Fund, which was a “control person” and affiliate of Omnia prior to the reverse acquisition and 2007 Private Placement by reason of the existence and its use of its contractual rights under its preferred investment documentation, may now be deemed to be a “control person” and affiliate of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the reverse acquisition, Kevin R. Keating, a director of the Company, submitted his resignation letter pursuant to which he resigned from his position as director effective on the tenth day following the mailing by us of an information statement to our stockholders that complies with the requirements of Section 14f-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which information statement is expected to be mailed out on or about October 17, 2007. The resignation of Mr. Keating is not in connection with any known disagreement with us on any matter. Mr. Keating had previously resigned his position as the sole officer of the Company effective as of the closing of the reverse acquisition.

A copy of this report has been provided to Mr. Keating. Mr. Keating has been provided with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether he agrees with the statements made by us in this report, and if not, stating the respects in which he does not agree. No such letter has been received by us.

On October 9, 2007 in connection with the closing of the reverse acquisition, Zheng Luo was appointed as our Chairwoman and as our Chief Executive Officer and President, Junneng Yang was appointed as our Chief Operating Officer, and Xiaomei Liu was appointed as our Chief Financial Officer, Treasurer and Secretary.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS

We plan to amend our certificate of incorporation to (i) authorize the issuance of up to 10 million shares of preferred stock, which may be issued from time to time in one or more series as determined by the Company’s board of directors, which is authorized to designate all rights, preferences, privileges and restrictions attendant to each series as well as the number of shares authorized for issuance in each series, which matters shall be expressed in resolutions adopted by the board of directors and filed with the Secretary of State of the State of Delaware and (ii) change our name to OmniaLuo, Inc. Such amendments are expected to become effective in late October 2007.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Filed herewith are the following:

1. Audited consolidated financial statements of Omnia Luo Group Limited and subsidiary from inception through December 31, 2006.

2. Unaudited consolidated financial statements of Omnia Luo Group Limited and subsidiary for the six months ended June 30, 2007.

(b) Unaudited pro forma condensed combined financial statedments of Wentworth II, Inc. and its subsidiaries for the twelve months ended December 31, 2006 and six months ended June 30, 2007.

(c) Exhibits

ITEM 27. EXHIBITS

Exhibit No.	Description

2.1
Share Exchange Agreement, dated October 9, 2007, among the registrant, certain stockholders of the registrant signatory thereto, Omnia Luo Group Limited, and the shareholders of Omnia Luo Group Limited.

3.1
Certificate of Incorporation of Wentworth II, Inc. as filed with the Secretary of State of Delaware (filed as an exhibit to the registration statement of Wentworth II, Inc. on Form SB-2, as filed with the SEC on December 12, 2001, and incorporated herein by reference).*

3.2	Bylaws of Wentworth II, Inc. (filed as an exhibit to the registration statement of Wentworth II, Inc. on Form SB-2, as filed with the SEC on December 12, 2001, and incorporated herein by reference).*

4.1	Form of Warrant to Purchase Common Stock issued by the registrant to certain investors, dated October 9, 2007.

4.2
Form of Warrant to Purchase Common Stock issued by the registrant to certain of the former shareholders of Omnia Luo Group Limited in exchange for their warrants to purchase ordinary shares of Omnia Luo Group Limited, dated October 9, 2007.

4.3	Form of Common Stock Placement Agent Warrant issued by the registrant to Keating Securities, LLC, dated October 9, 2007.

4.4	Form of Registration Rights Agreement by and among the registrant , investors and other stockholders signatory thereto, dated October 9, 2007.

4.5	Form of Lock-up Agreement among the registrant and certain stockholders, dated October 9, 2007.

10.1	Form of Securities Purchase Agreement by and among the registrant, and certain investors, dated October 9, 2007.

10.2
Form of Make Good Escrow Agreement by and among the registrant, Zheng Luo, Kong Amy Wai Man Ng, Keating Securities, LLC, as agent and Corporate Stock Transfer, Inc. as escrow agent, dated October 9, 2007.

10.3	First Amendment Agreement by and among the registrant, Omnia Luo Group Limited, Zheng Luo and JAIC-CROSBY Greater China Investment Fund Limited, dated as of October 4, 2007.

10.4	First Amendment Agreement by and among the registrant, Omnia Luo Group Limited, Zheng Luo and certain holders of Omnia Luo Group Limited preferred shares, dated as of October 4, 2007.

10.5	Agreement with Principal Shareholder, Chief Executive Officer and Director by and between the registrant and Zheng Luo, dated October 9, 2007.

10.6	Assignment and Assumption Agreement by and between Omnia Luo Group Limited and the registrant, dated October 9, 2007.

17.1	Resignation Letter from Kevin R. Keating to the registrant of his position on the Board of Directors of the registrant, dated October 9, 2007.

21	Subsidiaries of the registrant.

* Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wentworth II, Inc.

/s/ Zheng Luo
Chief Executive Officer

Date: October 15, 2007

EXHIBIT INDEX

Exhibit No.	Description

2.1
Share Exchange Agreement, dated October 9, 2007, among the registrant, certain stockholders of the registrant signatory thereto, Omnia Luo Group Limited, and the shareholders of Omnia Luo Group Limited.

3.1
Certificate of Incorporation of Wentworth II, Inc. as filed with the Secretary of State of Delaware (filed as an exhibit to the registration statement of Wentworth II, Inc. on Form SB-2, as filed with the SEC on December 12, 2001, and incorporated herein by reference).*

3.2	Bylaws of Wentworth II, Inc. (filed as an exhibit to the registration statement of Wentworth II, Inc. on Form SB-2, as filed with the SEC on December 12, 2001, and incorporated herein by reference).*

4.1	Form of Warrant to Purchase Common Stock issued by the registrant to certain investors, dated October 9, 2007.

4.2
Form of Warrant to Purchase Common Stock issued by the registrant to certain of the former shareholders of Omnia Luo Group Limited in exchange for their warrants to purchase ordinary shares of Luo Group Limited, dated October 9, 2007.

4.3	Form of Common Stock Placement Agent Warrant issued by the registrant to Keating Securities, LLC, dated October 9, 2007.

4.4	Form of Registration Rights Agreement by and among the registrant , investors and other stockholders signatory thereto, dated October 9, 2007.

4.5	Form of Lock-up Agreement among the registrant and certain stockholders, dated October 9, 2007.

10.1	Form of Securities Purchase Agreement by and among the registrant and certain investors, dated October 9, 2007.

10.2
Form of Make Good Escrow Agreement by and among the registrant, Zheng Luo, Kong Amy Wai Man Ng, Keating Securities, LLC, as agent and Corporate Stock Transfer, Inc. as escrow agent, dated October 9, 2007.

10.3	First Amendment Agreement by and among the registrant, Omnia Luo Group Limited, Zheng Luo and JAIC-CROSBY Greater China Investment Fund Limited, dated as of October 4, 2007.

10.4	First Amendment Agreement by and among the registrant, Omnia Luo Group Limited, Zheng Luo and certain holders of Omnia Luo Group Limited preferred shares, dated as of October 4, 2007.

10.5	Agreement with Principal Shareholder, Chief Executive Officer and Director by and between the registrant and Zheng Luo, dated October 9, 2007.

10.6	Assignment and Assumption Agreement by and between Omnia Luo Group Limited and the registrant, dated October 9, 2007.

17.1	Resignation Letter from Kevin R. Keating to the registrant of his position on the Board of Directors of the registrant, dated October 9, 2007.

21	Subsidiaries of the registrant.

* Incorporated by reference

Omnia Luo Group Limited

Consolidated Financial Statements

For the period from August 11, 2006
(date of inception) to December 31, 2006
(Stated in US dollars)

Omnia Luo Group Limited
Consolidated Financial Statements

For the period from August 11, 2006 (date of inception) to December 31, 2006

Report of Independent Registered Public Accounting Firm

To the Directors and Shareholders of
Omnia Luo Group Limited

We have audited the accompanying consolidated balance sheet of Omnia Luo Group Limited (the “Company”) and its subsidiary as of December 31, 2006, and the related consolidated statements of operations, shareholders’ equity and cash flows for the period from August 11, 2006 to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary as of December 31, 2006, and the consolidated results of their operations and their cash flows for the period from August 11, 2006 to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

PKF
Certified Public Accountants
Hong Kong, China
May 11, 2007

Omnia Luo Group Limited
Consolidated Statement of Operations
For the period from August 11, 2006 (date of inception) to December 31, 2006
(Stated in US Dollars)

Revenues - Note 2	$1,479,603
Cost of revenues	(788,050)

Gross profit	691,553

Expenses
General and administrative expenses	113,760
Depreciation	20
Selling and marketing expenses	93,537

207,317

Income from operations	484,236

Interest income	900
Finance costs - Note 3	(339)

Income before income taxes	484,797

Income taxes - Note 4	(78,114)

Net income	$406,683

Earnings per share : basic and diluted - Note 5	$8.13

Weighted average number of shares outstanding	50,000

See Notes to Consolidated Financial Statements

Omnia Luo Group Limited
Consolidated Balance Sheet
As of December 31, 2006
(Stated in US Dollars)

ASSETS
Current assets
Cash and cash equivalents	$83,456
Trade receivables - Note 6	74,703
Inventories - Note 7	33,853
Deposits and prepayments - Note 8	946,908

Total current assets	1,138,920
Property and equipment, net - Note 9	15,795

TOTAL ASSETS	$1,154,715

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Other payables and accrued expenses - Note 11	$503,738
Loans from shareholders - Note 12	104,351
Income tax payable	79,781

Total current liabilities	687,870

TOTAL LIABILITIES	687,870

COMMITMENTS - Note 13

SHAREHOLDERS’ EQUITY
Ordinary shares: par value of $1 per share Authorized 60,000 shares; issued and outstanding 50,000 shares	50,000
Preferred shares: par value of $1 per share Authorized 6,000 shares; none issued and outstanding	-
Statutory reserve - Note 14	44,265
Accumulated other comprehensive income - Note 15	10,162
Retained earnings	362,418

TOTAL SHAREHOLDERS’ EQUITY	466,845

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,154,715

See Notes to Consolidated Financial Statements

Omnia Luo Group Limited
Consolidated Statement of Cash Flows
For the period from August 11, 2006 (date of inception) to December 31, 2006
(Stated in US Dollars)

Cash flows from operating activities
Net income	$406,683
Adjustment to reconcile net income to net cash used in operating activities:
Depreciation	20
Changes in operating assets and liabilities:
Trade receivables	(73,142)
Inventories	(33,145)
Deposits and prepayments	(927,120)
Other payables and accrued expenses	491,632
Income tax payable	78,460

Net cash flows used in operating activities	(56,612)

Cash flows from investing activities
Acquisition of property and equipment	(15,484)

Net cash flows used in investing activities	(15,484)

Cash flows from financing activities
Proceeds from issuance of ordinary shares, net of expenses	50,000
Proceeds from loans from shareholders	104,229

Net cash flows provided by financing activities	154,229

Effect of foreign currency translation on cash and cash equivalents	1,323

Net increase in cash and cash equivalents and cash and cash equivalents at end of period	$83,456

Supplemental disclosures for cash flow information
Interest paid	$38
Income taxes paid	$-

Omnia Luo Group Limited
Consolidated Statement of Shareholders’ Equity
For the period from August 11, 2006 (date of inception) to December 31, 2006
(Stated in US Dollars)

				Accumulated
				other
	Ordinary shares		Statutory	comprehensive	Retained
	No. of shares	Amount	reserve	income	earnings	Total

Issuance of ordinary shares	50,000	$50,000	$-	$-	$-	$50,000

Comprehensive income
Net income	-	-	-	-	406,683	406,683
Foreign currency translation adjustments	-	-	-	10,162	-	10,162
Total comprehensive income						416,845

Appropriation to reserve	-	-	44,265	-	(44,265)	-

Balance, December 31, 2006	50,000	$50,000	$44,265	$10,162	$362,418	$466,845

See Notes to Consolidated Financial Statements

Omnia Luo Group Limited
Notes to Consolidated Financial Statements
As of December 31, 2006
(Stated in US Dollars)

1.	Organization and description of business

Omnia Luo Group Limited (the “Company”) was incorporated on August 11, 2006 in the British Virgin Islands (“BVI”). It has conducted no business and is a holding company whose only asset is a 100% equity interest in Shenzhen Oriental Fashion Co., Ltd. (“Oriental Fashion”). The Company and its subsidiary are collectively termed as the “Group” hereinafter.

Oriental Fashion was established on September 19, 2006 in the People’s Republic of China (the “PRC”) with a registered capital of US$125,000 (which are not divided into shares). It is engaged in the design, marketing, sale and distribution of women’s apparel under the brand names of “Omnialuo”, “Omnialo”, “歐柏秓羅” and “歐柏秓奴” in the PRC.

2.	Summary of significant accounting policies

Basis of presentation and consolidation

The accompanying consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

The consolidated financial statements include the accounts of the Company and its subsidiary. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes, provision for warranty and the estimation on useful lives of property, plant and equipment. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. As of December 31, 2006, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality. With respect to trade receivables, the Company extends credit based on an evaluation of the customer’s financial condition. The Company generally does not require collateral for trade receivables and maintains an allowance for doubtful accounts of trade receivables.

During the reporting period, no customers contributed 10% or more to the Company’s consolidated revenue.

Omnia Luo Group Limited
Notes to Consolidated Financial Statements
As of December 31, 2006
(Stated in US Dollars)

2.	Summary of significant accounting policies (Cont’d)

Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months. As of December 31, 2006, almost all the cash and cash equivalents were denominated in Renminbi (“RMB”) and were placed with banks in the PRC. They are not freely convertible into foreign currencies and the remittance of these funds out of the PRC is subject to exchange control restrictions imposed by the PRC government. The remaining insignificant balance of cash and cash equivalents were denominated in Hong Kong dollars (“HKD”).

Allowance of doubtful accounts

The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectibility of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance and the Company considers the historical level of credit losses and applies percentages to aged receivable categories. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers is to deteriorate, resulting in their inability to make payments, a larger allowance may be required.

Based on the above assessment, during the reporting period, the management establishes the general provisioning policy to make allowance equivalent to the aging of trade receivables as follows:

% of general
Trade receivables due:	provision

Within one year	0.3
After one year but within two years	20
After two years but within three years	50
Over three years	100

Bad debts are written off when identified. The Company extends unsecured credit to customers ranging from 30 to 45 days in the normal course of business. The Company does not accrue interest on trade receivables.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined on a first-in first-out basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition.

Omnia Luo Group Limited
Notes to Consolidated Financial Statements
As of December 31, 2006
(Stated in US Dollars)

2.	Summary of significant accounting policies (Cont’d)

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.

Depreciation is provided on a straight-line basis over the assets’ estimated useful lives. The principal depreciation rates are as follows :-

Annual rate

Leasehold improvement	10%
Office equipment and computers	20%

Maintenance or repairs are charged to expense as incurred. Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

Impairment of long-lived assets

Long-lived assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cashflows attributable to such assets. During the reporting period, the Company has not identified any indicators that would require testing for impairment.

Revenue recognition

Revenue is recognized when it is probable that the economic benefits will flow to the Company and when the revenue can be measured reliably, on the following basis :-

(i)
revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time of delivery and the sales price is fixed or determinable and collection is reasonably assured; and

(ii)	interest income is recognized on an accrual basis

Advertising and transportation expenses

Advertising and transportation expenses are charged to expense as incurred.

Advertising expenses amounting to $11,301 for the period ended December 31, 2006 were included in selling and marketing expenses.

Transportation expenses amounting to $1,395 for the period ended December 31, 2006 were included in selling and marketing expenses.

Omnia Luo Group Limited
Notes to Consolidated Financial Statements
As of December 31, 2006
(Stated in US Dollars)

2.	Summary of significant accounting policies (Cont’d)

Warranty

The Company maintains a policy of providing after sales services for all products by way of a warranty program. The Company did not maintain a warranty reserve as there was no record for any goods returned from customers during the period. However, the Company will periodically assess the estimation of its warranty liability and recognize the reserve when necessary based on the actual experience.

Income taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Off-balance sheet arrangements

The Company does not have any off-balance sheet arrangements.

Comprehensive income

The Company has adopted SFAS 130, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Components of comprehensive income include net income and foreign currency translation adjustments.

Foreign currency translation

The functional currency of the Company is HKD while that of its subsidiary is RMB. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

Omnia Luo Group Limited
Notes to Consolidated Financial Statements
As of December 31, 2006
(Stated in US Dollars)

2.	Summary of significant accounting policies (Cont’d)

Foreign currency translation (cont’d)

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and shareholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of shareholders’ equity. The exchange rates were RMB1 for $0.12825 and HKD1 for $0.12859 as of December 31, 2006. The average exchange rates for the period ended December 31, 2006 were RMB1 for $0.12557 and HKD1 for $0.12874. There is no significant fluctuation in exchange rate for the conversion of RMB and HKD to United State dollars after the balance sheet date.

Fair value of financial instruments

The carrying values of the Company’s financial instruments, including cash and cash equivalents, trade receivables, deposits and prepayments, other payables and loans from shareholders approximate their fair values due to the short-term maturity of such instruments.

It is management’s opinion that the Company is not exposed to significant interest, price or credit risks arising from these financial instruments.

In respect of foreign currency risk, the Company is not exposed to this risk as majority of its trading transactions are denominated in its functional currency.

Earnings per share

The Company reports basic earnings per share in accordance with SFAS No. 128, “Earnings Per Share”. Basic earnings per share is computed using the weighted average number of shares outstanding during the period presented. The weighted average number of shares of the Company represents the number of ordinary shares outstanding during the reporting period.

Recently issued accounting pronouncements

In February 2006, the FASB issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments” which amends SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” and SFAS No. 140 ”Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. SFAS No. 155 is effective for all financial instruments acquired, issued or subject to a remeasurement event occurring in fiscal years beginning after September 15, 2006. Earlier adoption is permitted, provided the Company has not yet issued financial statements for that fiscal year.

Omnia Luo Group Limited
Notes to Consolidated Financial Statements
As of December 31, 2006
(Stated in US Dollars)

2.	Summary of significant accounting policies (Cont’d)

Recently issued accounting pronouncements (cont’d)

In March 2006, the FASB released SFAS No. 156 “Accounting for Servicing of Financial Assets” to simplify accounting for separately recognized servicing assets and servicing liabilities. SFAS No. 156 amends SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 156 permits an entity to choose either the amortization method or the fair value measurement method for measuring each class of separately recognized servicing assets and servicing liabilities after they have been initially measured at fair value. SFAS No. 156 applies to all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006. SFAS No. 156 will be effective for the Company from the fiscal year beginning on January 1, 2007.

In July 2006, the FASB issued FIN 48 “Accounting for Uncertainty in Income Taxes.” This interpretation requires that the entity recognize in its financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of our 2007 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurement”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, except in some circumstances where the statement shall be applied retrospectively.

In September 2006, the FASB released SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans: an amendment of FASB Statements No. 87, 88, 106, and 132(R)” which requires an employer to recognize the over funded or under funded status of defined benefit and other postretirement plans as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through an adjustment to comprehensive income. The disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions with effective as of the end of the fiscal year ending after June 15, 2007.

Omnia Luo Group Limited
Notes to Consolidated Financial Statements
As of December 31, 2006
(Stated in US Dollars)

2.	Summary of significant accounting policies (Cont’d)

Recently issued accounting pronouncements (cont’d)

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115”. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with few exceptions. SFAS No. 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities. The requirements of SFAS No. 159 are effective for our fiscal year beginning January 1, 2008.

The Group does not anticipate the adoption of these standards will have a material impact on its consolidated financial statements.

3.	Finance costs

Interest expenses	$38
Bank charges and net exchange loss	301

$339

4.	Income taxes

The Company is not subject to income tax.

The Company’s subsidiary, Oriental Fashion, is subject to the PRC Enterprise Income Tax (“EIT”). Pursuant to the relevant PRC tax laws and regulations, the subsidiary enjoys a preferential income tax rate of 15% since it operates in Shenzhen Special Economic Zone of the PRC.

The provision of income taxes for the reporting period represents the EIT paid/payable by the subsidiary.

The effective income tax differs from the PRC EIT tax rate of 15% as follows:

Provision for income taxes at 15%	$72,720
Non-deductible items for tax	5,394

$78,114

The Company had no temporary differences as of December 31, 2006.

Omnia Luo Group Limited
Notes to Consolidated Financial Statements
As of December 31, 2006
(Stated in US Dollars)

5.	Earnings per share - basic and diluted

The basic and diluted earnings per share is calculated using the net income and the weighted average number of shares outstanding during the reporting period. The Company has no dilutive instruments and accordingly, the basic and diluted earnings per share are the same.

6.	Trade receivables

The majority of the Company’s sales is on open account terms. The Company evaluates the need of an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required. Based upon the aforementioned criteria, management has determined that no provision for uncollectible accounts was required as of December 31, 2006.

7.	Inventories

Finished goods	$33,853

The Company recorded no provision for obsolete inventories during the period ended December 31, 2006.

8.	Deposits and prepayments

Rental, utilities and other deposits	$19,362
Prepayments	21,803
Trade deposit - Note 8(a)	905,743

$946,908

Note :-

(a)
The Company’s subsidiary, Oriental Fashion entered into an agreement with Yin Hu Garments Limited Company (“Yin Hu”) to purchase from Yin Hu apparel and accessories amounting to $1,324,961. According to the agreement, the subsidiary paid an upfront deposit of $905,743 at the time of signing the agreement and the remaining balance of $419,218 would be settled on or before March 30, 2007. Yin Hu will deliver the apparel and accessories to Oriental Fashion in April 2007.

Yin Hu is deemed to have been under common control with the Company as a principal shareholder of the Company was also a principal shareholder of Yin Hu throughout the reporting period.

Omnia Luo Group Limited
Notes to Consolidated Financial Statements
As of December 31, 2006
(Stated in US Dollars)

9.	Property and equipment

Office equipment and computers	$1,203
Leasehold improvement	14,612

15,815
Accumulated depreciation	(20)

Property and equipment, net	$15,795

Depreciation for the period ended December 31, 2006 was $20. There was no disposal during the reporting period.

10.	Trademarks

The Company’s subsidiary, Oriental Fashion, currently owns or has the exclusive right to use four trademarks, namely “Omnialuo”, “Omnialo”, “歐柏秓羅” and “歐柏秓奴” which were registered in the PRC. These trademarks were transferred or exclusively licensed to the subsidiary from a founding shareholder of the Company for nil consideration during the period.

11.	Other payables and accrued expenses

Other payables	$260,663
Receipt in advance	192,583
Welfare payable - Note 11(a)	15,030
Other accruals	35,462

$503,738

Note :-

(a)
Welfare payable represents accrued staff medical, industry injury claims, labor and unemployment insurances, all of which are third parties insurance. The insurance premiums are based on certain percentage of salaries and the obligations of the Company are limited to those premiums contributed by the Company.

12.	Loans from shareholders

Certain shareholders extended loans to the Company, which are interest-free, unsecured and repayable on demand. The full original amount of these loans was outstanding as of December 31, 2006.

Omnia Luo Group Limited
Notes to Consolidated Financial Statements
As of December 31, 2006
(Stated in US Dollars)

13.	Commitments

Operating lease arrangement

As of December 31, 2006, the Group had a non-cancelable operating lease for its office and showrooms which will expire in 2013. The expected payments are as follows :-

In the year ending December 31 :-
2007	$42,310
2008	28,989
2009	30,439
2010	31,961
2011	33,559
More than 5 years	64,601

$231,859

Rental expenses under operating leases were $10,577 for the period ended December 31, 2006.

14.	Statutory reserve

The statutory reserve comprises statutory surplus reserve of the Company’s subsidiary. In accordance with the relevant laws and regulations of the PRC and the articles of association of Oriental Fashion, the subsidiary is required to appropriate 10% of its net income reported in the PRC statutory accounts, after offsetting any prior years’ losses, to the statutory surplus reserve. When the balance of such reserve reaches 50% of the registered capital of the subsidiary, any further appropriation is optional.

The statutory surplus reserve can be used to offset prior years’ losses, if any, and may be converted into registered capital, provided that the remaining balance of the reserve after such conversion is not less than 25% of the registered capital. The statutory surplus reserve is non-distributable.

15.	Accumulated other comprehensive income

The accumulated other comprehensive income consists of foreign currency translation adjustments only.

Omnia Luo Group Limited
Notes to Consolidated Financial Statements
As of December 31, 2006
(Stated in US Dollars)

16.	Defined contribution plan

The Company’s subsidiary has a defined contribution plan for all its qualified employees in the PRC. The Company’s subsidiary and its employees are each required to make contributions to the plan at the rates specified in the plan. The only obligation of the Company’s subsidiary with respect to retirement scheme is to make the required contributions under the plan. No forfeited contribution is available to reduce the contribution payable in future years. The defined contribution plan contributions were charged to the consolidated statement of operations. The Company’s subsidiary contributed $968 for the period ended December 31, 2006.

17.	Related party transactions

Apart from the transactions and information as disclosed elsewhere in the financial statements, the Company’s subsidiary, Oriental Fashion, purchased finished goods for $821,196 from Shenzhen Oumeng Industrial Co., Ltd. (“Oumeng”) during the reporting period. Certain of the Company’s principal shareholders were also principal shareholders of Oumeng throughout the reporting period and a director of Oriental Fashion, who is also the spouse of a principal Company’s shareholder and director of Oriental Fashion, managed part of the business of Oumeng during the reporting period. Therefore, Oumeng is deemed to have been under common control with the Company during the reporting period.

The Company believes the terms obtained and consideration paid in connection with the transactions described above were no less favorable than those that would have been obtained by the Company’s subsidiary in arm’s-length transactions with an unrelated party.

18.	Segment information

The Company operates in one business segment, which is the women’s apparel industry; and operates in one geographical segment, which is the PRC. Accordingly, no segment information is presented.

Omnia Luo Group Limited
Notes to Consolidated Financial Statements
As of December 31, 2006
(Stated in US Dollars)

19.	Subsequent event

Pursuant to the preferred stock purchase agreements dated as of December 15, 2006 and December 20, 2006 and shareholders agreements dated as of December 15, 2006, the Company issued an aggregate of 2,147 convertible preferred shares (the “Preferred Shares”) and detachable warrants to purchase such numbers of ordinary shares of the Company as may be purchased for an aggregate cash consideration of up to $365,940 (the “Warrants”) to a private venture capital investment fund (the “Lead Investor”) and several individual investors for a total cash investment of $729,980 which was consummated in January 2007 (the “Preferred Stock Financing”).

Each Preferred Share is convertible into the Company’s ordinary shares at any time, initially on a one-for-one basis, subject to “full-ratchet” adjustment for certain issuances of shares less than the applicable conversion price, and to adjustment for share splits, share dividends, subdivisions, or combinations. The conversion price of Preferred Shares held by the Lead Investor is also subject to (i) a “weighted-average” adjustment for certain issuances reflecting a pre-financing Company valuation of less than $28 million and to (ii) adjustment to yield an internal rate of return of 51% if the Qualified Listing and Qualified Offering occur more than 12 months after a “First Round Financing” and the then prevailing conversion price would not otherwise provide such internal rate of return.

Each Preferred Share is automatically converted upon the later to occur of a “Qualified Listing” and “Qualified Offering.” A “Qualified Listing” is defined as (a) a firmly committed underwritten public offering of the Company’s shares registered under the U.S. Securities Act, or (b) a firm commitment of a registered market-maker who shall undertake responsibilities for the quotation of the Company’s shares on the OTC Bulletin Board in the U.S. and/or other comparable over-the-counter market overseas, in both cases, representing at least 10% of the Company (post-offering) at an implied pre-offering valuation of at least $28,000,000. A “Qualified Offering” is defined as a public or private offering of the Company raising at least $3,000,000 following the First Round Financing. “First Round Financing” means the completion of issuance of up to 4,413 Preferred Shares pursuant to the agreements signed with investors not later than six weeks after the date of the December 2006 agreements based on a pre-money valuation of $17 million. The Preferred Stock Financing constituted a First Round Financing.

The Preferred Shares have certain preferential rights upon liquidation of the Company and certain preferential rights to dividends. The Preferred Shares held by the Lead Investor also have certain redemption rights.

Each of the Warrants issued in connection with the issuance of Preferred Shares is exercisable, at any time, commencing with the later to occur of a Qualified Listing and Qualified Offering, for a two-year period, in cash for the purchase of the Company’s ordinary shares, at a per share exercise price equal to the per share price paid pursuant to the next equity financing round of the Company following completion of the First Round Financing. The exercise price of the warrants is subject to adjustment for share subdivisions, share combinations or mergers or consolidations.

The Company reimbursed the Lead Investor for certain expenses incurred by it, in addition to its own costs in connection with this placement.

Omnia Luo Group Limited

Condensed Consolidated Financial Statements
For the three and six months ended June 30, 2007
(Stated in US dollars)

Omnia Luo Group Limited
Condensed Consolidated Financial Statements

For the three and six months ended June 30, 2007

Index to Condensed Consolidated Financial Statements

Pages

Condensed Consolidated Statements of Operations	1

Condensed Consolidated Balance Sheets	2

Condensed Consolidated Statement of Cash Flows	3

Notes to Condensed Consolidated Financial Statements	4 - 15

Omnia Luo Group Limited
Condensed Consolidated Statements of Operations
For the three and six months ended June 30, 2007
(Unaudited)
(Stated in US Dollars)

	Three months	Six months
	ended	ended
	June 30, 2007	June 30, 2007
	(Unaudited)	(Unaudited)

Revenues - Note 3	$1,887,415	$2,542,951
Cost of revenues	(819,041)	(1,095,844)

Gross profit	1,068,374	1,447,107

Expenses
General and administrative expenses	379,164	630,964
Depreciation	44,189	44,992
Selling and marketing expenses	210,103	262,054

	633,456	938,010

Income from operations	434,918	509,097
Interest income	446	980
Other income	76	15,589
Finance costs	(2,889)	(5,470)

Net income before preferred dividend	432,551	520,196

Preferred dividend	(10,950)	(20,075)

Net income applicable to ordinary shareholders	$421,601	$500,121

Earnings per ordinary share - Note 5

- Basic	$8.43	$10.00

- Diluted	$8.29	N/A

Weighted average number of ordinary shares outstanding

- Basic	50,000	50,000

- Diluted	52,147	N/A

See the accompanying notes to condensed consolidated financial statements

Omnia Luo Group Limited
Condensed Consolidated Balance Sheets
As of June 30, 2007 and December 31, 2006
(Stated in US Dollars)

	June 30,	December 31,
	2007	2006
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$96,893	$83,456
Trade receivables	298,999	74,703
Inventories - Note 7	1,995,092	33,853
Deposits and prepayments - Note 8	490,711	946,908

Total current assets	2,881,695	1,138,920
Property and equipment, net - Note 9	463,342	15,795

TOTAL ASSETS	$3,345,037	$1,154,715

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Trade payables	$426,134	$-
Other payables and accrued expenses - Note 11	981,934	503,738
Loans from shareholders - Note 12	103,791	104,351
Income tax payable	81,803	79,781

Total current liabilities	1,593,662	687,870

TOTAL LIABILITIES	1,593,662	687,870

COMMITMENTS - Note 13

Redeemable convertible preferred shares - Note 14	500,140	-

SHAREHOLDERS’ EQUITY
Ordinary shares: par value of $1 per share
Authorized 60,000 shares; issued and outstanding 50,000
shares for 2007 and 2006	50,000	50,000
Preferred shares: par value of $1 per share - Note 14	676	-
Additional paid-in capital	229,164	-
Statutory reserve	106,740	44,265
Accumulated other comprehensive income	44,516	10,162
Retained earnings	820,139	362,418

TOTAL SHAREHOLDERS’ EQUITY	1,251,235	466,845

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,345,037	$1,154,715

See the accompanying notes to condensed consolidated financial statements

Omnia Luo Group Limited
Condensed Consolidated Statement of Cash Flows
For the six months ended June 30, 2007
(Unaudited)
(Stated in US Dollars)

Six months
ended
June 30, 2007
(Unaudited)

Cash flows from operating activities
Net income	$520,196
Adjustment to reconcile net income to net
cash used in operating activities:
Depreciation	44,992
Changes in operating assets and liabilities:
Trade receivables	(218,695)
Inventories	(1,939,728)
Deposits and prepayments	478,160
Trade payables	422,548
Other payables and accrued expenses	461,484

Net cash flows used in operating activities	(231,043)

Cash flows from investing activities
Acquisition of property and equipment	(487,975)

Net cash flows used in investing activities	(487,975)

Cash flows from financing activities
Proceeds from issuance of preferred shares, net of expenses	729,980

Net cash flows provided by financing activities	729,980

Effect of foreign currency translation on cash and cash equivalents	2,475

Net increase in cash and cash equivalents	13,437

Cash and cash equivalents - beginning of period	83,456

Cash and cash equivalents - end of period	$96,893

Supplemental disclosures for cash flow information
Interest paid	$-
Income taxes paid	$-

See the accompanying notes to condensed consolidated financial statements

Omnia Luo Group Limited
Notes to Condensed Consolidated Financial Statements
For the three and six months ended June 30, 2007
(Unaudited)
(Stated in US Dollars)

1.	Organization and description of business

Omnia Luo Group Limited (the “Company”) was incorporated on August 11, 2006 in the British Virgin Islands (“BVI”). It has conducted no business and is a holding company whose only asset is a 100% equity interest in Shenzhen Oriental Fashion Co., Ltd. (“Oriental Fashion”). The Company and its subsidiary are collectively termed as the “Group” hereinafter.

Oriental Fashion was established on September 19, 2006 in the People’s Republic of China (the “PRC”). It is engaged in the design, marketing, manufacture, sale and distribution of women’s apparel under the brand names of “Omnialuo”, “Omnialo”, “歐栢秓奴” and “歐栢秓羅” in the PRC.

2.	Basis of presentation

The accompanying condensed consolidated financial statements of the Company and its subsidiary have been prepared in accordance with generally accepted accounting principles in the United States of America for interim consolidated financial information. Accordingly, they do not include all the information and notes necessary for comprehensive consolidated financial statements.

In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the six-month period have been made. Results for the interim period presented are not necessarily indicative of the results that might be expected for the entire fiscal year.

3.	Summary of significant accounting policies

Principles of consolidation

The condensed consolidated financial statements include the accounts of the Company and its subsidiary. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes, provision for warranty and the estimation on useful lives of property, plant and equipment. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Omnia Luo Group Limited
Notes to Condensed Consolidated Financial Statements
For the three and six months ended June 30, 2007
(Unaudited)
(Stated in US Dollars)

3.	Summary of significant accounting policies (Cont’d)

Allowance of doubtful accounts

The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectibility of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance and the Company considers the historical level of credit losses and applies percentages to aged receivable categories. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers is to deteriorate, resulting in their inability to make payments, a larger allowance may be required.

Bad debts are written off when identified. The Company extends unsecured credit to customers ranging from 30 days to 45 days in the normal course of business. The Company does not accrue interest on trade receivables.

Management has determined that no provision for uncollectible accounts was required as of June 30, 2007.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined on a first-in first-out basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.

Depreciation is provided to write off the cost of the assets to the estimated residual value on a straight-line basis over their estimated useful lives. The principal annual rates are as follows :-

Annual rate

Leasehold improvement	20%
Office equipment and computers	20%
Machinery	20%

Maintenance or repairs are charged to expense as incurred. Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

Stock-based compensation

The Company adopted SFAS No. 123R “Share-Based Payment” using the modified prospective method. Under SFAS 123R, equity instruments issued to service providers for their services are measured at the grant-date fair value and recognized in the statement of operations over the vesting period.

Omnia Luo Group Limited
Notes to Condensed Consolidated Financial Statements
For the three and six months ended June 30, 2007
(Unaudited)
(Stated in US Dollars)

3.	Summary of significant accounting policies (Cont’d)

Revenue recognition

Revenue is recognized when it is probable that the economic benefits will flow to the Company and when the revenue can be measured reliably, on the following basis :-

(i)
revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time of delivery and the sales price is fixed or determinable and collection is reasonably assured; and

(ii)	interest income is recognized on an accrual basis.

Warranty

The Company maintains a policy of providing after sales services for all products by way of a warranty program. The Company did not maintain a warranty reserve as there was no record for any goods returned from customers during the period. However, the Company will periodically assess the estimation of its warranty liability and recognize the reserve when necessary based on the actual experience.

Income taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Earnings per share

The Company reports basic earnings per share in accordance with SFAS No. 128, “Earnings Per Share”. Basic earnings per share is computed using the weighted average number of shares outstanding during the period presented. The weighted average number of shares of the Company represents the ordinary shares outstanding during the reporting period.

Omnia Luo Group Limited
Notes to Condensed Consolidated Financial Statements
For the three and six months ended June 30, 2007
(Unaudited)
(Stated in US Dollars)

3.	Summary of significant accounting policies (Cont’d)

Recently issued accounting pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109” (FIN 48) which provides clarification related to the process associated with accounting for uncertain tax positions recognized in consolidated financial statements. FIN 48 is effective for the Company from its fiscal year beginning on January 1, 2007. The adoption of this statement did not have a material effect on the Company’s reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurement”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, except in some circumstances where the statement shall be applied retrospectively. The Company does not anticipate the adoption of SFAS No. 157 will have a material impact on its reported financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS No. 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company does not anticipate the adoption of SFAS No. 159 will have a material impact on its reported financial position or results of operations.

4.	Income taxes

The Company is not subject to income tax.

The Company’s subsidiary, Oriental Fashion, is subject to the PRC Enterprise Income Tax (“EIT”). Pursuant to the relevant PRC tax laws and regulations, the subsidiary enjoys a preferential income tax rate of 15% since it operates in Shenzhen Special Economic Zone of the PRC.

In April 2007, the subsidiary obtained approval from the PRC government that its principal activities be amended to include manufacture of apparels. As the subsidiary becomes a wholly foreign owned enterprise engaged in manufacture industry, it is entitled to a tax exemption from EIT for 2 years from its first profit-making year, followed by a 50% reduction in EIT rate for the following 3 years. No provision for income tax has therefore been made for the current reporting period.

Omnia Luo Group Limited
Notes to Condensed Consolidated Financial Statements
For the three and six months ended June 30, 2007
(Unaudited)
(Stated in US Dollars)

5.	Earnings per share

The calculation of basic earnings per share is based on the net income applicable to ordinary shareholders for the three and six months ended June 30, 2007 of $421,601 and $500,121 respectively and the weighted average number of ordinary shares issued and outstanding during the three and six months ended June 30, 2007 of 50,000.

The calculation of diluted earnings per share for the three months ended June 30, 2007 is based on the net income applicable to ordinary shareholders for the period of $421,601 after adjusting for preferred dividend of $10,950 and the weighted average number of ordinary shares issued and outstanding during the three months ended June 30, 2007 of 50,000 after adjusting for the number of dilutive ordinary shares of 2,147. Detachable ordinary share warrants have been excluded from the computation of diluted earnings per share as they were non-dilutive.

Dilutive earnings per share for the six months ended June 30, 2007 was not presented as the preferred shares and detachable ordinary share warrants were non-dilutive.

6.	Comprehensive income

	Three months	Six months
	ended	ended
	June 30, 2007	June 30, 2007
	(Unaudited)	(Unaudited)

Net income	$432,551	$520,196
Foreign currency translation adjustments	24,776	34,354

Total comprehensive income	$457,327	$554,550

7.	Inventories

	June 30,	December 31,
	2007	2006
	(Unaudited)	(Audited)

Finished goods	$1,995,092	$33,853

Omnia Luo Group Limited
Notes to Condensed Consolidated Financial Statements
For the three and six months ended June 30, 2007
(Unaudited)
(Stated in US Dollars)

8.	Deposits and prepayments

	June 30,	December 31,
	2007	2006
	(Unaudited)	(Audited)

Rental, utilities and other deposits	$35,967	$19,362
Prepayments	71,508	21,803
Trade deposit - Note 8(a)	383,236	905,743

	$490,711	$946,908
Note :-

(a)
In 2006, the Company’s subsidiary, Oriental Fashion, entered into an agreement with Yin Hu Garments Limited Company (“Yin Hu”) to purchase from Yin Hu apparel and accessories amounting to $1,337,875. According to the agreement, the subsidiary paid an upfront deposit of $914,570 at the time of signing the agreement and the remaining balance of $423,305 would be settled on or before March 30, 2007. Yin Hu was to deliver the apparel and accessories to Oriental Fashion in April 2007.

Oriental Fashion paid $278,709 and $144,596 during the first and second quarter of 2007 respectively. Yin Hu had also delivered apparel and accessories costing $954,639 to Oriental Fashion before June 30, 2007 and the remaining goods will be delivered in August 2007.

As a principal shareholder of the Company was also a principal shareholder of Yin Hu during part of the reporting period, Yin Hu is deemed to have been under common control with the Company. The Company believes the terms obtained and consideration paid in connection with this transaction were no less favorable than those that would have been obtained by Oriental Fashion in arm’s-length transactions with an unrelated party.

9.	Property and equipment

	June 30,	December 31,
	2007	2006
	(Unaudited)	(Audited)

Office equipment and computers	$57,362	$1,203
Machinery	13,864	-
Leasehold improvement	437,517	14,612

	508,743	15,815
Accumulated depreciation	(45,401)	(20)

Property and equipment, net	$463,342	$15,795

Omnia Luo Group Limited
Notes to Condensed Consolidated Financial Statements
For the three and six months ended June 30, 2007
(Unaudited)
(Stated in US Dollars)

10.	Trademarks

The Company’s subsidiary, Oriental Fashion, currently owns or has the exclusive right to use four trademarks, namely “Omnialuo”, “Omnialo”, “歐栢秓奴” and “歐栢秓羅” which were registered in the PRC. These trademarks were transferred or exclusively licensed to the subsidiary from a founding shareholder of the Company for nil consideration during 2006.

11.	Other payables and accrued expenses

	June 30,	December 31,
	2007	2006
	(Unaudited)	(Audited)

Other payables	$357,336	$260,663
Receipt in advance	523,822	192,583
Welfare payable	15,411	15,030
Other accruals	85,365	35,462

	$981,934	$503,738

12.	Loans from shareholders

The loans from shareholders are interest-free, unsecured and repayable on demand. The full original amount of these loans was outstanding as of June 30, 2007.

13.	Commitments

Operating lease arrangement

The Company leases office premises and showrooms under various non-cancelable operating lease agreements that expire at various dates through years 2007 to 2013. All leases are on fixed rental basis and none of them include contingent rentals. Minimum future commitments payable under these agreements as of June 30, 2007 was $676,829.

Omnia Luo Group Limited
Notes to Condensed Consolidated Financial Statements
For the three and six months ended June 30, 2007
(Unaudited)
(Stated in US Dollars)

14.	Preferred shares

Authorized: 6,000 shares of $1 par value per share

Issued and outstanding :-	Redeemable		Not redeemable
	No. of		No. of
	shares	Amount	shares	Amount

As of January 1, 2007	-	$-	-	$-
Issuance of shares - Note 14(a)	1,471	500,140	676	676

As of June 30, 2007	1,471	$500,140	676	$676

Notes :-

(a)
Pursuant to the preferred stock purchase agreements dated as of December 15, 2006 and December 20, 2006 and shareholders’ agreement dated as of December 15, 2006, the Company issued an aggregate of 2,147 convertible preferred shares (the “Preferred Shares”) and detachable warrants to purchase such numbers of ordinary shares of the Company as may be purchased for an aggregate cash consideration of up to $365,940 (the “Warrants”) to a private venture capital investment fund (the “Lead Investor”) and several individual investors for a total cash investment of $729,980 (the “Preferred Stock Financing”).

Each Preferred Share is convertible into the Company’s ordinary shares at any time, initially on a one-for-one basis, subject to “full-ratchet” adjustment for certain issuances of shares less than the applicable conversion price, and to adjustment for share splits, share dividends, subdivisions, or combinations. The conversion price of Preferred Shares held by the Lead Investor is also subject to (i) a “weighted-average” adjustment for certain issuances reflecting a pre-financing Company valuation of less than $28 million and to (ii) adjustment to yield an internal rate of return of 51% if the Qualified Listing and Qualified Offering occur more than 12 months after a “First Round Financing” and the then prevailing conversion price would not otherwise provide such internal rate of return.

Each Preferred Share is automatically converted upon the later to occur of a “Qualified Listing” and “Qualified Offering.” A “Qualified Listing” is defined as (a) a firmly committed underwritten public offering of the Company’s shares registered under the U.S. Securities Act, or (b) a firm commitment of a registered market-maker who shall undertake responsibilities for the quotation of the Company’s shares on the OTC Bulletin Board in the U.S. and/or other comparable over-the-counter market overseas, in both cases, representing at least 10% of the Company (post-offering) at an implied pre-offering valuation of at least $28,000,000. A “Qualified Offering” is defined as a public or private offering of the Company raising at least $3,000,000 following the First Round Financing. “First Round Financing” means the completion of issuance of up to 4,413 Preferred Shares pursuant to the agreements signed with investors not later than six weeks after the date of the December 2006 agreements based on a pre-money valuation of $17 million. The Preferred Stock Financing constituted a First Round Financing.

Omnia Luo Group Limited
Notes to Condensed Consolidated Financial Statements
For the three and six months ended June 30, 2007
(Unaudited)
(Stated in US Dollars)

14. Preferred shares (Cont’d)

Notes :-

Each of the Warrants issued in connection with the issuance of Preferred Shares is exercisable, at any time, commencing with the later to occur of a Qualified Listing and Qualified Offering, for a two-year period, in cash for the purchase of the Company’s ordinary shares, at a per share exercise price equal to the per share price paid pursuant to the next equity financing round of the Company following completion of the First Round Financing. The exercise price of the warrants is subject to adjustment for share subdivisions, share combinations or mergers or consolidations.

(b)
The Company determined the fair value of the Warrants using the Black-Scholes option pricing model with the following assumptions: no dividend yield; weighted average risk free rate of 4.5%; volatility of 7% and a contractual life of 2 years. The fair value calculated approximated zero.

(c)
The Company recorded the proceeds from the Lead Investor ($500,140) for the redeemable Preferred Shares as mezzanine equity. The proceeds from other individual investors over the par value of the related Preferred Shares issued ($229,164) are recorded in additional paid-in capital.

(d)
The Company calculated the intrinsic value of the beneficial conversion feature embedded in the Preferred Shares pursuant to the guidance in EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments” and concluded the value to be zero.

(e)	Apart from the information disclosed in note 14(a) above, the other material terms of the Preferred Shares are summarized below :-

Voting: Each Preferred Share carries a number of votes equal to the number of ordinary shares then issuable upon its conversion into ordinary shares at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

Dividends: The preferred share is cumulative and carries dividends at 6% per annum, provided that no dividends are cumulative or payable should there be a “Qualified Exit” before any dividends are declared and issued. A “Qualified Exit” includes a Qualified Listing which is also a Qualified Offering, a Qualified Listing which has been preceded by or which is followed by a Qualified Offering, and certain other liquidity events.

(f)	As of June 30, 2007, the cumulative unpaid dividend on the preferred shares was $20,075.

Omnia Luo Group Limited
Notes to Condensed Consolidated Financial Statements
For the three and six months ended June 30, 2007
(Unaudited)
(Stated in US Dollars)

15.	Defined contribution plan

The Company’s subsidiary participates in a defined contribution plan for all its qualified employees in the PRC. The Company’s subsidiary and its employees are each required to make contributions to the plan at the rates specified in the plan. The only obligation of the Company’s subsidiary with respect to retirement scheme is to make the required contributions under the plan. No forfeited contribution is available to reduce the contribution payable in future years. The defined contribution plan contributions were charged to the consolidated statement of operations. The Company’s subsidiary contributed $3,733 and $9,144 during the three and six months ended June 30, 2007 respectively.

16.	Related party transactions

Apart from the transactions and information as disclosed elsewhere in the financial statements, the Company’s subsidiary, Oriental Fashion, purchased finished goods for $470,334 and $791,407 from Shenzhen Oumeng Industrial Co., Ltd. (“Oumeng”) during the three and six months ended June 30, 2007 respectively. Certain of the Company’s principal shareholders were also principal shareholders of Oumeng during part of the reporting period and a director of Oriental Fashion, who is also the spouse of a principal Company shareholder and director of Oriental Fashion, managed part of the business of Oumeng during the reporting period. Therefore, Oumeng is deemed to have been under common control with the Company during the reporting period.

The Company believes the terms obtained and consideration paid in connection with the transactions described above were no less favorable than those that would have been obtained by the Company’s subsidiary in arm’s-length transactions with an unrelated party.

Omnia Luo Group Limited
Notes to Condensed Consolidated Financial Statements
For the three and six months ended June 30, 2007
(Unaudited)
(Stated in US Dollars)

17.	Segment information

The Company operates in the women’s apparel industry. Revenues for the current reporting period consist of sales by Company-operated retail shops and sales to distributors. Information for the two segments is disclosed as below :-

	Retail sales		Sales to distributors		Total
	Three months	Six months	Three months	Six months	Three months	Six months
	ended	ended	ended	ended	ended	ended
	June 30, 2007	June 30, 2007	June 30, 2007	June 30, 2007	June 30, 2007	June 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$350,315	$494,658	$1,537,100	$2,048,293	$1,887,415	$2,542,951
Segment profit	$49,624	$78,879	$410,773	$591,301	$460,397	$670,180

	June 30,	December 31,	June 30,	December 31,	June 30,	December 31,
	2007	2006	2007	2006	2007	2006
	(Unaudited)	(Audited)	(Unaudited)	(Audited)	(Unaudited)	(Audited)

Segment assets	$794,042	$-	$2,550,995	$1,154,715	$3,345,037	$1,154,715

For the period ended December 31, 2006, all of the Company’s consolidated revenue consisted of sales to distributors. The Company did not operate its own retail shops yet.

Omnia Luo Group Limited
Notes to Condensed Consolidated Financial Statements
For the three and six months ended June 30, 2007
(Unaudited)
(Stated in US Dollars)

17.	Segment information (Cont’d)

A reconciliation is provided for unallocated amounts relating to corporate operations which is not included in the segment information :-

	Three months	Six months
	ended	ended
	June 30, 2007	June 30, 2007
	(Unaudited)	(Unaudited)

Total consolidated revenues	$1,887,415	$2,542,951

Total profit for reportable segments	$460,397	$670,180
Unallocated amounts relating to operations
Other income	161	496
General and administrative expenses	(28,007)	(150,480)

Net income	$432,551	$520,196

All of the Company’s long-lived assets and customers are located in the PRC. Accordingly, no geographic information is presented.

Wentworth II, Inc.

Pro Forma Condensed
Combined Financial Statements
June 30, 2007 (unaudited)

Wentworth II, Inc.

Index to Pro Forma Condensed Combined Financial Statements

Page

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements	1

Unaudited Pro Forma Condensed Combined Balance Sheet	2

Unaudited Pro Forma Condensed Combined Statements of Operations	3 - 4

Notes to Unaudited Pro Forma Condensed Combined Financial Statements	5

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of our acquisition of Omnia Luo Group Limited (“Omnia Luo”) (the “Exchange Transaction”) and the purchase by certain investors of shares of our common stock (the “Financing”) on our historical financial position and our results of operations. We have derived our historical financial data for the year ended December 31, 2006 and the six months ended June 30, 2007 from our audited financial statements for the year ended December 31, 2006 and unaudited condensed interim financial statements for the six months ended June 30, 2007 previously filed in our reports with the Securities and Exchange Commission. We have derived the historical financial position of Omnia Luo for the period from August 11, 2006 (date of inception) to December 31, 2006 and the six months ended June 30, 2007 from Omnia Luo’s audited financial statements for the period ended December 31, 2006 and unaudited condensed interim financial statements for the six months ended June 30, 2007. Omnia Luo’s audited financial statements for the period ended December 31, 2006 and unaudited condensed interim financial statements for the six months ended June 30, 2007 are included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and for the six months ended June 30, 2007 assume that the Exchange Transaction and Financing were consummated on January 1, 2006. The unaudited pro forma condensed combined balance sheet as of June 30, 2007 assumes the Exchange Transaction and Financing were consummated on that date. The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what our financial position or results of operations would have been had the Exchange Transaction and Financing occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the Exchange Transaction and Financing.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of us and Omnia Luo.

Wentworth II, Inc.
Pro forma condensed combined balance sheet
As of June 30, 2007 (Unaudited)
(Stated in US Dollars)

	Wentworth	Omnia Luo
	As of June 30,	As of June 30,	Pro Forma		Pro Forma
	2007	2007	Adjustments	[1]	Combined Total
ASSETS
Current assets
Cash and cash equivalents	$48,927	$96,893	4,940,135	[4]	$5,085,955
Restricted cash	-	-	470,000	[4]	470,000
Trade receivables	-	298,999	-		298,999
Inventories	-	1,995,092	-		1,995,092
Deposits and prepayments	2,500	490,711	30,000	[4]	523,211

Total current assets	51,427	2,881,695	5,440,135		8,373,257
Plant and equipment, net	-	463,342	-		463,342

TOTAL ASSETS	$51,427	$3,345,037	$5,440,135		$8,836,599

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Trade payables	$829	$426,134	$-		$426,963
Other payables and accrued expenses	3,075	981,934	-		985,009
Loan from shareholders	-	103,791	-		103,791
Income tax payable	-	81,803	-		81,803

Total current liabilities	3,904	1,593,662	-		1,597,566

TOTAL LIABILITIES	3,904	1,593,662	-		1,597,566

COMMITMENTS AND CONTINGENCIES

REDEEMABLE CONVERTIBLE PREFERRED SHARES	-	500,140	(500,140	) [2]	-

STOCKHOLDERS’ EQUITY
			118,000	[2]
			1,800	[3]
Common stock/Ordinary shares	10,000	50,000	49,200	[4]	229,000
Preferred shares	-	676	(676	) [2]	-
Treasury stock	(600)	-	-		(600)
			217,389	[2]
			88,200	[3]
			5,540,935	[4]
Additional paid-in capital	203,550	229,164	-	[5]	6,279,238
Statutory reserves	-	106,740	-		106,740
Accumulated other comprehensive income	-	44,516	-		44,516
			165,427	[2]
			(90,000	) [3]
(Accumulated deficit) Retained earnings	(165,427)	820,139	(150,000	) [4]	580,139

TOTAL STOCKHOLDERS’ EQUITY	47,523	1,251,235	5,940,275	*	7,239,033

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,427	$3,345,037	$5,440,135		$8,836,599

* Increase to equity:
Issuance of shares from the Financing			$5,440,135
Conversion of Omnia Luo’s preferred shares and warrants into common stock and warrants of Wentworth			500,140
			$5,940,275

See accompanying notes to these financial statements.

Wentworth II, Inc.
Pro forma condensed combined statement of operations
For the year ended December 31, 2006 (Unaudited)
(Stated in US Dollars)

		Omnia Luo
		From
		August 11,
	Wentworth	2006 (date of
	Year ended	inception) to			Pro Forma
	December 31,	December 31,	Pro Forma		Combined
	2006	2006	Adjustments	[1]	Total

Revenues	$-	$1,479,603	$-		$1,479,603
Cost of revenues	-	(788,050)	-		(788,050)

Gross profit	-	691,553	-		691,553
			(90,000	) [3]
General and administrative expenses	(74,084)	(113,760)	(150,000	) [4]	(427,844)
Depreciation	-	(20)	-		(20)
Selling and marketing expenses	-	(93,537)	-		(93,537)

Income (loss) from operations	(74,084)	484,236	(240,000)		170,152
Interest income	-	900	-		900
Finance costs	(1,536)	(339)	-		(1,875)

Income (loss) before income taxes	(75,620)	484,797	(240,000)		169,177
Income taxes	-	(78,114)	-		(78,114)

Net income (loss)	$(75,620)	$406,683	$(240,000)		$91,063

Earnings (loss) per common share
Basic	$(0.18)	$8.13			$0.00

Dilutive	N/A	N/A			$0.00

Weighted average shares outstanding
Basic	421,479	50,000		[7]	22,840,000

Dilutive	N/A	N/A		[7]	28,544,752

See accompanying notes to these financial statements.

Wentworth II, Inc.
Pro forma condensed combined statement of operations
For the six months ended June 30, 2007 (Unaudited)
(Stated in US Dollars)

	Wentworth	Omnia Luo
	Six months	Six months
	ended	ended			Pro Forma
	June 30,	June 30,	Pro Forma		Combined
	2007	2007	Adjustments	[1]	Total

Revenues	$-	$2,542,951	$-		$2,542,951
Cost of revenues	-	(1,095,844)	-		(1,095,844)

Gross profit	-	1,447,107	-		1,447,107
General and administrative expenses	(83,376)	(630,964)	-		(714,340)
Depreciation	-	(44,992)	-		(44,992)
Selling and marketing expenses	-	(262,054)	-		(262,054)

Income (loss) from operations	(83,376)	509,097	-		425,721
Interest income	1,571	980	-		2,551
Other income	-	15,589	-		15,589
Finance costs	-	(5,470)	-		(5,470)

Net income (loss) before preferred dividend	(81,805)	520,196	-		438,391
Preferred dividend	-	(20,075)	20,075	[6]	-

Net income (loss) applicable to common/ordinary stockholders	$(81,805)	$500,121	$20,275		$438,391

Earnings (loss) per common/ordinary share
Basic	$(0.09)	$10.00			$0.02

Dilutive	N/A	N/A			$0.02

Weighted average shares outstanding
Basic	875,912	50,000		[7]	22,840,000

Dilutive	N/A	N/A		[7]	28,544,752

See accompanying notes to these financial statements.

Wentworth II, Inc.
Notes to pro forma condensed combined financial statements
June 30, 2007 (Unaudited)
(Stated in US Dollars)

[1]
The Exchange Transaction is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, Wentworth (the legal acquirer) is considered the accounting acquiree and Omnia Luo (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will in substance be those of Omnia Luo, with the assets and liabilities, and revenues and expenses, of Wentworth being included effective from the date of consummation of the Exchange Transaction. Wentworth is deemed to be a continuation of the business of Omnia Luo. The outstanding stock of Wentworth prior to the Exchange Transaction will be accounted for at their net book value and no goodwill will be recognized.

[2]	To recapitalize for the Exchange Transaction.

[3]	To record the value of shares issued of 180,000 shares of Wentworth's common stock as consultancy fee in relation to the Exchange Transaction.

[4]
To record the issuance of 4,920,000 shares of Wentworth's common stock, and expenses and disbursements in relation to the Financing and the reverse merger fee of $150,000 paid in relation to the Exchange Transaction.

[5]	To record placement agent warrant compensation for the Financing.

[6]	To reverse the preferred dividend.

[7]
The pro forma statements assume the transactions occurred at the beginning of the period presented; weighted average number of shares therefore equals number of shares outstanding at the end of the completion of the transactions.

Previously existing number of shares of Wentworth	940,000
Exchange Transaction	16,800,000
Shares issued as consulting fee in relation to the Exchange Transaction	180,000
Issuance of common stock in relation to the Financing	4,920,000

Basic weighted average number of shares	22,840,000

Basic total, post Exchange Transaction and Financing	22,840,000
Warrants issued to investors in connection with the Financing	4,920,000
Warrants issued to placement agent	492,000
Warrants issued to Omnia Luo’s bridge investors	292,752

Diluted weighted average number of shares	28,544,752